Exhibit 10.1
AMENDMENT NO. 3
dated as of February 22, 2021
to
CREDIT AGREEMENT
Dated as of December 23, 2016
THIS AMENDMENT NO. 3 (“Amendment”), dated as of February 22, 2021 (the “Effective Date”), is entered into by and among MYRIAD GENETICS, INC., a Delaware corporation (the “Borrower”), the Lenders party hereto, and JPMORGAN CHASE BANK, N.A., as Administrative Agent (the “Administrative Agent”). Each capitalized term used herein and not defined herein shall have the meaning ascribed thereto in the Credit Agreement, dated as of December 23, 2016 (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”), by and among the Borrower, the Lenders from time to time party thereto, and the Administrative Agent.
WHEREAS, the Borrower has requested that the Lenders and the Administrative Agent agree to make certain modifications to the Credit Agreement; and
WHEREAS, the Borrower, the Lenders and the Administrative Agent have so agreed on the terms and conditions set forth herein;
NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Lenders and the Administrative Agent hereby agree as follows.
1.Amendments to the Credit Agreement. Effective as of the Effective Date, but subject to the satisfaction of the conditions precedent set forth in Section 2 below, the Credit Agreement (is hereby amended to delete the stricken text (indicated textually in the same manner as the following example: ~~stricken text~~) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the amended Credit Agreement attached hereto as Exhibit A.
2.Conditions of Effectiveness. The effectiveness of this Amendment is subject to the following conditions precedent:
(a)    the Administrative Agent shall have received counterparts of this Amendment duly executed by the Borrower, the Lenders required to execute this Amendment in order to give effect hereto, and the Administrative Agent;
(b)    the Administrative Agent shall have received a Reaffirmation of Loan Documents in form and substance reasonably satisfactory to the Administrative Agent;
(c)    the Administrative Agent shall have received payment of all reasonable and documented out-of-pocket fees and expenses (including reasonable and documented out-of-pocket fees and expenses of counsel for the Administrative Agent for which an invoice has been presented at least one (1) Business Day prior to the Effective Date) due and payable in connection with this Amendment; and
(d)    (i) the Administrative Agent shall have received, at least two (2) Business Days prior to the Effective Date, all documentation and other information regarding any Loan Party required in connection with applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act; provided, that the Administrative Agent shall have requested such information in writing at least five (5) Business Days prior to the Effective Date, and (ii) each Lender shall have received, at least two (2) Business Days prior to the Effective Date, a Beneficial Ownership Certification in relation to each Loan Party that qualifies as a “legal entity customer” under the Beneficial Ownership Regulation; provided, that such Lender shall have requested, in a written notice to the Borrower at least five (5) Business Days prior to the Effective Date, such Beneficial Ownership Certification; provided further, that, upon the execution and delivery by such Lender of its signature page to this Amendment, the conditions set forth in this clause (ii) shall be deemed to be satisfied).
3.Representations and Warranties of the Borrower. The Borrower hereby represents and warrants as follows:
(a)This Amendment and the Credit Agreement, as amended hereby, constitute legal, valid and binding obligations of the Borrower and are enforceable against the Borrower in accordance with their terms.
(b)As of the date hereof immediately after giving effect to the terms of this Amendment, (i) no Default or Event of Default shall have occurred and be continuing and (ii) the representations and warranties of the Borrower set forth in the Credit Agreement, as amended hereby, are true and correct in all material respects (or in all respects if the applicable representation and warranty is qualified by materiality or Material Adverse Effect), except to the extent that such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (or in all respects if the applicable representation and warranty is qualified by materiality or Material Adverse Effect) as of such earlier date.
(c)The Borrower has the corporate power and authority to execute, deliver and perform its obligations hereunder and to consummate the transactions contemplated hereby, and all such action has been duly authorized by all necessary corporate proceedings on its part or on its behalf.
4.Reference to and Effect on the Credit Agreement.
(a)Upon the effectiveness of this Amendment, on and after the date hereof, each reference in the Credit Agreement to “this Agreement,” “hereunder,” “hereof,” “herein” or words of like import shall mean and be a reference to the Credit Agreement, as amended hereby.
(b)Except as specifically amended above, the Credit Agreement and other Loan Documents (including all guarantees thereunder) and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.
(c)The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders, nor, except to the extent set forth herein (including Exhibit A hereto), constitute a waiver of any provision of the Credit
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Agreement or any other documents, instruments and agreements executed and/or delivered in connection therewith.
5.Costs and Expenses. The Borrowers jointly and severally shall pay on demand all reasonable and documented out-of-pocket costs and expenses of the Administrative Agent (including the reasonable and documented out-of-pocket fees, costs and expenses of one outside counsel to the Administrative Agent) incurred in connection with the preparation, execution and delivery of this Amendment.
6.Governing Law. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK. The provisions of Sections 9.09(b), (c) and (d) and Section 9.10 of the Credit Agreement are hereby incorporated by reference as though fully set forth herein.
7.Execution. This Amendment may be executed in any number of counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. Delivery of an executed counterpart of a signature page of this Amendment by facsimile or other electronic imaging shall be effective as delivery of a manually executed counterpart of this Amendment. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include electronic signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act, provided that nothing herein shall require the Administrative Agent to accept electronic signatures in any form or format without its prior written consent.
8.Headings. Section headings used herein are for convenience of reference only, are not part of this Amendment and shall not affect the construction of, or be taken into consideration in interpreting, this Amendment
9.Release. The Borrower hereby represents and warrants that as of the date of its execution of this Amendment there are no claims or offsets against or defenses or counterclaims to its obligations under the Loan Documents (as amended hereby). The Borrower hereby: (a) waives any and all such claims, offsets, defenses or counterclaims, whether known or unknown, arising prior to the date of its execution of this Amendment and (b) releases and discharges the Administrative Agent, the Lenders, the Secured Parties, and their respective officers, directors, employees, agents, shareholders, affiliates and attorneys (collectively the “Released Parties”) from any and all obligations, indebtedness, liabilities, claims, rights, causes of action or demands whatsoever, whether known or unknown, suspected or unsuspected, in law or equity, which the Borrower or any Affiliate thereof ever had, now has, claims to have or may have against any Released Party arising on or prior to the date hereof and from or in connection with the Loan Documents (as amended hereby) or the transactions contemplated hereby or thereby.

[Signature Pages Follow]
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IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written.
MYRIAD GENETICS, INC.,
as the Borrower

By    /s/ R. Bryan Riggsbee_________________
    Name: R. Bryan Riggsbee
    Title: Chief Financial Officer

JPMORGAN CHASE BANK, N.A., as Administrative Agent and a Lender

By /s/ Helen D. Davis_____________________
Name: Helen D. Davis
Title: Authorized Officer

Signature Page to Amendment No. 3 to Myriad Credit Agreement

WELLS FARGO BANK, NATIONAL ASSOCIATION, as a Lender

By /s/ Jonathan Antonio__________________
Name: Jonathan Antonio
Title: Senior Vice President

U.S. BANK NATIONAL ASSOCIATION, as a Lender

By /s/ John White________________________
Name: John White
Title: Vice President

Signature Page to Amendment No. 3 to Myriad Credit Agreement

PNC BANK, NATIONAL ASSOCIATION, as a Lender

By /s/ Dawn Kondrat_______________________
Name: Dawn Kondrat
Title: Senior Vice President

FIFTH THIRD BANK, NATIONAL ASSOCIATION as a Lender

By /s/ Nathaniel E. (Ned) Sher_______________
Name: Nathaniel E. (Ned) Sher
Title: Managing Director

Signature Page to Amendment No. 3 to Myriad Credit Agreement

ZIONS BANCORPORATION N.A., dba ZIONS FIRST NATIONAL BANK, as a Lender

By /s/ Tim Burgess______________________
Name: Tim Burgess
Title: Vice President

SILICON VALLEY BANK, as a Lender

By /s/ Joseph C. Hammer_________________
Name: Joseph C. Hammer
Title: Managing Director

Signature Page to Amendment No. 3 to Myriad Credit Agreement

BANK OF AMERICA, N.A., as a Lender

By /s/ Yinghua Zhang_____________________
Name: Yinghua Zhang
Title: Director

Signature Page to Amendment No. 3 to Myriad Credit Agreement

Exhibit A
Credit Agreement, as amended pursuant to Amendment No. 3
[Attached]

[~~ACTIVE 256366909v.5~~]

[~~EXECUTION VERSION~~]

CREDIT AGREEMENT
dated as of
December 23, 2016,
and as amended as of July 31, 2018 [~~and~~], as of May 1, 2020, and as of February 22, 2021
among
MYRIAD GENETICS, INC.
The Lenders Party Hereto
and
JPMORGAN CHASE BANK, N.A.
as Administrative Agent and Collateral Agent
WELLS FARGO BANK, NATIONAL ASSOCIATION
as Syndication Agent
and
U.S. BANK NATIONAL ASSOCIATION, PNC BANK, NATIONAL ASSOCIATION,
FIFTH THIRD BANK, ZIONS [~~FIRST NATIONAL BANK, a division of ZB~~]BANCORPORATION, N.A.[~~,~~]
and SILICON VALLEY BANK
as Co-Documentation Agents as of the Amendment No. 1 Effective Date
DB1/ 119295135.1

JPMORGAN CHASE BANK, N.A. and WELLS FARGO SECURITIES, LLC
as Joint Bookrunners and Joint Lead Arrangers

(continued)
Page

(continued)
Page

2

(continued)

SCHEDULES:

Schedule 2.01 – Revolving Commitments
Schedule 2.02 – Letter of Credit Commitment
Schedule 3.01 – Subsidiaries; Equity Interests
Schedule 5.11 – Post-Closing Obligations
Schedule 6.01 – Existing Indebtedness
Schedule 6.02 – Existing Liens
Schedule 6.04 – Existing Investments, Loans and Advances

EXHIBITS:

Exhibit A – Form of Assignment and Assumption
Exhibit B – Form of Solvency Certificate
Exhibit C-1 – Form of U.S. Tax Certificate (Foreign Lenders That Are Not Partnerships)
Exhibit C-2 – Form of U.S. Tax Certificate (Foreign Participants That Are Not Partnerships)
Exhibit C-3 – Form of U.S. Tax Certificate (Foreign Participants That Are Partnerships)
Exhibit C-4 – Form of U.S. Tax Certificate (Foreign Lenders That Are Partnerships)
Exhibit D-1 – Form of Borrowing Request Exhibit D-2 – Form of Interest Election Request

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DB1/ 119295135.1

CREDIT AGREEMENT (this “Agreement”) dated as of December 23, 2016 among MYRIAD GENETICS, INC., a Delaware corporation, the LENDERS from time to time party hereto, JPMORGAN CHASE BANK, N.A., as Administrative Agent and as Collateral Agent, WELLS FARGO BANK, NATIONAL ASSOCIATION, as Syndication Agent, and U.S. BANK NATIONAL ASSOCIATION, PNC BANK, NATIONAL ASSOCIATION, FIFTH THIRD BANK, ZIONS [~~FIRST NATIONAL BANK, a division of ZB~~]BANCORPORATION, N.A., and SILICON VALLEY BANK, as Co-Documentation Agents.
The parties hereto agree as follows:
ARTICLE I.

Definitions
SECTION i..Defined Terms
. As used in this Agreement, the following terms have the meanings specified below:
“ABR” when used in reference to any Loan or Borrowing, refers to such Loan, or the Loans comprising such Borrowing, bearing interest at a rate determined by reference to the Alternate Base Rate.
“Acquisition Holiday” has the meaning assigned to such term in the Section 6.10(a).
“Adjusted LIBO Rate” means, with respect to any Eurodollar Borrowing for any Interest Period, an interest rate per annum (rounded upwards, if necessary, to the next 1/16 of 1%) equal to (a) the LIBO Rate for such Interest Period multiplied by (b) the Statutory Reserve Rate.
“Administrative Agent” means JPMorgan Chase Bank, N.A. (including its branches and affiliates), in its capacity as administrative agent for the Lenders hereunder.
“Administrative Questionnaire” means an Administrative Questionnaire in a form supplied by the Administrative Agent.
“Affected Financial Institution” means (a) any EEA Financial Institution or (b) any UK Financial Institution.
“Affiliate” means, with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified. For purposes hereof, all Unrestricted Subsidiaries shall be considered Affiliates of the Borrower and the Restricted Subsidiaries.
“Agents” means the Administrative Agent and the Collateral Agent.
DB1/ 119295135.1

“Agreed Currencies” means (i) Dollars, (ii) euro, (iii) Pounds Sterling, (iv) Swiss Francs, (v) Canadian Dollars, (vi) Australian Dollars and (vii) any additional currencies determined after the Amendment No. 1 Effective Date by mutual agreement of the Borrower, the Lenders, the Issuing Bank and the Administrative Agent; provided that each such currency is a lawful currency that is readily available, freely transferable and not restricted, able to be converted into Dollars and available in the London interbank deposit market.
“Aggregate Revolving Commitment” means the aggregate of the Revolving Commitments of all of the Revolving Lenders, as reduced or increased from time to time pursuant to the terms and conditions hereof. As of the Amendment No. 1 Effective Date, the Aggregate Revolving Commitment is $350,000,000. As of the Amendment No. 3, the Aggregate Revolving Commitment is $300,000,000 (with the Revolving Commitments of all Lenders being ratably reduced on such date).
“Alternate Base Rate” means, for any day, a rate per annum equal to the greatest of (a) the Prime Rate in effect on such day, (b) the NYFRB Rate in effect on such day plus ½ of 1% and (c) the Adjusted LIBO Rate for a one month Interest Period in Dollars on such day (or if such day is not a Business Day, the immediately preceding Business Day) plus 1%, provided that for the purpose of this definition, the Adjusted LIBO Rate for any day shall be based on the LIBO Screen Rate (or if the LIBO Screen Rate is not available for such one month Interest Period, the Interpolated Rate) at approximately 11:00 a.m. London time on such day, subject to the interest rate floors set forth therein. Any change in the Alternate Base Rate due to a change in the Prime Rate, the NYFRB Rate or the Adjusted LIBO Rate shall be effective from and including the effective date of such change in the Prime Rate, the NYFRB Rate or the Adjusted LIBO Rate, respectively. If the Alternate Base Rate is being used as an alternate rate of interest pursuant to Section 2.14 hereof, then the Alternate Base Rate shall be the greater of clauses (a) and (b) above and shall be determined without reference to clause (c) above. For the avoidance of doubt, if the Alternate Base Rate shall be less than 2.00% during the Modification Period, such rate shall be deemed to be 2.00% for purposes of this Agreement. At any time other than during the Modification Period, if the Alternate Base Rate shall be less than 1.00%, such rate shall be deemed to be 1.00% for purposes of this Agreement.
“Amendment No. 1” means that certain Amendment No. 1 to Credit Agreement, dated as of the Amendment No. 1 Effective Date, by and among the Borrower, the lenders party thereto and Administrative Agent.
“Amendment No. 1 Effective Date” means July 31, 2018.
“Amendment No. 2” means that certain Amendment No. 2 to Credit Agreement, dated as of the Amendment No. 2 Effective Date, by and among the Borrower, the lenders party thereto and Administrative Agent.
“Amendment No. 2 Effective Date” means May 1, 2020.

“Amendment No. 3” means that certain Amendment No. 3 to Credit Agreement, dated as of the Amendment No. 3 Effective Date, by and among the Borrower, the lenders party thereto and Administrative Agent.
“Amendment No. 3 Effective Date” means February 22, 2021.
“Anti-Corruption Laws” means all laws, rules, and regulations of any jurisdiction applicable to the Borrower or its Subsidiaries from time to time concerning or relating to bribery or corruption.
“Applicable Percentage” means, with respect to any Revolving Lender, the percentage of the Aggregate Revolving Commitment represented by such Lender’s Revolving Commitment (if the Revolving Commitments have terminated or expired, the Applicable Percentages shall be determined based upon the Revolving Commitments most recently in effect, giving effect to any assignments); provided that in the case of Section 2.23 when a Defaulting Lender shall exist, any such Defaulting Lender’s Revolving Commitment shall be disregarded in the calculation.
“Applicable Pledge Percentage” means (a) 100% in the case of a pledge by the Borrower or any Subsidiary Guarantor of its Equity Interests in a Domestic Subsidiary that is a Restricted Subsidiary (other than a (i) Disregarded Domestic Subsidiary or (ii) a Domestic Subsidiary that is a direct or indirect subsidiary of a Foreign Subsidiary that is a CFC) and (b) 65% in the case of a pledge by the Borrower or any Subsidiary Guarantor of its Equity Interests in a Restricted Subsidiary that is (i) a Disregarded Domestic Subsidiary or (ii) a Foreign Subsidiary that is a CFC.
“Applicable Rate” means, for any day, with respect to any Eurodollar Loan or any ABR Loan or with respect to the commitment fees payable hereunder, as the case may be (x) during the Modification Period, the following per annum rates (i) Eurodollar Spread, 3.50%; (ii) ABR Spread, 2.50%; and (iii) Commitment Fee Rate, 0.50%; and (y) at any time other than during the Modification Period, the applicable rate per annum set forth below under the caption “Eurodollar Spread”, “ABR Spread” or “Commitment Fee Rate”, as the case may be, based upon the Leverage Ratio applicable on such date:

	Leverage Ratio:	Eurodollar Spread	ABR Spread	Commitment Fee Rate
Category 1:	< 0.50 to 1.00	1.50%	0.50%	0.25%
Category 2:	> 0.50 to 1.00 but < 1.00 to 1.00	1.75%	0.75%	0.30%
Category 3:	> 1.00 to 1.00 but < 2.00 to 1.00	2.00%	1.00%	0.35%
Category 4:	> 2.00 to 1.00 but < 3.00 to 1.00	2.25%	1.25%	0.40%
Category 5:	> 3.00 to 1.00	2.50%	1.50%	0.45%

For purposes of the foregoing,
(i)    if at any time the Borrower fails to deliver the Financials on or before the date the Financials are due pursuant to Section 5.01, Category 5 shall be deemed applicable for the period commencing three (3) Business Days after the required date of delivery and ending on the date which is three (3) Business Days after the Financials are actually delivered, after which the Category shall be determined in accordance with the table above as applicable;
(ii)    adjustments, if any, to the Category then in effect shall be effective three (3) Business Days after the Administrative Agent has received the applicable Financials (it being understood and agreed that each change in Category shall apply during the period commencing on the effective date of such change and ending on the date immediately preceding the effective date of the next such change); and
(iii)    notwithstanding the foregoing, the per annum rates in effect during the Modification Period shall begin as of April 1, 2020 and shall remain in effect until the Administrative Agent’s receipt of the applicable Financials for the Borrower’s fiscal quarter ending June 30, 2021, and adjustments to the Category then in effect shall thereafter be effected in accordance with the preceding paragraphs.
“Approved Electronic Platform” has the meaning assigned to it in Section 9.01(d)(i).
“Approved Fund” has the meaning assigned to such term in Section 9.04(b).
“Assignment and Assumption” means an assignment and assumption agreement entered into by a Lender and an assignee (with the consent of any party whose consent is required by Section 9.04), and accepted by the Administrative Agent and consented to by the Borrower (if required pursuant to the terms hereof), in the form of Exhibit A or any other form (including electronic records generated by the use of an electronic platform) approved by the Administrative Agent.

“Assurex” means Assurex Health, Inc., a Delaware corporation.
“Assurex Acquisition” means the acquisition by the Borrower of Assurex pursuant to the terms of the Assurex Merger Agreement.
“Assurex Merger Agreement” means the Agreement and Plan of Merger dated August 3, 2016 among the Borrower, Myriad Merger Sub, Inc., Assurex and certain other parties thereto, including all exhibits, schedules and annexes thereto, in each case as amended pursuant to the terms hereof.
“Australian Dollars” means the lawful currency of Australia.
“Availability Period” means the period from and including the Effective Date to but excluding the earlier of the Maturity Date and the date of termination of the Revolving Commitments in accordance with the terms hereof.
“Available Revolving Commitment” means, at any time with respect to any Lender, the Revolving Commitment of such Lender then in effect minus the Revolving Credit Exposure of such Lender at such time; it being understood and agreed that any Lender’s Swingline Exposure shall not be deemed to be a component of the Revolving Credit Exposure for purposes of calculating the commitment fee under Section 2.12(a).
“Bail-In Action” means the exercise of any Write-Down and Conversion Powers by the applicable Resolution Authority in respect of any liability of an Affected Financial Institution.
“Bail-In Legislation” means (a) with respect to any EEA Member Country implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the implementing law, regulation, rule or requirement for such EEA Member Country from time to time that is described in the EU Bail-In Legislation Schedule and (b) with respect to the United Kingdom, Part I of the United Kingdom Banking Act 2009 (as amended from time to time) and any other law, regulation or rule applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (other than through liquidation, administration or other insolvency proceedings).
“Banking Services” means each and any of the following bank services provided to the Borrower or any Restricted Subsidiary by any Lender or any of its Affiliates: (a) credit cards for commercial customers (including, without limitation, commercial credit cards and purchasing cards), (b) stored value cards, (c) merchant processing services and (d) treasury management services (including, without limitation, controlled disbursement, automated clearinghouse transactions, return items, any direct debit scheme or arrangement, overdrafts and interstate depository network services).
“Banking Services Agreement” means any agreement entered into by the Borrower or any Restricted Subsidiary in connection with Banking Services.

“Banking Services Obligations” means any and all obligations of the Borrower or any Restricted Subsidiary, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor) in connection with Banking Services.
“Bankruptcy Code” means Title 11 of the United States Code entitled “Bankruptcy,” as now or hereafter in effect, or any successor thereto, as hereafter amended.
“Bankruptcy Event” means, with respect to any Person, such Person becomes the subject of a bankruptcy or insolvency proceeding, or has had a receiver, conservator, trustee, administrator, custodian, assignee for the benefit of creditors or similar Person charged with the reorganization or liquidation of its business appointed for it, or, in the good faith determination of the Administrative Agent, has taken any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any such proceeding or appointment, provided that a Bankruptcy Event shall not result solely by virtue of any ownership interest, or the acquisition of any ownership interest, in such Person by a Governmental Authority or instrumentality thereof, unless such ownership interest results in or provides such Person with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permits such Person (or such Governmental Authority or instrumentality) to reject, repudiate, disavow or disaffirm any contracts or agreements made by such Person.
“Beneficial Ownership Certification” means a certification regarding beneficial ownership as required by the Beneficial Ownership Regulation.
“Beneficial Ownership Regulation” means 31 C.F.R. § 1010.230.
“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in Section 3(3) of ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in Section 4975 of the Code to which Section 4975 of the Code applies, and (c) any Person whose assets include (for purposes of the Plan Asset Regulations or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.
“Board” means the Board of Governors of the Federal Reserve System of the United States of America.
“Borrower” means Myriad Genetics, Inc., a Delaware corporation.
“Borrower Audited Financial Statements” has the meaning assigned to such term in Section 4.01(h)(i).
“Borrower Unaudited Financial Statements” has the meaning assigned to such term in Section 4.01(h)(ii).

“Borrowing” means (a) Loans (other than Swingline Loans) of the same Type and Class, made, converted or continued on the same date and, in the case of Eurodollar Loans, as to which a single Interest Period is in effect or (b) a Swingline Loan.
“Borrowing Request” means a request by the Borrower for a Borrowing in accordance with Section 2.03 in the form attached hereto as Exhibit D-1.
“Burdensome Restrictions” means any consensual encumbrance or restriction of the type described in clause (a) or (b) of Section 6.08.
“BRAC Analysis Testing Agreement” means any written agreement by and among the Borrower and its Restricted Subsidiaries and the payors party thereto which agreement provides for the payment or reimbursement of the service fees charged by the Borrower and its Restricted Subsidiaries for the clinical laboratory diagnostic testing services to determine the status of an individual’s BRCA1 and BRCA2 genes for the purpose of determining hereditary cancer risk.
“Business Day” means any day that is not a Saturday, Sunday or other day on which commercial banks in New York City, New York are authorized or required by law to remain closed; provided that, when used in connection with a Eurodollar Loan, the term “Business Day” shall also exclude any day on which banks are not open for dealings in Dollars in the London interbank market; provided further that, when used in connection with a Letter of Credit or an LC Disbursement, the term “Business Day” shall also exclude any day on which banks are not open for dealings in the relevant Agreed Currency in the London interbank market or the principal financial center of such Agreed Currency (and, if the LC Disbursements which are the subject of a drawing, payment, reimbursement or rate selection are denominated in euro, the term “Business Day” shall also exclude any day on which the TARGET2 payment system is not open for the settlement of payments in euro).
“Canadian Dollars” means the lawful currency of Canada.
“Capital Lease Obligations” of any Person means the obligations of such Person to pay rent or other amounts under any lease of (or other arrangement conveying the right to use) real or personal property, or a combination thereof, which obligations are required to be classified and accounted for as capital lease obligations on a balance sheet of such Person under GAAP, and the amount of such obligations shall be the capitalized amount thereof determined in accordance with GAAP.
“CFC” means a controlled foreign corporation as defined in Section 957 of the Code.
“Change in Control” means (a) any Person or group (within the meaning of the Securities Exchange Act of 1934 and the rules of the SEC thereunder as in effect on the date hereof, but excluding any employee benefit plan of such person or its subsidiaries, and any person or entity acting in its capacity as trustee, agent or other fiduciary or administrator of any such plan) becomes the “beneficial owner” (as defined in Rules 13d-3 and 13d-5 under the

Securities Exchange Act of 1934), directly or indirectly, of Equity Interests representing more than 35% of the aggregate ordinary voting power represented by the issued and outstanding Equity Interests of the Borrower entitled to vote for members of the board of directors or equivalent governing body of the Borrower; (b) occupation of a majority of the seats (other than vacant seats) on the board of directors of the Borrower by Persons who were neither (i) nominated by the board of directors of the Borrower nor (ii) appointed by directors so nominated; or (c) the occurrence of a change in control, or other similar provision, as defined in any agreement or instrument evidencing any Material Indebtedness (triggering a default or mandatory prepayment, which default or mandatory prepayment has not been waived in writing, in each case, after giving effect to any applicable grace or cure periods).
“Change in Law” means the occurrence, after the date of this Agreement (or with respect to any Lender, if later, the date on which such Lender becomes a Lender), of any of the following: (a) the adoption or taking effect of any law, rule, regulation or treaty, (b) any change in any law, rule, regulation or treaty or in the administration, interpretation, implementation or application thereof by any Governmental Authority, or (c) the making or issuance of any request, rules, guideline, requirement or directive (whether or not having the force of law) by any Governmental Authority; provided however, that notwithstanding anything herein to the contrary, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, guidelines, requirements and directives thereunder, issued in connection therewith or in implementation thereof, and (ii) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities, in each case pursuant to Basel III, shall in each case be deemed to be a “Change in Law” regardless of the date enacted, adopted, issued or implemented.
“Class” means, (a) when used in respect of any Loan or Borrowing, whether such Loan or the Loans comprising such Borrowing are initial Revolving Loans, Incremental Revolving Loans, Extended Revolving Loans, Replacement Revolving Loans, Incremental Term Loans, Other Incremental Term Loans, Extended Term Loans, Refinancing Term Loans or Swingline Loans and (b) when used in respect of any Commitment, whether such Commitment is an initial Revolving Commitment, an Incremental Revolving Commitment, an Extended Revolving Commitment, a Replacement Revolving Commitment, an Incremental Term Loan Commitment or a commitment to make Refinancing Term Loans. Term Loans or Other Revolving Loans that have different terms and conditions (together with the Revolving Commitments in respect thereof) from the initial Revolving Loans or the initial Incremental Term Loans (if any), respectively, or from other Other Term Loans or other Other Revolving Loans, as applicable, shall be construed to be in separate and distinct Classes.
“Code” means the Internal Revenue Code of 1986, as amended.
“Co-Documentation Agent” means each of U.S. Bank National Association, PNC Bank, National Association, Fifth Third Bank, Zions [~~First National Bank, a division of ZB~~]Bancorporation, N.A., and Silicon Valley Bank in its capacity as co-documentation agent for the credit facility evidenced by this Agreement.

“Collateral” means any and all property owned, leased or operated by a Person covered by the Collateral Documents and any and all other property of any Loan Party, now existing or hereafter acquired, that may at any time be or become subject to a security interest or Lien in favor of Administrative Agent, on behalf of itself and the Secured Parties, to secure the Secured Obligations; provided that, notwithstanding anything to the contrary, (a) the Collateral shall exclude (including exclusion from any applicable Collateral Documents) the following: (i) any (a) fee-owned real property and leasehold interests (with no requirement to obtain mortgages, landlord waivers, estoppels, or collateral access letters), (ii) motor vehicles and other assets subject to certificates of title, (iii) all commercial tort claims, (iv) any governmental licenses or state or local franchises, charters and authorizations to the extent security interest is prohibited thereby, (v) pledges and security interests prohibited or restricted by applicable law (including any requirement to obtain the consent or any governmental authority or third party), (vi) any lease, license or agreement or any property subject to a purchase money security interest or similar arrangement to the extent that a grant of a security interest therein would violate or invalidate such lease, license or agreement or purchase money agreement or create a right of termination in favor of any other party thereto after giving effect to the applicable anti-assignment provisions of the Uniform Commercial Code or other applicable law, other than proceeds or receivables thereof, the assignment of which is expressly deemed effective under the Uniform Commercial Code or other applicable law notwithstanding such prohibition, (vii) any assets to the extent a security interest in such assets would result in adverse tax consequences as reasonably determined by the Borrower, (viii) letter of credit rights, except to the extent constituting a support obligation for other Collateral as to which perfection of the security interest in such other Collateral is accomplished solely by the filing of a UCC financing statement (it being understood that no actions shall be required to perfect a security interest in letter of credit rights, other than the filing of a Uniform Commercial Code financing statement), (ix) cash and cash equivalents (other than the proceeds of Collateral as to which perfection of the security interest in such proceeds is accomplished solely by the filing of a UCC financing statement), deposit, securities and commodities accounts (including securities entitlements and related assets), (x) any intent-to-use applicable trademark application prior to the filing of a “Statement of Use” or “Amendment to Allege Use” with respect thereto, to the extent, if any, that, and solely during the period, if any, in which, the grant of a security interest therein would impair the validity or enforceability of such intent-to-use trademark application under applicable federal law and (xi) any immaterial intellectual property and rights therein (the foregoing described in clauses (i) through (xi) are, collectively, the “Excluded Assets”), (b) assets will be excluded from the Collateral in circumstances where the cost of obtaining a security interest in such assets exceeds the practical benefit to the Lenders afforded thereby as reasonably determined by the Administrative Agent (in consultation with the Borrower), and (c) the Borrower and Subsidiary Guarantors shall not be required, nor shall the Administrative Agent be authorized, to take any action in any non-U.S. jurisdiction in order to create any security interests in assets located or titled outside the U.S. or to perfect any security interests in such assets, including, without limitation, any intellectual property registered in any non-U.S. jurisdiction or any equity interests of any subsidiaries organized in any non-U.S. jurisdiction (it being understood that there shall be no security agreements or pledge agreements governed under the laws of any non-U.S. jurisdiction).

“Collateral Agent” means JPMorgan Chase Bank, N.A. (including its branches and affiliates) in its capacity as Collateral Agent for the Secured Parties.
“Collateral Documents” means, collectively, the Security Agreement and all other agreements, instruments and documents executed in connection with this Agreement that are intended to create, perfect or evidence Liens to secure the Secured Obligations, including, without limitation, all other security agreements, pledge agreements, subordination agreements, pledges, powers of attorney, and assignments and all other written matter whether heretofore, now, or hereafter executed by the Borrower or any of its Restricted Subsidiaries and delivered to the Collateral Agent.
“Commitments” means, with respect to any Lender, such Lender’s Revolving Commitment, Incremental Revolving Commitment, Extended Revolving Commitment, Replacement Revolving Commitment, Incremental Term Loan Commitment and commitment to make Refinancing Term Loans, in each case, of any Type.
“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et seq.), as amended from time to time, and any successor statute.
“Communications” has the meaning assigned to such term in Section 9.01(d)(iii).
“Computation Date” shall have the meaning assigned to such term in Section 2.04.
“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.
“Consolidated Capital Expenditures” means, for any period of determination, without duplication, any expenditures for any purchase or other acquisition of any asset which would be classified as a fixed or capital asset on a consolidated balance sheet of the Borrower and its Restricted Subsidiaries prepared in accordance with GAAP, in each case, excluding (a) expenditures made in connection with the replacement, substitution or restoration of assets to the extent financed (i) from insurance proceeds (or other similar recoveries) paid on account of the loss of or damage to the assets being replaced or restored or (ii) with awards of compensation arising from the taking by eminent domain or condemnation of the assets being replaced, (b) the trade in of equipment, (c) expenditures made during such period to the extent such expenditures are reimbursed, or subject to reimbursement, by Persons other than the Borrower and its Restricted Subsidiaries and (d) assets acquired in connection with a Permitted Investment or any other Investment permitted hereunder.
“Consolidated EBITDA” means, with reference to any period, (a) Consolidated Net Income plus, (b) without duplication and (other than with respect to subsections (b)(xi) and (b)(xii) below, which will be added to Consolidated Net Income even though they are not deducted therefrom) to the extent deducted in determining Consolidated Net Income, the sum of (i) Consolidated Interest Expense, (ii) expense for income taxes paid or accrued, (iii)

depreciation, (iv) amortization, (v) extraordinary, unusual or non-recurring (A) non-cash charges, fees, expenses or losses incurred and (B) cash charges, fees, expenses or losses incurred, including, in each case, without limitation, any fees and expenses incurred in connection with Permitted Acquisitions, offering or issuance of Equity Interests, dispositions, Restricted Payments, recapitalization, restructurings, integration of acquisitions, incurrence of Indebtedness (including pursuant to the Loan Documents and any amendments, waivers or any refinancings of any Indebtedness), other investments and litigation, in each case, to the extent not prohibited by this Agreement and whether or not such transactions are consummated; provided that such charges, expenses or losses added back pursuant to the foregoing clause (v)(B) may not exceed 15% of Consolidated EBITDA (calculated without giving effect to cost savings addbacks under such clause (v)(B) during any rolling four-quarter period), (vi) non-cash expenses (including stock based compensation), (vii) fees and expenses paid to the Credit Parties under the Loan Documents; (viii) losses from currency exchange transactions, (ix) fees and expenses incurred in connection with the Assurex Acquisition, (x) fees and expenses incurred in connection with the Transactions prior to or within thirty (30) days after the Effective Date, (xi) the amount of net cost savings, operating expense reductions and synergies projected by the Loan Parties in good faith to result from the Counsyl Acquisition within twelve (12) months after the Amendment No. 1 Effective Date (which net cost savings, operating expense reductions and synergies shall be (A) reasonably identifiable, factually supportable and subject to certification by a Financial Officer of a Loan Party, (B) attributable to the Counsyl Acquisition and (C) calculated on a pro forma basis), net of the amount of actual benefits realized during such period with respect to any such net cost savings, operating expense reductions and synergies from the Counsyl Acquisition, and (xii) the amount of net cost savings, operating expense reductions and synergies projected by the Loan Parties in good faith to result from Permitted Acquisitions within twelve (12) months after the consummation of the applicable Permitted Acquisition (which net cost savings, operating expense reductions and synergies shall be (A) reasonably identifiable, factually supportable and subject to certification by a Financial Officer of a Loan Party, (B) attributable to such Permitted Acquisition and (C) calculated on a pro forma basis), net of the amount of actual benefits realized during such period with respect to any such net cost savings, operating expense reductions and synergies from the applicable Permitted Acquisitions; provided that the aggregate amount of such cost savings, operating expense reductions and synergies included in the calculation of Consolidated EBITDA pursuant to this clause (xii) may not exceed 10% of Consolidated EBITDA (calculated without giving effect to additions to Consolidated EBITDA under this clause (xii)) during any such period, minus, (c) to the extent included in determining Consolidated Net Income, the sum of (1) interest income, (2) income tax credits and refunds (to the extent not netted from tax expense), (3) any cash payments made during such period in respect of items described in clauses (v)(A) or (vi) above subsequent to the fiscal quarter in which the relevant non-cash expenses or losses were incurred, (4) extraordinary, unusual or non-recurring income or gains realized other than in the ordinary course of business and (5) gains from currency exchange transactions, all calculated for the Borrower and its Restricted Subsidiaries (except as otherwise expressly set forth herein) in accordance with GAAP on a consolidated basis. For the purposes of calculating Consolidated EBITDA (other than in connection with any calculation of the Interest Coverage Ratio) for any period of four consecutive fiscal quarters (each such period, a “Reference Period”), (i) if at any time during such Reference Period the Borrower or any Restricted Subsidiary shall have made any Material

Disposition, Consolidated EBITDA for such Reference Period shall be calculated after giving effect thereto on a pro forma basis as if such Material Disposition occurred on the first day of such Reference Period, and (ii) if during such Reference Period the Borrower or any Restricted Subsidiary shall have made a Material Acquisition, Consolidated EBITDA for such Reference Period shall be calculated after giving effect thereto on a pro forma basis as if such Material Acquisition occurred on the first day of such Reference Period.
“Consolidated Interest Expense” means, with reference to any period, without duplication, the interest expense (including without limitation interest expense under Capital Lease Obligations that is treated as interest in accordance with GAAP) of the Borrower and its Restricted Subsidiaries calculated on a consolidated basis for such period in accordance with GAAP (including, without limitation, all commissions, discounts and other fees and charges owed with respect to letters of credit and bankers acceptance financing and net costs under interest rate Swap Agreements to the extent such net costs are allocable to such period in accordance with GAAP). In the event that the Borrower or any Restricted Subsidiary shall have completed a Material Acquisition or a Material Disposition since the beginning of the relevant period, Consolidated Interest Expense (other than in connection with any calculation of the Interest Coverage Ratio) shall be determined for such period on a pro forma basis as if such acquisition or disposition, and any related incurrence or repayment of Indebtedness, had occurred at the beginning of such period.
“Consolidated Net Income” means, with reference to any period, the net income (or loss) of the Borrower and its Restricted Subsidiaries calculated in accordance with GAAP on a consolidated basis (without duplication) for such period; provided that there shall be excluded any income (or loss) of any Person other than the Borrower or a Restricted Subsidiary, but any such income so excluded may be included in such period or any later period to the extent of any cash dividends or distributions actually paid in the relevant period to the Borrower or any wholly owned Restricted Subsidiary of the Borrower.
“Consolidated Total Assets” means, as of the date of any determination thereof, total assets of the Borrower and its Restricted Subsidiaries calculated in accordance with GAAP on a consolidated basis as of such date.
“Consolidated Total Indebtedness” means at any date the sum, without duplication, of (a) the aggregate Indebtedness of the Borrower and its Restricted Subsidiaries calculated on a consolidated basis as of such date in accordance with GAAP, (b) the aggregate amount of Indebtedness of the Borrower and its Restricted Subsidiaries relating to the maximum drawing amount of all letters of credit and bankers acceptances outstanding and (c) the aggregate amount of Indebtedness of the type referred to in clauses (a) or (b) hereof of another Person guaranteed by the Borrower or any of its Restricted Subsidiaries.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ability to exercise voting power, by contract or otherwise. The terms “Controlling” and “Controlled” have meanings correlative thereto.

“Convertible Notes” means any Indebtedness issued by the Borrower or any Restricted Subsidiary, or any direct or indirect parent company of any of the foregoing, that may be converted into Equity Interests of the Borrower or such Restricted Subsidiary pursuant to the terms thereof.
“Counsyl” means Counsyl, Inc., a Delaware corporation.
“Counsyl Acquisition” means the acquisition by the Borrower of Counsyl pursuant to the terms of the Counsyl Merger Agreement.
“Counsyl Merger Agreement” means the Agreement and Plan of Merger dated May 25, 2018 among the Borrower, Cinnamon Merger Sub, Inc., a Delaware corporation, Counsyl and Fortis Advisors LLC, including all exhibits, schedules and annexes thereto, in each case as amended pursuant to the terms hereof.
“Credit Event” means a Borrowing, the issuance, renewal or extension of a Letter of Credit, an LC Disbursement or any of the foregoing.
“Credit Party” means the Administrative Agent, each Issuing Bank, the Swingline Lender or any other Lender.
“Default” means any event or condition which constitutes an Event of Default or which upon notice, lapse of time or both would, unless cured or waived, become an Event of Default.
“Defaulting Lender” means any Lender that (a) has failed, within two (2) Business Days of the date required to be funded or paid, to (i) fund any portion of its Loans, (ii) fund any portion of its participations in Letters of Credit or Swingline Loans or (iii) pay over to any Credit Party any other amount required to be paid by it hereunder, unless, in the case of clause (i) above, such Lender notifies the Administrative Agent in writing that such failure is the result of such Lender’s good faith determination that a condition precedent to funding (specifically identified and including the particular default, if any) has not been satisfied, (b) has notified the Borrower or any Credit Party in writing, or has made a public statement to the effect, that it does not intend or expect to comply with any of its funding obligations under this Agreement (unless such writing or public statement indicates that such position is based on such Lender’s good faith determination that a condition precedent (specifically identified and including the particular default, if any) to funding a Loan under this Agreement cannot be satisfied) or generally under other agreements in which it commits to extend credit, (c) has failed, within three (3) Business Days after request by a Credit Party or the Borrower, acting in good faith, to provide a certification in writing from an authorized officer of such Lender that it will comply with its obligations (and is financially able to meet such obligations) to fund prospective Loans and participations in then outstanding Letters of Credit and Swingline Loans under this Agreement, provided that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon the receipt by such Credit Party or the Borrower, as applicable, of such certification in form and substance satisfactory to the Administrative Agent, or (d) has become, or has a Lender Parent that has become, the subject of (A) a Bankruptcy Event or (B) a Bail-In Action.
“Disregarded Domestic Subsidiary” means a Domestic Subsidiary that is either disregarded as an entity separate from its owner under § 301.7701-3 of the United States Treasury Regulations or is treated as a partnership for U.S. federal income tax purposes, in each case, if substantially all of the assets of such Domestic Subsidiary consist of Equity Interests or Indebtedness of one or more CFCs (directly or indirectly through another entity disregarded as an entity separate from its owner under § 301.7701-3 of the United States Treasury Regulations) and any other assets incidental thereto.
“Dollar Amount” of any currency at any date means (i) the amount of such currency if such currency is Dollars or (ii) the equivalent amount thereof in Dollars if such currency is a Foreign Currency, calculated on the basis of the Exchange Rate for such currency, on or as of the most recent Computation Date provided for in Section 2.04.
“Dollars” or “$” refers to lawful money of the United States of America.
“Domestic Subsidiary” means a Subsidiary organized under the laws of a jurisdiction located in the United States of America.
“ECP” means an “eligible contract participant” as defined in Section 1(a)(18) of the Commodity Exchange Act or any regulations promulgated thereunder and the applicable rules issued by the Commodity Futures Trading Commission and/or the SEC.
“EEA Financial Institution” means (a) any institution established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.
“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway.
“EEA Resolution Authority” means any public administrative authority or any Person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.
“Effective Date” means the date on which the conditions specified in Section 4.01 are satisfied (or waived in accordance with Section 9.02).
“Electronic Signature” means an electronic sound, symbol, or process attached to, or associated with, a contract or other record and adopted by a Person with the intent to sign, authenticate or accept such contract or record.

“Environmental Laws” means all laws, rules, regulations, codes, ordinances, orders, decrees, judgments, injunctions, notices or binding agreements issued, promulgated or entered into by any Governmental Authority, relating in any way to the environment, preservation or reclamation of natural resources, the management, release or threatened release of any Hazardous Material or to health and safety matters.
“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, fines, penalties or indemnities), of the Borrower or any Subsidiary directly or indirectly resulting from or based upon (a) violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.
“Equity Interests” means shares of capital stock, partnership interests, membership interests in a limited liability company, beneficial interests in a trust or other equity ownership interests in a Person, and any warrants, options or other rights entitling the holder thereof to purchase or acquire any of the foregoing from such Person.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and any rules or regulations promulgated thereunder.
“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Borrower, is treated as a single employer under Section 414(b) or (c) of the Code or, solely for purposes of Section 302 of ERISA and Section 412 of the Code, is treated as a single employer under Section 414 of the Code.
“ERISA Event” means (a) any “reportable event”, as defined in Section 4043 of ERISA or the regulations issued thereunder with respect to a Plan (other than an event for which the 30-day notice period is waived); (b) the failure to satisfy the “minimum funding standard” (as defined in Section 412 of the Code or Section 302 of ERISA), whether or not waived; (c) the filing pursuant to Section 412(c) of the Code or Section 302(c) of ERISA of an application for a waiver of the minimum funding standard with respect to any Plan; (d) the incurrence by the Borrower or any of its ERISA Affiliates of any liability under Title IV of ERISA with respect to the termination of any Plan; (e) the receipt by the Borrower or any ERISA Affiliate from the PBGC or a plan administrator of any notice relating to an intention to terminate any Plan or Plans or to appoint a trustee to administer any Plan; (f) the incurrence by the Borrower or any of its ERISA Affiliates of any liability with respect to the withdrawal or partial withdrawal of the Borrower or any of its ERISA Affiliates from any Plan or Multiemployer Plan; or (g) the receipt by the Borrower or any ERISA Affiliate of any notice, or the receipt by any Multiemployer Plan from the Borrower or any ERISA Affiliate of any notice, concerning the imposition upon the Borrower or any of its ERISA Affiliates of Withdrawal Liability or a determination that a Multiemployer Plan is, or is expected to be, insolvent or in reorganization, within the meaning of Title IV of ERISA.

“EU Bail-In Legislation Schedule” means the EU Bail-In Legislation Schedule published by the Loan Market Association (or any successor Person), as in effect from time to time.
“euro” and/or “€” means the single currency of the Participating Member States.
“Eurodollar” when used in reference to any Loan or Borrowing, means that such Loan, or the Loans comprising such Borrowing, bears interest at a rate determined by reference to the Adjusted LIBO Rate.
“Eurodollar Payment Office” of the Administrative Agent means, for each Foreign Currency, the office, branch, affiliate or correspondent bank of the Administrative Agent for such currency as specified from time to time by the Administrative Agent to the Borrower and each Lender.
“Event of Default” has the meaning assigned to such term in Article VII.
“Exchange Rate” means, on any day, (a) with respect to any Foreign Currency, the rate of exchange for the purchase of dollars with such Foreign Currency in the London foreign exchange market at or about 11:00 a.m. London time (or New York time, as applicable) on a particular day as displayed by ICE Data Services as the “ask price”, or as displayed on such other information service which publishes that rate of exchange from time to time in place of ICE Data Services (or if such service ceases to be available, the equivalent of such amount in dollars as determined by the Administrative Agent using any method of determination it deems appropriate in its reasonable discretion) and (b) if such amount is denominated in any other currency (other than Dollars), the equivalent of such amount in Dollars as determined by the Administrative Agent using any method of determination it deems appropriate in its reasonable discretion.
“Excluded Domestic Subsidiary” means (a) any Disregarded Domestic Subsidiary and (b) any Domestic Subsidiary that is a direct or indirect subsidiary of a Foreign Subsidiary that is a CFC.
“Excluded Swap Obligation” means, with respect to any Loan Party, any Specified Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Loan Party of, or the grant by such Loan Party of a security interest to secure, such Specified Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) by virtue of such Loan Party’s failure for any reason to constitute an ECP at the time the Guarantee of such Loan Party or the grant of such security interest becomes effective with respect to such Specified Swap Obligation. If a Specified Swap Obligation arises under a master agreement governing more than one swap, such exclusion shall apply only to the portion of such Specified Swap Obligation that is attributable to swaps for which such Guarantee or security interest is or becomes illegal.

“Excluded Subsidiary” means any Subsidiary that constitutes or more of the following: (i) an Excluded Domestic Subsidiary; (ii) a captive insurance Subsidiary; (iii) a not-for-profit Subsidiary; (iv) a special purposes entity formed to participate in a securitization, structured finance transaction or limited recourse financing; (v) a Subsidiary where a guaranty therefrom is prohibited or restricted by applicable law whether on the Effective Date or thereafter or by contract existing on the Effective Date or, with respect to any Subsidiary acquired after the Effective Date, by contract existing when such Subsidiary was acquired (including any requirement to obtain consent from a third party (including any applicable Governmental Authority)), or would result in adverse tax consequences as reasonably determined by Borrower; (vi) an Unrestricted Subsidiary or (vii) a Subsidiary where the Borrower and the Administrative Agent reasonably agree that the cost of providing such guaranty is excessive in relation to the value afforded thereby.
“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient, (a) Taxes imposed on or measured by net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable lending office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Lender, U.S. Federal withholding Taxes imposed on amounts payable to or for the account of such Lender with respect to an applicable interest in a Loan, Letter of Credit or Commitment pursuant to a law in effect on the date on which (i) such Lender acquires such interest in the Loan, Letter of Credit or Commitment (other than pursuant to an assignment request by the Borrower under Section 2.19(b)) or (ii) such Lender changes its lending office, except in each case to the extent that, pursuant to Section 2.17, amounts with respect to such Taxes were payable either to such Lender’s assignor immediately before such Lender acquired the applicable interest in a Loan, Letter of Credit or Commitment or to such Lender immediately before it changed its lending office, (c) Taxes attributable to such Recipient’s failure to comply with Section 2.17(f) and (d) any U.S. Federal withholding Taxes imposed under FATCA.
“Existing Credit Agreement” means that certain Credit Agreement, dated as of August 31, 2016, by and among the Borrower, the lenders party thereto and JPMorgan Chase Bank, N.A., as administrative agent (as amended or otherwise modified and in effect as of the Effective Date).
“Extended Revolving Commitment” shall have the meaning assigned to such term in Section 2.21(a).
“Extended Revolving Loan” shall have the meaning assigned to such term in Section 2.21(a).
“Extended Term Loan” shall have the meaning assigned to such term in Section 2.21(a).

“Extending Lender” shall have the meaning assigned to such term in Section 2.21(a).
“Extension” shall have the meaning assigned to such term in Section 2.21(a).
“Extension Amendment” shall have the meaning assigned to that term in Section 2.21(b).
“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future regulations or official interpretations thereof, any agreement entered into pursuant to Section 1471(b)(1) of the Code, and any fiscal or regulatory legislation, rules or practices adopted pursuant to any intergovernmental agreement, treaty or convention among Governmental Authorities and implementing such Sections of the Code.
“Federal Funds Effective Rate” means, for any day, the rate calculated by the NYFRB based on such day’s federal funds transactions by depository institutions (as determined in such manner as the NYFRB shall set forth on its public website from time to time) and published on the next succeeding Business Day by the NYFRB as the federal funds effective rate. For the avoidance of doubt, if the Federal Funds Effective Rate shall be less than (x) 2.00% during the Modification Period, such rate shall be deemed to be 2.00% for purposes of this Agreement; and (y) 1.00% at any time other than the Modification Period, such rate shall be deemed to be 1.00% for purposes of this Agreement.
“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States of America.
“Financial Officer” means the chief financial officer, principal accounting officer, treasurer or controller of the Borrower.
“Financials” means the annual or quarterly financial statements, and accompanying certificates, of the Borrower and its Subsidiaries required to be delivered pursuant to Section 5.01(a) or 5.01(b).
“First Tier Foreign Subsidiary” means each Foreign Subsidiary with respect to which the Borrower and the Subsidiary Guarantors directly owns or Controls more than 50% of such Foreign Subsidiary’s issued and outstanding Equity Interests.
“Fixed Charges” means, for any fiscal year, cash Consolidated Interest Expense (net of interest income and excluding (a) interest paid-in-kind, (b) amortization of financing fees, (c) any realized or unrealized gains or losses attributable to hedging transactions, (d) any upfront fees, underwriting fees, original issue discount or similar fees or expenses paid in connection with any Permitted Acquisition or other Investment and any agency fees payable to the Administrative Agent or the Issuing Bank or otherwise in connection with the Loan Documents or any other loan document, note of other instrument permitted hereunder and (e) the accretion or accrual of discounted liabilities), plus scheduled principal payments on Indebtedness actually made, plus expenses for Taxes paid in cash, plus Restricted Payments paid in cash, plus Capital Lease Obligation payments, all calculated for the Borrower and its Restricted Subsidiaries on a consolidated basis in accordance with GAAP.
“Foreign Currencies” means Agreed Currencies other than Dollars.
“Foreign Currency LC Exposure” means, at any time, the sum of (a) the Dollar Amount of the aggregate undrawn and unexpired amount of all outstanding Foreign Currency Letters of Credit at such time plus (b) the aggregate principal Dollar Amount of all LC Disbursements in respect of Foreign Currency Letters of Credit that have not yet been reimbursed at such time.
“Foreign Currency Letter of Credit” means a Letter of Credit denominated in a Foreign Currency.
“Foreign Lender” means (a) if the Borrower is a U.S. Person, a Lender that is not a U.S. Person, and (b) if the Borrower is not a U.S. Person, a Lender that is resident or organized under the laws of a jurisdiction other than that in which the Borrower is resident for tax purposes.
“Foreign Subsidiary” means any Subsidiary which is not a Domestic Subsidiary.
“Free Cash Flow” means, for any fiscal year of the Borrower following the Amendment No. 3 Effective Date, (a) Consolidated EBITDA for such fiscal year plus (b) decreases in Working Capital for such fiscal year minus (c) unfinanced Consolidated Capital Expenditures made or incurred during such fiscal year minus (d) increases in Working Capital for such fiscal year minus (e) Fixed Charges for such fiscal year.

“GAAP” means generally accepted accounting principles in the United States of America.
“General Asset Sale Proceeds” means 50% of all Net Proceeds in excess of $50,000,000 received by the Borrower and its Restricted Subsidiaries in connection with General Asset Sales occurring on and after the Amendment No. 3 Effective Date.
“General Asset Sales” means those asset sales, transfers and assignments occurring in reliance upon Section 6.3(a)(v)(E).
“Governmental Authority” means the government of the United States of America, any other nation or any political subdivision thereof, whether state or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.
“Guarantee” of or by any Person (the “guarantor”) means any obligation, contingent or otherwise, of the guarantor guaranteeing or having the economic effect of guaranteeing any Indebtedness or other obligation of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any obligation of the guarantor, direct or indirect, (a) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other obligation or to purchase (or to advance or supply funds for the purchase of) any security for the payment thereof, (b) to purchase or lease property, securities or services for the purpose of assuring the owner of such Indebtedness or other obligation of the payment thereof, (c) to maintain working capital, equity capital or any other financial statement condition or liquidity of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other obligation or (d) as an account party in respect of any letter of credit or letter of guaranty issued to support such Indebtedness or obligation; provided, that the term “Guarantee” shall not include endorsements for collection or deposit in the ordinary course of business.
“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, wastes or other pollutants, including petroleum or petroleum distillates, asbestos or asbestos containing materials, polychlorinated biphenyls, radon gas, infectious or medical wastes and all other substances or wastes of any nature regulated pursuant to any Environmental Law.
“Hostile Acquisition” means (a) the acquisition of the Equity Interests of a Person through a tender offer or similar solicitation of the owners of such Equity Interests which has not been approved (prior to such acquisition) by the board of directors (or any other applicable governing body) of such Person or by similar action if such Person is not a corporation and (b) any such acquisition as to which such approval has been withdrawn.
“Impacted Interest Period” has the meaning assigned to such term in the definition of “LIBO Rate”.
“Incremental Amount” means, at any time, an amount equal to the excess (if any) of (a) $150,000,000 over (b) the aggregate amount of all Incremental Term Loan Commitments and Incremental Revolving Commitments, in each case, established prior to such time pursuant to Section 2.20, but subsequent to the Amendment No. 1 Effective Date. As of the Amendment No. 1 Effective Date, the Incremental Amount is $150,000,000.
“Incremental Assumption Agreement” means an Incremental Assumption Agreement in form and substance reasonably satisfactory to the Administrative Agent, among the Borrower, the Administrative Agent and, if applicable, one or more Incremental Term Lenders and/or Incremental Revolving Lenders.
“Incremental Commitment” means an Incremental Term Loan Commitment or an Incremental Revolving Commitment.
“Incremental Facility” means the Incremental Commitments and the Incremental Loans made thereunder.

“Incremental Loan” means an Incremental Term Loan or an Incremental Revolving Loan.
“Incremental Revolving Commitment” means the commitment of any Lender, established pursuant to Section 2.20, to make Incremental Revolving Loans to the Borrower.
“Incremental Revolving Lender” means a Lender with an Incremental Revolving Commitment or an outstanding Incremental Revolving Loan.
“Incremental Revolving Loan” means Revolving Loans made by one or more Lenders to the Borrower pursuant to an Incremental Revolving Commitment.
“Incremental Term Lender” means a Lender with an Incremental Term Loan Commitment or an outstanding Incremental Term Loan or Other Incremental Term Loan.
“Incremental Term Loan Commitment” means the commitment of any Lender, established pursuant to Section 2.20, to make Incremental Term Loans or Other Incremental Term Loans to the Borrower.
“Incremental Term Loans” means term loans (other than Other Incremental Term Loans) made by one or more Lenders to the Borrower pursuant to Section 2.20 and provided for in the relevant Incremental Assumption Agreement.
“Indebtedness” of any Person means, without duplication, (a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person upon which interest charges are customarily paid, (d) all obligations of such Person under conditional sale or other title retention agreements relating to property acquired by such Person, (e) all obligations (or portion thereof) of such Person in respect of the deferred purchase price of property or services (excluding trade payables and current accounts payable incurred in the ordinary course of business), to the extent such obligation (or portion thereof) is fully and finally determined in accordance with the terms of the agreement applicable thereto, (f) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the Indebtedness secured thereby has been assumed, (g) all Guarantees by such Person of Indebtedness of others, (h) all Capital Lease Obligations of such Person, (i) all obligations, contingent or otherwise, of such Person as an account party in respect of letters of credit and letters of guaranty and (j) all obligations, contingent or otherwise, of such Person in respect of bankers’ acceptances. The Indebtedness of any Person shall include the Indebtedness of any other entity (including any partnership in which such Person is a general partner) to the extent such Person is liable therefor as a result of such Person’s ownership interest in or other relationship with such entity, except to the extent the terms of such Indebtedness provide that such Person is not liable therefor.
“Indemnified Taxes” means (a) Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in clause (a) hereof, Other Taxes.
“Ineligible Institution” has the meaning assigned to such term in Section 9.04(b).
“Information Memorandum” means the Confidential Information Memorandum dated December 2016 relating to the Borrower and the Transactions.
“Intercreditor Agreement” shall have the meaning assigned to such term in Article VIII.
“Interest Coverage Ratio” means, at any date, the ratio of (a) Consolidated EBITDA to (b) Consolidated Interest Expense paid in cash, in each case, for the period of four (4) consecutive fiscal quarters ended on such date (or, if such date is not the last day of a fiscal quarter, ended on the last day of the fiscal quarter most recently ended prior to such date for which financial statements have been delivered pursuant to Section 5.01(a) or (b) (or, if prior to the date of the delivery of the first financial statements to be delivered pursuant to Section 5.01(a) or (b), the most recent financial statements referred to in Section 3.04), as applicable, all calculated for the Borrower and its Restricted Subsidiaries on a consolidated basis.
“Interest Election Request” means a request by the Borrower to convert or continue a Revolving Borrowing in accordance with Section 2.08 in the form attached hereto as Exhibit D-2.
“Interest Payment Date” means (a) with respect to any ABR Loan (other than a Swingline Loan), the last day of each March, June, September and December and the Maturity Date, (b) with respect to any Eurodollar Loan, the last day of the Interest Period applicable to the Borrowing of which such Loan is a part and, in the case of a Eurodollar Borrowing with an Interest Period of more than three months’ duration, each day prior to the last day of such Interest Period that occurs at intervals of three months’ duration after the first day of such Interest Period and the Maturity Date and (c) with respect to any Swingline Loan, the day that such Loan is required to be repaid and the Maturity Date.
“Interest Period” means, with respect to any Eurodollar Borrowing, the period commencing on the date of such Borrowing and ending on the numerically corresponding day in the calendar month that is one, two, three or six months thereafter, as the Borrower may elect; provided, that (i) if any Interest Period would end on a day other than a Business Day, such Interest Period shall be extended to the next succeeding Business Day unless such next succeeding Business Day would fall in the next calendar month, in which case such Interest Period shall end on the next preceding Business Day and (ii) any Interest Period pertaining to a Eurodollar Borrowing that commences on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the last calendar month of such Interest Period) shall end on the last Business Day of the last calendar month of such Interest Period. For purposes hereof, the date of a Borrowing initially shall be the date on which such Borrowing is made and thereafter shall be the effective date of the most recent conversion or continuation of such Borrowing.

“Interpolated Rate” means, at any time, for any Interest Period, the rate per annum (rounded to the same number of decimal places as the LIBO Screen Rate) determined by the Administrative Agent (which determination shall be conclusive and binding absent manifest error) to be equal to the rate that results from interpolating on a linear basis between: (a) the LIBO Screen Rate for the longest period (for which the LIBO Screen Rate is available for the applicable currency) that is shorter than the Impacted Interest Period and (b) the LIBO Screen Rate for the shortest period (for which the LIBO Screen Rate is available for the applicable currency) that exceeds the Impacted Interest Period, in each case, at such time. If any Interpolated Rate shall be less than (x) 1.00% during the Modification Period, such rate shall be deemed to be 1.00% for purposes of this Agreement; and (y) 0.00% at any time other than during the Modification Period, such rate shall be deemed to be 0.00% for purposes of this Agreement.
“IRS” means the United States Internal Revenue Service.
“Issuing Bank” means each of (i) JPMorgan Chase Bank, N.A. and (ii) each other Revolving Lender designated by the Borrower as an “Issuing Bank” hereunder that has agreed to such designation (and is reasonably acceptable to the Administrative Agent), each in its capacity as an issuer of Letters of Credit hereunder, and its successors in such capacity as provided in Section 2.06(i). Any Issuing Bank may, in consultation with the Borrower, arrange for one or more Letters of Credit to be issued by Affiliates of such Issuing Bank, in which case the term “Issuing Bank” shall include any such Affiliate with respect to Letters of Credit issued by such Affiliate.
“Junior Liens” means Liens on the Collateral that are junior to the Liens thereon securing the Secured Obligations pursuant to a Permitted Junior Intercreditor Agreement (it being understood that (i) Junior Liens are not required to rank equally and ratably with other Junior Liens, and that Indebtedness secured by Junior Liens may be secured by Liens that are senior in priority to, or rank equally and ratably with, or junior in priority to, other Liens constituting Junior Liens and (ii) Junior Liens on the Collateral shall not be perfected by control or possession unless the Administrative Agent has so agreed in its sole discretion (including, without limitation, “control” as defined in Article 8 or Article 9 of the UCC)), which Permitted Junior Intercreditor Agreement (together with such amendments to the Collateral Documents and any other Intercreditor Agreements, if any, as are reasonably necessary or advisable (and reasonably acceptable to the Collateral Agent) to give effect to such Liens) shall be entered into in connection with a permitted incurrence of any such Liens (unless a Permitted Junior Intercreditor Agreement and/or Security Documents (as applicable) covering such Liens are already in effect).
“LC Collateral Account” has the meaning assigned to such term in Section 2.06(j).
“LC Disbursement” means a payment made by an Issuing Bank pursuant to a Letter of Credit.
“LC Exposure” means, at any time, the sum of (a) the aggregate undrawn Dollar Amount of all outstanding Letters of Credit at such time plus (b) the aggregate Dollar Amount of all LC Disbursements that have not yet been reimbursed by or on behalf of the Borrower at such time. The LC Exposure of any Revolving Lender at any time shall be its Applicable Percentage of the total LC Exposure at such time.
“Lead Arrangers” means each of JPMorgan Chase Bank, N.A. and Wells Fargo Securities, LLC in its capacity as a joint lead arranger and joint bookrunner for the credit facility evidenced by this Agreement.
“Lender Parent” means, with respect to any Lender, any Person as to which such Lender is, directly or indirectly, a subsidiary.
“Lenders” means the Persons listed on Schedule 2.01 and any other Person that shall have become a Lender hereunder pursuant to Section 2.20, Section 2.21, Section 2.22 or pursuant to an Assignment and Assumption or other documentation contemplated hereby, other than any such Person that ceases to be a party hereto pursuant to an Assignment and Assumption or other documentation contemplated hereby. Unless the context otherwise requires, the term “Lenders” includes the Swingline Lender and the Issuing Banks.
“Letter of Credit” means any letter of credit issued pursuant to this Agreement.
“Letter of Credit Commitment” means, with respect to each Issuing Bank, the commitment of such Issuing Bank to issue Letters of Credit hereunder. The initial amount of each Issuing Bank’s Letter of Credit Commitment is set forth on Schedule 2.02, or if an Issuing Bank has entered into an Assignment and Assumption, the amount set forth for such Issuing Bank as its Letter of Credit Commitment in the Register maintained by the Administrative Agent. Notwithstanding the foregoing, each Issuing Bank’s Letter of Credit Commitment may be decreased or increased from time to time with only the written consent of the Borrower and such Issuing Bank (provided that any decrease in the Letter of Credit Commitment to an amount less than any Issuing Bank’s initial Letter of Credit Commitment as of the Effective Date or date of the applicable Assignment and Assumption, as the case may be, shall also require the consent of the Administrative Agent).
“Leverage Ratio” means, at any date, the ratio of (a) Consolidated Total Indebtedness as of such date minus Unrestricted Cash as of such date in an aggregate amount not to exceed $[~~75,000,000~~]150,000,000 to (b) Consolidated EBITDA for the period of four (4) consecutive fiscal quarters ended on such date (or, if such date is not the last day of a fiscal quarter, ended on the last day of the fiscal quarter most recently ended prior to such date for which financial statements have been delivered pursuant to Section 5.01(a) or (b) (or, if prior to the date of the delivery of the first financial statements to be delivered pursuant to Section 5.01(a) or (b), the most recent financial statements referred to in Section 3.04), as applicable, all calculated for the Borrower and its Restricted Subsidiaries on a consolidated basis.
“Liabilities” means any losses, claims (including intraparty claims), demands, damages or liabilities of any kind.

“LIBO Rate” means, with respect to any Eurodollar Borrowing and for any applicable Interest Period, the LIBO Screen Rate at approximately 11:00 a.m., London time, two (2) Business Days prior to the commencement of such Interest Period; provided that, if the LIBO Screen Rate shall not be available at such time for such Interest Period (the “Impacted Interest Period”), then the LIBO Rate for such Interest Period shall be the Interpolated Rate. It is understood and agreed that all of the terms and conditions of this definition of “LIBO Rate” shall be subject to Section 2.14.
“LIBO Screen Rate” means, for any day and time, with respect to any Eurodollar Borrowing and for any Interest Period, the London interbank offered rate as administered by ICE Benchmark Administration (or any other Person that takes over the administration of such rate) for Dollars for a period equal in length to such Interest Period as displayed on such day and time on page LIBOR01 of the Reuters screen that displays such rate (or, in the event such rate does not appear on a Reuters page or screen, on any successor or substitute page on such screen that displays such rate, or on the appropriate page of such other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion); provided that (x) if the LIBO Screen Rate shall be less than 1.00% during the Modification Period, such rate shall be deemed to be 1.00% for purposes of this Agreement; and (y) if the LIBO Screen Rate shall be less than 0.00% at any time other than during the Modification Period, such rate shall be deemed to be 0.00% for purposes of this Agreement.
“Lien” means, with respect to any asset, (a) any mortgage, deed of trust, lien, pledge, hypothecation, encumbrance, charge or security interest in, on or of such asset, (b) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (c) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.
“Liquidity” means the sum of the Borrower’s and its Subsidiaries’ unencumbered and unrestricted cash, cash equivalents and marketable investment securities (whether short- or long-term) (as such amounts are reflected on the consolidated balance sheet of the Borrower as of the applicable determination date), in each case, subject to Permitted Encumbrances plus the aggregate undrawn and available amount of the Aggregate Revolving Commitment.
“Loan Documents” means this Agreement, any promissory notes issued pursuant to Section 2.10(e), any Letter of Credit applications, the Collateral Documents, the Subsidiary Guaranty, each Incremental Assumption Agreement, each Extension Amendment, each Refinancing Amendment, any Intercreditor Agreement, and all other agreements, instruments, documents and certificates identified in Section 4.01 executed and delivered to, or in favor of, the Administrative Agent or any Lenders and including all other pledges, powers of attorney, consents, assignments, contracts, letter of credit agreements, UCC filings, letter of credit applications and agreements between the Borrower and an Issuing Bank regarding such Issuing Bank’s Letter of Credit Commitment or the respective rights and obligations between the Borrower and such Issuing Bank in connection with the issuance of Letters of Credit, and any other documents prepared in connection with the other Loan Documents, if any and all other written matter whether heretofore, now or hereafter executed by or on behalf of any Loan Party, or any employee of any Loan Party, and delivered to the Administrative Agent or any Lender in connection with this Agreement and the Loans. Any reference in this Agreement or any other Loan Document to a Loan Document shall include all appendices, exhibits or schedules thereto, and all amendments, restatements, supplements or other modifications thereto, and shall refer to this Agreement or such Loan Document as the same may be in effect at any and all times such reference becomes operative.
“Loan Parties” means, collectively, the Borrower and the Subsidiary Guarantors.
“Loans” means the loans made by the Lenders to the Borrower pursuant to this Agreement.
“Local Time” means (i) New York City time in the case of a Loan, Borrowing or LC Disbursement denominated in Dollars and (ii) local time in the case of an LC Disbursement denominated in a Foreign Currency (it being understood that such local time shall mean London, England time unless otherwise notified by the Administrative Agent).
“Material Acquisition” means any acquisition of property or series of related acquisitions of property that (a) constitutes (i) assets comprising all or substantially all or any significant portion of a business or operating unit of a business, or (ii) all or substantially all of the common stock or other Equity Interests of a Person, and (b) involves the payment of consideration by the Borrower and its Restricted Subsidiaries in excess of $25,000,000.
“Material Adverse Effect” means a material adverse effect on (a) the business, assets, operations or financial condition of the Loan Parties, taken as a whole, (b) the ability of the Loan Parties, taken as a whole, to perform any of their obligations under this Agreement or any other Loan Document or (c) the validity or enforceability of this Agreement or any and all other Loan Documents or the material rights or remedies of the Administrative Agent and the Lenders thereunder.
“Material Disposition” means any sale, transfer or disposition of property or series of related sales, transfers, or dispositions of property that yields gross proceeds to the Borrower or any of its Restricted Subsidiaries in excess of $25,000,000.
“Material Indebtedness” means Indebtedness (other than the Loans), or obligations in respect of one or more Swap Agreements, of any one or more of the Borrower and its Restricted Subsidiaries in an aggregate principal amount exceeding $40,000,000. For purposes of determining Material Indebtedness, the “principal amount” of the obligations of the Borrower or any Restricted Subsidiary in respect of any Swap Agreement at any time shall be the maximum aggregate amount (giving effect to any netting agreements) that the Borrower or such Restricted Subsidiary would be required to pay if such Swap Agreement were terminated at such time.
“Material Restricted Domestic Subsidiary” means each Domestic Subsidiary that is a Restricted Subsidiary and (a) which, as of the most recent fiscal quarter of the Borrower, for the period of four consecutive fiscal quarters then ended, for which financial statements have been delivered pursuant to Section 5.01(a) or (b) (or, if prior to the date of the delivery of the first financial statements to be delivered pursuant to Section 5.01(a) or (b), the most recent financial statements referred to in Section 3.04), as applicable, contributed greater than five percent (5%) of Consolidated EBITDA for such period or (b) which contributed greater than five percent (5%) of Consolidated Total Assets as of such date; provided that, if at any time the aggregate amount of Consolidated EBITDA or Consolidated Total Assets attributable to all Domestic Subsidiaries that are not Material Restricted Domestic Subsidiaries exceeds ten percent (10%) of Consolidated EBITDA for any such period or ten percent (10%) of Consolidated Total Assets as of the end of any such fiscal quarter, the Borrower (or, in the event the Borrower has failed to do so within ten (10) Business Days, the Administrative Agent) shall designate sufficient Domestic Subsidiaries as “Material Restricted Domestic Subsidiaries” to eliminate such excess, and such designated Subsidiaries shall for all purposes of this Agreement constitute Material Restricted Domestic Subsidiaries.
“Material Restricted Subsidiary” means each Restricted Subsidiary (a) which, as of the most recent fiscal quarter of the Borrower, for the period of four consecutive fiscal quarters then ended, for which financial statements have been delivered pursuant to Section 5.01(a) or (b) (or, if prior to the date of the delivery of the first financial statements to be delivered pursuant to Section 5.01(a) or (b), the most recent financial statements referred to in Section 3.04), as applicable, contributed greater than five percent (5%) of Consolidated EBITDA for such period or (b) which contributed greater than five percent (5%) of Consolidated Total Assets as of such date.
“Maturity Date” means July 31, 2023.
“Modification Period” means the period beginning with the fiscal quarter ended March 31, 2020 and ending with the fiscal quarter ending June 30, [~~2021~~]2022.
“Moody’s” means Moody’s Investors Service, Inc.
“Multiemployer Plan” means a multiemployer plan as defined in Section 4001(a)(3) of ERISA.
“Net Proceeds” means, with respect to any event, (a) the cash proceeds received in respect of such event including (i) any cash received in respect of any non-cash proceeds (including any cash payments received by way of deferred payment of principal pursuant to a note or installment receivable or purchase price adjustment receivable or otherwise, but excluding any interest payments), but only as and when received, (ii) in the case of a casualty, insurance proceeds and (iii) in the case of a condemnation or similar event, condemnation awards and similar payments, minus (b) the sum of (i) all reasonable fees and out-of-pocket expenses paid to third parties (other than Affiliates) in connection with such event, (ii) in the case of a sale, transfer or other disposition of an asset (including pursuant to a sale and leaseback transaction or a casualty or a condemnation or similar proceeding), the amount of all payments required to be made as a result of such event to repay Indebtedness (other than Loans) secured by such asset or otherwise subject to mandatory prepayment as a result of such event and (iii) the amount of all taxes paid (or reasonably estimated to be payable) and the amount of any reserves established to fund contingent liabilities reasonably estimated to be payable, in each case during the year that such event occurred or the next succeeding year and that are directly attributable to such event (as determined reasonably and in good faith by a Financial Officer).
“NYFRB” means the Federal Reserve Bank of New York.
“NYFRB Rate” means, for any day, the greater of (a) the Federal Funds Effective Rate in effect on such day and (b) the Overnight Bank Funding Rate in effect on such day (or for any day that is not a Business Day, for the immediately preceding Business Day); provided that if none of such rates are published for any day that is a Business Day, the term “NYFRB Rate” means the rate for a federal funds transaction quoted at 11:00 a.m. on such day received by the Administrative Agent from a Federal funds broker of recognized standing selected by it; provided, further, that if any of the aforesaid rates shall be less than (x) 2.00% during the Modification Period, such rate shall be deemed to be 2.00% for purposes of this Agreement, and (y) 1.00% at any time other than during the Modification Period, such rate shall be deemed to be 1.00% for purposes of this Agreement.
“Obligations” means all unpaid principal of and accrued and unpaid interest on the Loans, all LC Exposure, all accrued and unpaid fees and all expenses, reimbursements, indemnities and other obligations and indebtedness (including interest and fees accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding), obligations and liabilities of any of the Borrower and its Restricted Subsidiaries to any of the Lenders, the Administrative Agent, the Issuing Banks or any indemnified party, individually or collectively, existing on the Effective Date or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, arising or incurred under this Agreement or any of the other Loan Documents or in respect of any of the Loans made or reimbursement or other obligations incurred or any of the Letters of Credit or other instruments at any time evidencing any thereof.
“OFAC” means the Office of Foreign Assets Control of the U.S. Department of the Treasury.
“Original Currency” has the meaning assigned to such term in Section 2.18(a).
“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan, Letter of Credit or Loan Document).
“Other First Lien Debt” means obligations secured by Other First Liens.

“Other First Liens” means Liens on the Collateral that are equal and ratable with the Liens thereon securing the Secured Obligations pursuant to a Permitted First Lien Intercreditor Agreement, which Permitted First Lien Intercreditor Agreement (together with such amendments to the Collateral Documents and any other Intercreditor Agreements, if any, as are reasonably necessary or advisable (and reasonably acceptable to the Collateral Agent) to give effect to such Liens) shall be entered into in connection with a permitted incurrence of any such Liens (unless a Permitted First Lien Intercreditor Agreement and/or Collateral Documents (as applicable) covering such Liens are already in effect).
“Other Incremental Term Loans” shall have the meaning assigned to such term in Section 2.20(a).
“Other Revolving Commitments” means, collectively, (a) Extended Revolving Commitments and (b) Replacement Revolving Commitments.
“Other Revolving Loans” means, collectively (a) Extended Revolving Loans and (b) Replacement Revolving Loans.
“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 2.19(b)).
“Other Term Loans” means, collectively, (a) Other Incremental Term Loans, (b) Extended Term Loans and (c) Refinancing Term Loans
“Overnight Bank Funding Rate” means, for any day, the rate comprised of both overnight federal funds and overnight Eurodollar borrowings by U.S.–managed banking offices of depository institutions (as such composite rate shall be determined by the NYFRB as set forth on its public website from time to time) and published on the next succeeding Business Day by the NYFRB as an overnight bank funding rate (from and after such date as the NYFRB shall commence to publish such composite rate).
“Overnight Foreign Currency Rate” means, for any amount payable in a Foreign Currency, the rate of interest per annum as determined by the Administrative Agent at which overnight or weekend deposits in the relevant currency (or if such amount due remains unpaid for more than three (3) Business Days, then for such other period of time as the Administrative Agent may elect in its reasonable discretion) for delivery in immediately available and freely transferable funds would be offered by the Administrative Agent to major banks in the interbank market upon request of such major banks for the relevant currency as determined above and in an amount comparable to the unpaid principal amount of the related Credit Event, plus any taxes, levies, imposts, duties, deductions, charges or withholdings imposed upon, or charged to, the Administrative Agent by any relevant correspondent bank in respect of such amount in such relevant currency.

“Participant” has the meaning assigned to such term in Section 9.04(c).
“Participant Register” has the meaning assigned to such term in Section 9.04(c).
“Participating Member State” means any member state of the European Union that adopts or has adopted the euro as its lawful currency in accordance with legislation of the European Union relating to economic and monetary union.
“Patriot Act” means the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001)).
“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA and any successor entity performing similar functions.
“Permitted Acquisition” means any acquisition (whether by purchase, merger, consolidation or otherwise but excluding in any event a Hostile Acquisition) or series of related acquisitions by the Borrower or any Restricted Subsidiary of (i) any ongoing business or all or substantially all the assets of or (ii) directly, or indirectly so long as each holding company in respect thereof is a wholly-owned Subsidiary, all or substantially all the Equity Interests in, a Person or division or line of business of a Person, if, at the time of and immediately after giving effect thereto:
(1)such Person or division or line of business is engaged in the same or a similar line of business as the Borrower and the Restricted Subsidiaries or business reasonably related thereto or reasonable extensions thereof;
(2)all actions required, if any, to be taken with respect to such acquired or newly formed Restricted Subsidiary under Section 5.09 shall have been taken or shall be taken not later than ninety (90) days after such acquisition (subject to extensions as agreed by the Administrative Agent in its sole discretion);
(3)the Borrower and the Restricted Subsidiaries are in compliance, on a pro forma basis, with the covenants contained in Section 6.10 (including giving effect to any Acquisition Holiday in effect at such time), as applicable, recomputed as of the last day of the most recently ended fiscal quarter of the Borrower for which financial statements are available, as if such acquisition (and any related incurrence or repayment of Indebtedness, with any new Indebtedness being deemed to be amortized over the applicable testing period in accordance with its terms) had occurred on the first day of each relevant period for testing such compliance and, if the aggregate consideration paid in respect of such acquisition exceeds $30,000,000, the Borrower shall have delivered to the Administrative Agent a certificate of a Financial Officer or other executive officer of the Borrower to such effect, together with, to the extent available, all relevant financial information, statements and projections requested by the Administrative Agent;
1.if such acquisition occurs during the period beginning on the Amendment No. 3 Effective Date and ending March 31, 2022 and any portion of the consideration for such acquisition is paid in cash, then the Borrower shall demonstrate its compliance with Section 6.10(c), giving pro forma effect to such acquisition; provided, that Permitted Acquisitions consummated using the Borrower’s or any Subsidiary’s Equity Interests (or the contribution to the equity capital of the Borrower or any such Subsidiary, without duplication) as consideration shall not be subject to this clause (d);
2.in the case of an acquisition, merger or consolidation involving (I) the Borrower, the Borrower is the surviving entity of any such merger and/or consolidation and (II) any Restricted Subsidiary and not the Borrower, a Restricted Subsidiary is the surviving entity of such merger and/or consolidation; and
3.if such acquisition is entered into or consummated:
i.during the Modification Period, the aggregate consideration paid for such acquisition (including the assumption of any Indebtedness), when taken together with the aggregate consideration paid for all other Permitted Acquisitions during the applicable fiscal year in which such acquisition is consummated, shall not exceed (i) $200,000,000 plus (ii) that portion of Net Proceeds not applied as a prepayment pursuant to Section 2.11(a) plus (iii) Net Proceeds resulting from the Borrower’s issuance of Equity Interests or any Subsidiary’s issuance of Equity Interests to third parties plus (iv) Net Proceeds resulting from equity capital contributions to the Borrower and its Subsidiaries plus (v) 50% of Free Cash Flow determined as of the last day of the fiscal year immediately preceding the fiscal year in which the applicable Permitted Acquisition occurs; and
ii.after the Modification Period, if the Leverage Ratio immediately before or immediately after giving effect (including giving effect on a pro forma basis) to such acquisition exceeds (A)(i) the maximum Leverage Ratio permitted under Section 6.10(a) at such time (including giving effect to any Acquisition Holiday in effect at such time) minus (ii) 0.50 to (B) 1.00, based on the financial statements most recently delivered pursuant to Section 5.01(a) or (b) (or, prior to the delivery of any such financial statements, the most recent financial statements referred to in Section 3.04), as applicable, the aggregate consideration paid for such acquisition (including the assumption of any Indebtedness), when taken together with the aggregate consideration paid for all other Permitted Acquisitions during the applicable calendar year in which such acquisition is consummated, shall not exceed $75,000,000 (it being understood and agreed that, for the avoidance of doubt, any Permitted Acquisition made pursuant to the immediately following proviso shall not be included for purposes of determining compliance with the foregoing dollar limitation); provided, that no such dollar limitation shall apply when the Leverage Ratio, immediately before and immediately after giving effect (including giving effect on a pro forma basis) to such acquisition, equals or is less than (A)(i) the maximum Leverage Ratio permitted under Section 6.10(a) at such time (including giving effect to any Acquisition Holiday in effect at such time) minus (ii) 0.50 to (B) 1.00, based on the financial statements most recently delivered pursuant to Section 5.01(a) or (b) (or, prior to the delivery of any such financial statements, the most recent financial statements referred to in Section 3.04), as applicable. Notwithstanding the foregoing or anything to the contrary set forth herein, Consolidated EBITDA for the Borrower and its Restricted Subsidiaries shall be annualized as and when provided for in Section 6.10(a) when determining compliance with this provision; provided, that Consolidated EBITDA corresponding with any Person or assets being acquired shall be determined on a rolling four-quarter basis and shall not be annualized.
“Permitted Encumbrances” means:
(a)    Liens imposed by law for Taxes that are not yet due or are being contested in compliance with Section 5.04;
(b)    carriers’, warehousemen’s, mechanics’, materialmen’s, repairmen’s, landlord’s, supplier’s and other like Liens imposed by law, arising in the ordinary course of business and securing obligations that are not overdue by more than thirty (30) days or are being contested in compliance with Section 5.04;
(c)    pledges and deposits made in the ordinary course of business in compliance with workers’ compensation, unemployment insurance and other social security laws or regulations;
(d)    deposits to secure the performance of bids, trade contracts, leases, statutory obligations, surety and appeal bonds, performance bonds and other obligations of a like nature, in each case in the ordinary course of business;
(e)    judgment Liens in respect of judgments that do not constitute an Event of Default under clause (k) of Article VII;
(f)    easements, zoning restrictions, rights-of-way and similar encumbrances on real property imposed by law or arising in the ordinary course of business that do not secure any monetary obligations and do not materially detract from the value of the affected property or interfere with the ordinary conduct of business of the Borrower or any Restricted Subsidiary;
(g)    Liens arising by virtue of any contractual, statutory or common law provision relating to banker’s liens, rights of set-off or similar rights and remedies as to deposit of cash and securities in favor of bank, other depository institutions, and brokerage firms;
(h)    Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation of goods in the ordinary course of business of the Borrower or any Restricted Subsidiary; and
(i)    Liens in favor of collecting banks arising under Section 4-210 of the Uniform Commercial Code.
“Permitted First Lien Intercreditor Agreement” means, with respect to any Liens on Collateral that are intended to be equal and ratable with the Liens securing the Secured

Obligations, one or more customary intercreditor agreements, each of which shall be in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent.
“Permitted Investments” means:
(a)    direct obligations of, or obligations the principal of and interest on which are unconditionally guaranteed by, the United States of America (or by any agency thereof to the extent such obligations are backed by the full faith and credit of the United States of America), in each case maturing within one year from the date of acquisition thereof;
(b)    marketable direct obligations issued by any state of the United States or any political subdivision of any such state or any public instrumentality thereof maturing within one year from the date of acquisition thereof and, at the time of acquisition, having one of the two highest ratings obtainable from either S&P or Moody’s;
(c)    investments in commercial paper maturing within 270 days from the date of acquisition thereof and having, at such date of acquisition, the highest credit rating obtainable from S&P or from Moody’s;
(d)    investments in certificates of deposit, banker’s acceptances and time deposits maturing within one year from the date of acquisition thereof issued or guaranteed by or placed with, and money market deposit accounts issued or offered by, any domestic office of any commercial bank organized under the laws of the United States of America or any State thereof which has a combined capital and surplus and undivided profits of not less than $500,000,000;
(e)    fully collateralized repurchase agreements with a term of not more than thirty (30) days for securities described in clause (a) above and entered into with a financial institution satisfying the criteria described in clause (c) above;
(f)    money market funds that (i) comply with the criteria set forth in SEC Rule 2a-7 under the Investment Company Act of 1940, (ii) are rated AAA by S&P and Aaa by Moody’s and (iii) have portfolio assets of at least $2,500,000,000;
(g)    cash; and
(h)    other investments consistent with Borrower’s Investment Policy, as provided to the Administrative Agent prior to the Effective Date.
“Permitted Junior Intercreditor Agreement” means, with respect to any Liens on Collateral that are intended to be junior to any Liens securing the Secured Obligations, one or more customary intercreditor agreements, each of which shall be in form and substance reasonably satisfactory to the Administrative Agent and the Collateral Agent.
“Person” means any natural person, corporation, limited liability company, trust, joint venture, association, company, partnership, Governmental Authority or other entity.

“Plan” means any employee pension benefit plan (other than a Multiemployer Plan) subject to the provisions of Title IV of ERISA or Section 412 of the Code or Section 302 of ERISA, and in respect of which the Borrower or any ERISA Affiliate is (or, if such plan were terminated, would under Section 4069 of ERISA be deemed to be) an “employer” as defined in Section 3(5) of ERISA.
“Plan Asset Regulations” means 29 CFR § 2510.3-101 et seq., as modified by Section 3(42) of ERISA, as amended from time to time.
“Platform” means Debt Domain, Intralinks, Syndtrak or a substantially similar electronic transmission system.
“Pledge Subsidiary” means (i) each Domestic Subsidiary that is a Restricted Subsidiary other than a Domestic Subsidiary that is a direct or indirect subsidiary of a Foreign Subsidiary that is a CFC and (ii) each First Tier Foreign Subsidiary that is a Restricted Subsidiary.
“Pounds Sterling” means the lawful currency of the United Kingdom.
“Prepayment Event” means the occurrence of any of the following on any day:
~~(i)~~    [~~the~~] ~~aggregate of the Borrower’s and its Subsidiaries’ unencumbered and unrestricted cash, cash equivalents and marketable investment securities (whether short- or long-term)~~ [~~exceeds $100,000,000~~] ~~(as such amounts are reflected on the consolidated balance sheet of the Borrower as of the applicable determination date)~~[ ~~and the Revolving Credit Exposure exceeds $250,000,000~~]
iii.[intentionally omitted]; or
iv.any sale, transfer or other disposition (including pursuant to a sale and leaseback transaction) of any property or asset of any Loan Party or any Restricted Subsidiary pursuant to Section 6.03(a)(v)(E) in excess of $5,000,000[ ~~during the term of the Modification Period~~], or to the extent not otherwise permitted hereunder; or
v.any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of any Loan Party or any Restricted Subsidiary with a fair market value immediately prior to such event equal to or greater than $10,000,000; or
(iv)    the incurrence by any Loan Party or any Restricted Subsidiary of any Indebtedness, other than Indebtedness permitted under Sections 6.01(a) through (s).
“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative

Agent in its reasonable discretion) or any similar release by the Federal Reserve Board (as determined by the Administrative Agent in its reasonable discretion). Each change in the Prime Rate shall be effective from and including the date such change is publicly announced or quoted as being effective.
“Pro Rata Extension Offers” shall have the meaning assigned to such term in Section 2.21(a).
“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.
“Recipient” means (a) the Administrative Agent and (b) any Lender, as applicable.
“Refinancing Amendment” shall have the meaning assigned to such term in Section 2.22(e).
“Refinancing Effective Date” shall have the meaning assigned to such term in Section 2.22(a).
“Refinancing Notes” means any secured or unsecured notes or loans issued by any Loan Party (whether under an indenture, a credit agreement or otherwise) and the Indebtedness represented thereby, including, without limitation, Convertible Notes; provided, that:
(i)    100% of the net cash proceeds of such Refinancing Notes are used to permanently reduce Loans and/or replace Commitments pursuant to Section 2.22 substantially simultaneously with the issuance thereof;
(ii)    the principal amount (or accreted value, if applicable) of such Refinancing Notes does not exceed the principal amount (or accreted value, if applicable) of the aggregate portion of the Loans so reduced and/or the aggregate portion of Commitments so replaced (plus unpaid accrued interest and premium (including tender premiums) thereon and underwriting discounts, defeasance costs, fees, commissions and expenses);
(iii)    the final maturity date of such Refinancing Notes is on or after the maturity date of the Term Loans so reduced or the Revolving Commitments so replaced, as applicable; provided, that Convertible Notes shall be required to have a scheduled maturity date occurring at least six months after the longest-dated scheduled maturity date for any Term Loans or Revolving Commitments;
(iv)    the Weighted Average Life to Maturity of such Refinancing Notes is greater than or equal to the Weighted Average Life to Maturity of the Term Loans so repaid;
(v)    the terms of such Refinancing Notes do not provide for any scheduled repayment, mandatory redemption or sinking fund obligations prior to the maturity date of the Term Loans so reduced or the Revolving Commitments so replaced, as applicable (other than (x)

in the case of notes, customary offers to repurchase[ ~~or~~], mandatory prepayment provisions, acceleration rights, events of default, or fundamental change provisions, as the case may be, upon a change of control, asset sale, event of loss[ ~~or~~], change in applicable Tax law, recapitalization, reclassification or change of stock, share exchange, consolidation or merger pursuant to which stock will be converted into cash, securities or other property or assets, bankruptcy, liquidation, insolvency or dissolution, or de-listing of stock, or any other similar or customary events in connection with any such notes, and customary acceleration rights after an event of default and prepayment penalties or premiums and (y) in the case of loans, prepayment penalties or premiums, customary amortization and mandatory and voluntary prepayment provisions which are, when taken as a whole, consistent in all material respects with, or not materially less favorable to the Borrower and the Restricted Subsidiaries than, those applicable to the outstanding Term Loans and/or Revolving Commitments, as the case may be, with such Indebtedness pursuant to the subclause (y) to provide that any such mandatory prepayments as a result of asset sales or events of loss, shall be allocated on a pro rata basis or a less than pro rata basis (but not a greater than pro rata basis) with the other outstanding Term Loans);
(vi)    there shall be no obligor with respect thereto that is not a Loan Party after giving effect thereto;
(vii)    if such Refinancing Notes are secured by an asset of any Restricted Subsidiary, any Unrestricted Subsidiary or any Affiliate of the foregoing, the security agreements relating to such assets shall not extend to any assets not constituting Collateral after giving effect thereto and shall be no more favorable to the secured party or parties in respect thereof, taken as a whole (as reasonably determined by the Administrative Agent) than the Collateral Documents (with such differences as are reasonably satisfactory to the Administrative Agent); provided, that Convertible Notes shall not be secured at any time;
(viii)    if such Refinancing Notes are secured, such Refinancing Notes shall be secured by all or a portion of the Collateral, but shall not be secured by any assets of the Borrower or its Restricted Subsidiaries other than the Collateral;
(ix)    Refinancing Notes that are secured by Collateral shall be subject to the provisions of a Permitted First Lien Intercreditor Agreement or a Permitted Junior Intercreditor Agreement, as applicable (and in any event shall be subject to a Permitted Junior Intercreditor Agreement if the Indebtedness being Refinanced is secured on a junior lien basis to any of the Obligations); [~~and~~]
(x)    any Unrestricted Subsidiary shall be an “unrestricted subsidiary” under the terms of any Refinancing Notes; and
(xi)    all other terms applicable to such Refinancing Notes (other than provisions relating to original issue discount, upfront fees, agency and similar fees, prepayment penalties or premiums, interest rates and any other pricing terms (which original issue discount, upfront fees, agency and similar fees, prepayment penalties or premiums, interest rates and other pricing terms shall not be subject to the provisions set forth in this clause (x)) taken as a whole, shall (as reasonably determined by the Administrative Agent) be substantially similar to, or not materially less favorable to the Borrower and its Restricted Subsidiaries than, the terms, taken as a whole, applicable to the Term Loans so reduced or the Revolving Commitments so replaced (except to the extent such covenants and other terms apply solely to any period after the latest maturity date applicable to any Loans or Commitments hereunder or are otherwise reasonably acceptable to the Administrative Agent).
“Refinancing Term Loans” shall have the meaning assigned to such term in Section 2.22(a).
“Register” has the meaning assigned to such term in Section 9.04(b).
“Related Parties” means, with respect to any specified Person, such Person’s Affiliates and the respective directors, officers, employees, agents, advisors and representatives of such Person and such Person’s Affiliates.
“Replacement Revolving Facility” shall have the meaning assigned to such term in Section 2.22(c).
“Replacement Revolving Commitments” shall have the meaning assigned to such term in Section 2.22(c).
“Replacement Revolving Facility Effective Date” shall have the meaning assigned to such term in Section 2.22(c).
“Replacement Revolving Loans” shall have the meaning assigned to such term in Section 2.22(c).
“Required Lenders” means, subject to Section 2.23, at any time, Lenders having Revolving Credit Exposures and unused Revolving Commitments representing more than 50% of the sum of the Total Revolving Credit Exposure and unused Revolving Commitments at such time; provided that, for purposes of declaring the Loans to be due and payable pursuant to Article VII, and for all purposes after the Loans become due and payable pursuant to Article VII or the Revolving Commitments expire or terminate, then, as to each Revolving Lender, clause (a) of the definition of Swingline Exposure shall only be applicable for purposes of determining its Revolving Credit Exposure to the extent such Lender shall have funded its participation in the outstanding Swingline Loans.
“Resolution Authority” means an EEA Resolution Authority or, with respect to any UK Financial Institution, a UK Resolution Authority.
“Restricted Payment” means any dividend or other distribution (whether in cash, securities or other property) with respect to any Equity Interests in the Borrower or any Restricted Subsidiary, or any payment (whether in cash, securities or other property), including any sinking fund or similar deposit, on account of the purchase, redemption, retirement, acquisition, cancellation or termination of any such Equity Interests in the Borrower or any

Restricted Subsidiary or any option, warrant or other right to acquire any such Equity Interests in the Borrower or any Restricted Subsidiary.
“Restricted Payment Requirements” means, with respect to any Restricted Payment made by the Borrower or any Restricted Subsidiary in reliance upon Section 6.07(d), the following:
(a)    no Event of Default has occurred and is continuing immediately prior to making such Restricted Payment or would arise immediately after giving effect (including giving effect on a pro forma basis) thereto; and
(b)    there shall be (1) no dollar limit on Restricted Payments made when the Leverage Ratio is less than or equal to 1.50 to 1.00 (without giving effect to any Acquisition Holiday) immediately before and immediately after giving effect (including giving effect on a pro forma basis) to such Restricted Payment (based on the most recently delivered financial statements under Section 5.01(a) or (b) (or, prior to the delivery of any such financial statements, the most recent financial statements referred to in Section 3.04), as applicable), and (2) an aggregate dollar limit of $50,000,000 per calendar year with respect to Restricted Payments made when the Leverage Ratio exceeds 1.50 to 1.00 (without giving effect to any Acquisition Holiday) immediately before and immediately after giving effect (including giving effect on a pro forma basis) to such Restricted Payment (based on the most recently delivered financial statements under Section 5.01(a) or (b) (or, prior to the delivery of any such financial statements, the most recent financial statements referred to in Section 3.04), as applicable (it being understood and agreed that, for the avoidance of doubt, any Restricted Payment made pursuant to clause (b)(1) above shall not be included for purposes of determining compliance with this clause (b)(2)).
“Restricted Subsidiary” means any Subsidiary other than an Unrestricted Subsidiary.
“Revolving Commitment” means, with respect to each Lender, the commitment of such Lender to make Revolving Loans and to acquire participations in Letters of Credit and Swingline Loans hereunder, expressed as an amount representing the maximum aggregate principal amount of such Lender’s Revolving Credit Exposure hereunder, as such commitment may be (a) reduced or terminated from time to time pursuant to Section 2.09, (b) increased, extended or replaced as provided under Section 2.20, 2.21 or 2.22 and (c) reduced or increased from time to time pursuant to assignments by or to such Lender pursuant to Section 9.04. The amount of each Lender’s Revolving Commitment as of the Amendment No. 1 Effective Date is set forth on Schedule 2.01, or in the Assignment and Assumption or other documentation contemplated hereby pursuant to which such Lender shall have assumed its Revolving Commitment, as applicable. On the Effective Date, there is only one Class of Revolving Commitments. After the Effective Date, additional Classes of Revolving Commitments may be added or created pursuant to Extension Amendments, Refinancing Amendments or Incremental Assumption Agreements and other amendments in connection therewith.

“Revolving Credit Exposure” means, with respect to any Revolving Lender at any time, the sum of the outstanding principal amount of such Lender’s Revolving Loans, its LC Exposure and its Swingline Exposure at such time.
“Revolving Lender” means, as of any date of determination, each Lender that has a Revolving Commitment or, if the Revolving Commitments have terminated or expired, a Lender with Revolving Credit Exposure.
“Revolving Loan” means a Loan made pursuant to Section 2.01. Unless the context otherwise requires, the term “Revolving Loans” shall include the Other Revolving Loans.
“S&P” means Standard & Poor’s Ratings Services, a Standard & Poor’s Financial Services LLC business.
“Sale and Leaseback Transaction” means any sale or other transfer of any property or asset by any Person with the intent to lease such property or asset as lessee.
“Sanctioned Country” means, at any time, a country, region or territory which is itself the subject or target of any Sanctions (at the time of this Agreement, Crimea, Cuba, Iran, North Korea and Syria).
“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions-related list of designated Persons maintained by OFAC, the U.S. Department of State, the United Nations Security Council, the European Union, any European Union member state, Her Majesty’s Treasury of the United Kingdom, or any other relevant sanctions authority, (b) any Person operating, organized or resident in a Sanctioned Country, (c) any Person owned or controlled by any such Person or Persons described in the foregoing clauses (a) or (b), or (d) any Person otherwise the subject of any Sanctions.
“Sanctions” means all economic or financial sanctions or trade embargoes imposed, administered or enforced from time to time by (a) the U.S. government, including those administered by OFAC or the U.S. Department of State or (b) the United Nations Security Council, the European Union, any European Union member state, Her Majesty’s Treasury of the United Kingdom, or any other relevant sanctions authority.
“SEC” means the United States Securities and Exchange Commission.
“Secured Obligations” means all Obligations, together with all Swap Obligations and Banking Services Obligations owing to one or more Lenders or their respective Affiliates; provided that the definition of “Secured Obligations” shall not create or include any guarantee by any Loan Party of (or grant of security interest by any Loan Party to support, as applicable) any Excluded Swap Obligations of such Loan Party for purposes of determining any obligations of any Loan Party.

“Secured Parties” means the holders of the Secured Obligations from time to time and shall include (a) each Lender and each Issuing Bank in respect of its Loans and LC Exposure respectively, (b) the Administrative Agent, the Issuing Banks and the Lenders in respect of all other present and future obligations and liabilities of the Borrower and each Restricted Subsidiary of every type and description arising under or in connection with this Agreement or any other Loan Document, (c) each Lender and Affiliate of such Lender in respect of Swap Agreements and Banking Services Agreements entered into with such Person by the Borrower or any Restricted Subsidiary, (d) each indemnified party under Section 9.03 in respect of the obligations and liabilities of the Borrower to such Person hereunder and under the other Loan Documents, and (e) their respective successors and (in the case of a Lender, permitted) transferees and assigns.
“Security Agreement” means the Pledge and Security Agreement (including any and all supplements thereto), dated as of the date hereof, between the Loan Parties and the Collateral Agent, for the benefit of the Agents and the Secured Parties, and any other pledge or security agreement entered into after the date of this Agreement by any other Loan Party (as required by this Agreement or any other Loan Document), or any other Person, as the same may be amended, restated or otherwise modified from time to time.
“Securities Act” means the United States Securities Act of 1933.
“Solvent” means, in reference to any Person, (a) the fair value of the assets of such Person and its Subsidiaries, taken as a whole, at a fair valuation, will exceed their debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of such Person and its Subsidiaries, taken as a whole, will be greater than the amount that will be required to pay the probable liability of their debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured; (c) such Person and its Subsidiaries, taken as a whole, will be able to pay their debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) such Person and its Subsidiaries, taken as a whole, will not have unreasonably small capital with which to conduct the business in which they are engaged as such business is now conducted and is proposed to be conducted after the Effective Date.
“Specified Ancillary Obligations” means all obligations and liabilities (including interest and fees accruing during the pendency of any bankruptcy, insolvency, receivership or other similar proceeding, regardless of whether allowed or allowable in such proceeding) of any of the Restricted Subsidiaries, existing on the Effective Date or arising thereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise, to the Lenders or any of their Affiliates under any Swap Agreement or any Banking Services Agreement.
“Specified Asset Sale” means the sale, transfer or assignment of Equity Interests in or assets of Myriad RBM, Inc., Myriad myPath, and/or Vectra DA.

“Specified Asset Sale Proceeds Amount” means 50% of all Net Proceeds in excess of $150,000,000 received by the Borrower or any of its Restricted Subsidiaries prior to September 30, 2021 in connection with Specified Asset Sales.
“specified currency” shall have the meaning assigned to such term in Section 2.24.
“Specified Swap Obligation” means, with respect to any Loan Party, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of Section 1a(47) of the Commodity Exchange Act or any rules or regulations promulgated thereunder.
“Statutory Reserve Rate” means a fraction (expressed as a decimal), the numerator of which is the number one and the denominator of which is the number one minus the aggregate of the maximum reserve percentages (including any marginal, special, emergency or supplemental reserves) expressed as a decimal established by the Board to which the Administrative Agent is subject for eurocurrency funding (currently referred to as “Eurocurrency Liabilities” in Regulation D of the Board). Such reserve percentages shall include those imposed pursuant to such Regulation D of the Board. Eurodollar Loans shall be deemed to constitute eurocurrency funding and to be subject to such reserve requirements without benefit of or credit for proration, exemptions or offsets that may be available from time to time to any Lender under such Regulation D of the Board or any comparable regulation. The Statutory Reserve Rate shall be adjusted automatically on and as of the effective date of any change in any reserve percentage.
“Subordinated Indebtedness” means any Indebtedness of the Borrower or any Restricted Subsidiary the payment of which is subordinated to payment of the obligations under the Loan Documents.
“Subordinated Indebtedness Documents” means any document, agreement or instrument evidencing any Subordinated Indebtedness or entered into in connection with any Subordinated Indebtedness.
“subsidiary” means, with respect to any Person (the “parent”) at any date, any corporation, limited liability company, partnership, association or other entity the accounts of which would be consolidated with those of the parent in the parent’s consolidated financial statements if such financial statements were prepared in accordance with GAAP as of such date, as well as any other corporation, limited liability company, partnership, association or other entity (a) of which securities or other ownership interests representing more than 50% of the equity or more than 50% of the ordinary voting power or, in the case of a partnership, more than 50% of the general partnership interests are, as of such date, owned, Controlled or held, or (b) that is, as of such date, otherwise Controlled, by the parent or one or more subsidiaries of the parent or by the parent and one or more subsidiaries of the parent.
“Subsidiary” means any subsidiary of the Borrower.

“Subsidiary Guarantor” means each Material Restricted Domestic Subsidiary that is a party to the Subsidiary Guaranty. The Subsidiary Guarantors on the Effective Date are identified as such in Schedule 3.01 hereto.
“Subsidiary Guaranty” means that certain Guaranty dated as of the Effective Date (including any and all supplements thereto) and executed by each Subsidiary Guarantor party thereto, as amended, restated, supplemented or otherwise modified from time to time.
“Swap Agreement” means any agreement with respect to any swap, forward, future, collar or derivative transaction or option or similar agreement involving, or settled by reference to, one or more rates, currencies, commodities, equity or debt instruments or securities, or economic, financial or pricing indices or measures of economic, financial or pricing risk or value or any similar transaction or any combination of these transactions; provided that no phantom stock or similar plan providing for payments only on account of services provided by current or former directors, officers, employees or consultants of the Borrower or the Restricted Subsidiaries shall be a Swap Agreement.
“Swap Obligations” means any and all obligations of the Borrower or any Restricted Subsidiary, whether absolute or contingent and howsoever and whensoever created, arising, evidenced or acquired (including all renewals, extensions and modifications thereof and substitutions therefor), under (a) any and all Swap Agreements permitted hereunder with a Lender or an Affiliate of a Lender, and (b) any and all cancellations, buy backs, reversals, terminations or assignments of any such Swap Agreement transaction.
“Swingline Exposure” means, at any time, the aggregate principal amount of all Swingline Loans outstanding at such time. The Swingline Exposure of any Revolving Lender at any time shall be the sum of (a) its Applicable Percentage of the total Swingline Exposure at such time other than with respect to any Swingline Loans made by such Lender in its capacity as a Swingline Lender and (b) the aggregate principal amount of all Swingline Loans made by such Lender as a Swingline Lender outstanding at such time (less the amount of participations funded by the other Revolving Lenders in such Swingline Loans).
“Swingline Lender” means JPMorgan Chase Bank, N.A., in its capacity as lender of Swingline Loans hereunder.
“Swingline Loan” means a Loan made pursuant to Section 2.05.
“Swiss Francs” means the lawful currency of Switzerland.
“Syndication Agent” means Wells Fargo Bank, National Association in its capacity as syndication agent for the credit facility evidenced by this Agreement.
“TARGET2” means the Trans-European Automated Real-time Gross Settlement Express Transfer (TARGET2) payment system (or, if such payment system ceases to be operative, such other payment system (if any) reasonably determined by the Administrative Agent to be a suitable replacement) for the settlement of payments in euro.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.
“Term Loan Commitments” means, collectively, (a) Incremental Term Loan Commitments and (b) commitments to make Refinancing Term Loans.
“Term Loans” means, collectively, (a) Incremental Term Loans, (b) Other Term Loans, (c) Extended Term Loans and (d) Refinancing Term Loans.
“Total Revolving Credit Exposure” means the sum of the outstanding principal amount of all Lenders’ Revolving Loans, their LC Exposure and their Swingline Exposure at such time; provided, that, clause (a) of the definition of Swingline Exposure shall only be applicable to the extent Revolving Lenders shall have funded their respective participations in the outstanding Swingline Loans.
“Transactions” means (a) the refinancing of the Indebtedness of the Borrower evidenced by the Existing Credit Agreement, (b) the execution, delivery and performance by the Loan Parties of this Agreement and the other Loan Documents, (c) the borrowing of Loans and other credit extensions and the use of the proceeds thereof, (d) the payment of fees, commissions, transaction costs and expenses incurred in connection with each of the foregoing and (e) the issuance of Letters of Credit hereunder.
“Type”, when used in reference to any Loan or Borrowing, refers to whether the rate of interest on such Loan, or on the Loans comprising such Borrowing, is determined by reference to the Adjusted LIBO Rate or the Alternate Base Rate.
“UCC” or “Uniform Commercial Code” means the Uniform Commercial Code as in effect from time to time in the State of New York or any other state the laws of which are required to be applied in connection with the issue of perfection of security interests.
“UK Financial Institution” means any BRRD Undertaking (as such term is defined under the PRA Rulebook (as amended from time to time) promulgated by the United Kingdom Prudential Regulation Authority) or any person falling within IFPRU 11.6 of the FCA Handbook (as amended from time to time) promulgated by the United Kingdom Financial Conduct Authority, which includes certain credit institutions and investment firms, and certain affiliates of such credit institutions or investment firms.
“UK Resolution Authority” means the Bank of England or any other public administrative authority having responsibility for the resolution of any UK Financial Institution.
“Unliquidated Obligations” means, at any time, any Secured Obligations (or portion thereof) that are contingent in nature or unliquidated at such time, including any Secured Obligation that is: (a) an obligation to reimburse a bank for drawings not yet made under a letter of credit issued by it; (b) any other obligation (including any guarantee) that is contingent in nature at such time; or (c) an obligation to provide collateral to secure any of the foregoing types of obligations.
“Unrestricted Cash” shall mean, as of any date, 100% of the unrestricted cash maintained by the Borrower or any of its Domestic Subsidiaries that are Restricted Subsidiaries in accounts located in the United States and that are not subject to any Liens at such time (other than Liens permitted pursuant to Section 6.02(a), Junior Liens and Liens described in clause (g) of the definition of “Permitted Encumbrance”).
“Unrestricted Subsidiary” means any Subsidiary formed or acquired after the Effective Date that is designated as such by the board of directors (or equivalent governing body) of the Borrower in accordance with Section 5.10 and each Subsidiary of such designated Subsidiary, in each case, until such Person ceases to be an Unrestricted Subsidiary of the Borrower in accordance with Section 5.10 or ceases to be a Subsidiary of the Borrower.
“U.S. Person” means a “United States person” within the meaning of Section 7701(a)(30) of the Code.
“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 2.17(f)(ii)(B)(3).
“Weighted Average Life to Maturity” means, when applied to any Indebtedness at any date, the number of years obtained by dividing: (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect thereof, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness.
“Withdrawal Liability” means liability to a Multiemployer Plan as a result of a complete or partial withdrawal from such Multiemployer Plan, as such terms are defined in Part I of Subtitle E of Title IV of ERISA.
“Withholding Agent” means any Loan Party and the Administrative Agent.
“Working Capital” means, at any date, the excess of current assets of the Borrower and its Restricted Subsidiaries on such date over current liabilities of the Borrower and its Restricted Subsidiaries on such date, all determined on a consolidated basis in accordance with GAAP.

“Write-Down and Conversion Powers” means, (a) with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the Bail-In Legislation for the applicable EEA Member Country, which write-down and conversion powers are described in the EU Bail-In Legislation Schedule, and (b)

with respect to the United Kingdom, any powers of the applicable Resolution Authority under the Bail-In Legislation to cancel, reduce, modify or change the form of a liability of any UK Financial Institution or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers.

a.Classification of Loans and Borrowings
. For purposes of this Agreement, Loans may be classified and referred to by Class (e.g., a “Revolving Loan”) or by Type (e.g., a “Eurodollar Loan”) or by Class and Type (e.g., a “Eurodollar Revolving Loan”). Borrowings also may be classified and referred to by Class (e.g., a “Revolving Borrowing”) or by Type (e.g., a “Eurodollar Borrowing”) or by Class and Type (e.g., a “Eurodollar Revolving Borrowing”).
b.Terms Generally
. The definitions of terms herein shall apply equally to the singular and plural forms of the terms defined. Whenever the context may require, any pronoun shall include the corresponding masculine, feminine and neuter forms. The words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”. The word “will” shall be construed to have the same meaning and effect as the word “shall”. The word “law” shall be construed as referring to all statutes, rules, regulations, codes and other laws (including official rulings and interpretations thereunder having the force of law or with which affected Persons customarily comply), and all judgments, orders and decrees, of all Governmental Authorities. Unless the context requires otherwise (a) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, amended and restated, supplemented and/or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth herein), (b) any definition of or reference to any statute, rule or regulation shall be construed as referring thereto as from time to time amended, restated, amended and restated, supplemented and/or otherwise modified (including by succession of comparable successor laws), (c) any reference herein to any Person shall be construed to include such Person’s successors and assigns (subject to any restrictions on assignment set forth herein) and, in the case of any Governmental Authority, any other Governmental Authority that shall have succeeded to any or all functions thereof, (d) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Agreement in its entirety and not to any particular provision hereof, (e) all references herein to Articles, Sections, Exhibits and Schedules shall be construed to refer to Articles and Sections of, and Exhibits and Schedules to, this Agreement and (f) the words “asset” and “property” shall be construed to have the same meaning and effect and to refer to any and all tangible and intangible assets and properties, including cash, securities, accounts and contract rights.
c.Accounting Terms; GAAP; Pro Forma Calculations
. (a) Except as otherwise expressly provided herein, all terms of an accounting or financial nature shall be construed in accordance with GAAP, as in effect from time to time; provided that, if the

Borrower notifies the Administrative Agent that the Borrower requests an amendment to any provision hereof to eliminate the effect of any change occurring after the date hereof in GAAP or in the application thereof on the operation of such provision (or if the Administrative Agent notifies the Borrower that the Required Lenders request an amendment to any provision hereof for such purpose), regardless of whether any such notice is given before or after such change in GAAP or in the application thereof, then such provision shall be interpreted on the basis of GAAP as in effect and applied immediately before such change shall have become effective until such notice shall have been withdrawn or such provision amended in accordance herewith. Notwithstanding any other provision contained herein, all terms of an accounting or financial nature used herein shall be construed, and all computations of amounts and ratios referred to herein shall be made (i) without giving effect to any election under Accounting Standards Codification 825-10-25 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any Indebtedness or other liabilities of the Borrower or any Restricted Subsidiary at “fair value”, as defined therein, (ii) without giving effect to any treatment of Indebtedness in respect of convertible debt instruments under Accounting Standards Codification 470-20 (or any other Accounting Standards Codification or Financial Accounting Standard having a similar result or effect) to value any such Indebtedness in a reduced or bifurcated manner as described therein, and such Indebtedness shall at all times be valued at the full stated principal amount thereof and (iii) without giving effect to any changes in GAAP occurring after the Effective Date, the effect of which would be to cause leases which would be treated as operating leases under GAAP as of the Effective Date to be treated as capital leases under GAAP.
(b) All pro forma computations required to be made hereunder giving effect to any acquisition or disposition, or issuance, incurrence or assumption of Indebtedness, or other transaction shall in each case be calculated giving pro forma effect thereto (and, in the case of any pro forma computation made hereunder to determine whether such acquisition or disposition, or issuance, incurrence or assumption of Indebtedness, or other transaction is permitted to be consummated hereunder, to any other such transaction consummated since the first day of the period covered by any component of such pro forma computation and on or prior to the date of such computation) as if such transaction had occurred on the first day of the period of four consecutive fiscal quarters ending with the most recent fiscal quarter for which financial statements shall have been delivered pursuant to Section 5.01(a) or 5.01(b) (or, prior to the delivery of any such financial statements, the most recent financial statements referred to in Section 3.04), as applicable, and, to the extent applicable, to the historical earnings and cash flows associated with the assets acquired or disposed of (but without giving effect to any synergies or cost savings) and any related incurrence or reduction of Indebtedness, all in accordance with Article 11 of Regulation S-X under the Securities Act. If any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date of determination had been the applicable rate for the entire period (taking into account any Swap Agreement applicable to such Indebtedness).
d.Status of Obligations

. In the event that the Borrower or any other Loan Party shall at any time issue or have outstanding any Subordinated Indebtedness, the Borrower shall take or cause such other Loan Party to take all such actions as shall be necessary to cause the Secured Obligations to constitute senior indebtedness (however denominated) in respect of such Subordinated Indebtedness and to enable the Administrative Agent on behalf of the Lenders to have and exercise any payment blockage or other remedies available or potentially available to holders of senior indebtedness under the terms of such Subordinated Indebtedness. Without limiting the foregoing, the Secured Obligations are hereby designated as “senior indebtedness” and as “designated senior indebtedness” and words of similar import under and in respect of any indenture or other agreement or instrument under which such Subordinated Indebtedness is outstanding and are further given all such other designations as shall be required under the terms of any such Subordinated Indebtedness in order that the Administrative Agent on behalf of the Lenders may have and exercise any payment blockage or other remedies available or potentially available to holders of senior indebtedness under the terms of such Subordinated Indebtedness.
e.Interest Rates
. The Administrative Agent does not warrant or accept responsibility for, and shall not have any liability with respect to, the administration, submission or any other matter related to the rates in the definition of “LIBO Rate” or with respect to any comparable or successor rate thereto, or replacement rate therefor
f.Divisions. For all purposes under the Loan Documents, in connection with any division or plan of division under Delaware law (or any comparable event under a different jurisdiction’s laws): (a) if any asset, right, obligation or liability of any Person becomes the asset, right, obligation or liability of a different Person, then it shall be deemed to have been transferred from the original Person to the subsequent Person, and (b) if any new Person comes into existence, such new Person shall be deemed to have been organized and acquired on the first date of its existence by the holders of its Equity Interests at such time.
ARTICLE II.

The Credits
g.Revolving Commitments
. Subject to the terms and conditions set forth herein, each Revolving Lender (severally and not jointly) agrees to make Revolving Loans to the Borrower in Dollars from time to time during the Availability Period in an aggregate principal amount that will not result in (a) such Lender’s Revolving Credit Exposure exceeding such Lender’s Revolving Commitment or (b) subject to Section 2.04, the Dollar Amount of the Total Revolving Credit Exposure exceeding the Aggregate Revolving Commitment. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Revolving Loans.
h.Loans and Borrowings
. Each Loan (other than a Swingline Loan) shall be made as part of a Borrowing consisting of Loans of the same Type and Class made by the applicable Lenders ratably in accordance with their respective Commitments of such Class. The failure of any Lender to make any Loan required to be made by it shall not relieve any other Lender of its obligations hereunder; provided that the Commitments of the Lenders are several and no Lender shall be responsible for any other Lender’s failure to make Loans as required. Any Swingline Loan shall be made in accordance with the procedures as set forth in Section 2.05.
4.Subject to Section 2.14, each Borrowing (other than a Swingline Loan) shall be comprised entirely of ABR Loans or Eurodollar Loans as the Borrower may request in accordance herewith. Each Swingline Loan shall be an ABR Loan. Each Lender at its option may make any Loan by causing any domestic or foreign branch or Affiliate of such Lender to make such Loan (and in the case of an Affiliate, the provisions of Sections 2.14, 2.15, 2.16 and 2.17 shall apply to such Affiliate to the same extent as to such Lender); provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement.
5.At the commencement of each Interest Period for any Eurodollar Borrowing, such Borrowing shall be in an aggregate amount that is an integral multiple of $250,000 and not less than $500,000. At the time that each ABR Borrowing is made (other than a Swingline Loan), such Borrowing shall be in an aggregate amount that is an integral multiple of $250,000 and not less than $500,000; provided that an ABR Revolving Borrowing may be in an aggregate amount that is equal to the entire unused balance of the Aggregate Revolving Commitment or that is required to finance the reimbursement of an LC Disbursement as contemplated by Section 2.06(e). Each Swingline Loan shall be in an amount that is an integral multiple of $250,000 and not less than $500,000. Borrowings of more than one Type and Class may be outstanding at the same time; provided that there shall not at any time be more than a total of ten (10) Eurodollar Borrowings outstanding.
6.Notwithstanding any other provision of this Agreement, the Borrower shall not be entitled to request, or to elect to convert or continue, any Borrowing if the Interest Period requested with respect thereto would end after the Maturity Date.
i.Requests for Borrowings
. To request a Borrowing (other than Swingline Loans), the Borrower shall notify the Administrative Agent of such request by submitting a Borrowing Request (a) in the case of a Eurodollar Borrowing, not later than 1:00 p.m., New York City time, three (3) Business Days before the date of the proposed Borrowing or (b) in the case of an ABR Borrowing, not later than 12:00 noon, New York City time, on the date of the proposed Borrowing; provided that any such notice of an ABR Revolving Borrowing to finance the reimbursement of an LC Disbursement as contemplated by Section 2.06(e) may be given not later than 10:00 a.m., New York City time, on the date of the proposed Borrowing. Each such Borrowing Request shall be irrevocable and shall be signed by a Financial Officer of the Borrower. Each such Borrowing Request shall specify the following information in compliance with Section 2.02:
vi.the aggregate principal amount and Class of the requested Borrowing;
vii.the date of such Borrowing, which shall be a Business Day;
viii.whether such Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing;

ix.in the case of a Eurodollar Borrowing, the initial Interest Period to be applicable thereto, which shall be a period contemplated by the definition of the term “Interest Period”; and
x.the location and number of the Borrower’s account to which funds are to be disbursed, which shall comply with the requirements of Section 2.07.
If no election as to the Type of Borrowing is specified, then the requested Borrowing shall be an ABR Borrowing. If no Interest Period is specified with respect to any requested Eurodollar Borrowing, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration. Promptly following receipt of a Borrowing Request in accordance with this Section, the Administrative Agent shall advise each applicable Lender of the details thereof and of the amount of such Lender’s Loan to be made as part of the requested Borrowing.
j.Determination of Dollar Amounts
. The Administrative Agent will determine the Dollar Amount of:
7.the LC Exposure as of the date of each request for the issuance, amendment, renewal or extension of any Letter of Credit, and
8.all outstanding Letter of Credits and LC Disbursements on and as of the last Business Day of each calendar quarter and, during the continuation of an Event of Default, on any other Business Day elected by the Administrative Agent in its discretion or upon instruction by the Required Lenders.
Each day upon or as of which the Administrative Agent determines Dollar Amounts as described in the preceding clauses (a) and (b) is herein described as a “Computation Date” with respect to each Credit Event for which a Dollar Amount is determined on or as of such day.
k.Swingline Loans
. Subject to the terms and conditions set forth herein, from time to time during the Availability Period, the Swingline Lender agrees to make Swingline Loans in Dollars to the Borrower in an aggregate principal amount at any time outstanding that will not result in (i) the aggregate principal amount of outstanding Swingline Loans exceeding $10,000,000, (ii) the Swingline Lender’s Revolving Credit Exposure exceeding its Revolving Commitment, or (iii) the Total Revolving Credit Exposure exceeding the Aggregate Revolving Commitment; provided that the Swingline Lender shall not be required to make a Swingline Loan to refinance an outstanding Swingline Loan. Within the foregoing limits and subject to the terms and conditions set forth herein, the Borrower may borrow, prepay and reborrow Swingline Loans.
9.To request a Swingline Loan, the Borrower shall submit a written notice to the Administrative Agent of such request by telecopy or electronic mail, not later than 2:00 p.m.,

New York City time, on the day of a proposed Swingline Loan. Each such notice shall be in a form approved by the Administrative Agent in its reasonable discretion, shall be irrevocable and shall specify the requested date (which shall be a Business Day) and amount of the requested Swingline Loan. The Administrative Agent will promptly advise the Swingline Lender of any such notice received from the Borrower. The Swingline Lender shall make each Swingline Loan available to the Borrower by means of a credit to the general deposit account of the Borrower with the Swingline Lender (or, in the case of a Swingline Loan made to finance the reimbursement of an LC Disbursement as provided in Section 2.06(e), by remittance to the applicable Issuing Bank) by 3:00 p.m., New York City time, on the requested date of such Swingline Loan.
10.The Swingline Lender may by written notice given to the Administrative Agent not later than 10:00 a.m., New York City time, on any Business Day require the Revolving Lenders to acquire participations on such Business Day in all or a portion of the Swingline Loans outstanding. Such notice shall specify the aggregate amount of Swingline Loans in which Revolving Lenders will participate. Promptly upon receipt of such notice, the Administrative Agent will give notice thereof to each Revolving Lender, specifying in such notice such Lender’s Applicable Percentage of such Swingline Loan or Loans. Each Revolving Lender hereby absolutely and unconditionally agrees, upon receipt of notice as provided above, to pay to the Administrative Agent, for the account of the Swingline Lender, such Lender’s Applicable Percentage of such Swingline Loan or Loans. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations in Swingline Loans pursuant to this paragraph is absolute and unconditional and shall not be affected by any circumstance whatsoever, including the occurrence and continuance of a Default or reduction or termination of the Revolving Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever. Each Revolving Lender shall comply with its obligation under this paragraph by wire transfer of immediately available funds, in the same manner as provided in Section 2.07 with respect to Loans made by such Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Lenders), and the Administrative Agent shall promptly pay to the Swingline Lender the amounts so received by it from the Revolving Lenders. The Administrative Agent shall notify the Borrower of any participations in any Swingline Loan acquired pursuant to this paragraph, and thereafter payments in respect of such Swingline Loan shall be made to the Administrative Agent and not to the Swingline Lender. Any amounts received by the Swingline Lender from the Borrower (or other party on behalf of the Borrower) in respect of a Swingline Loan after receipt by the Swingline Lender of the proceeds of a sale of participations therein shall be promptly remitted to the Administrative Agent; any such amounts received by the Administrative Agent shall be promptly remitted by the Administrative Agent to the Revolving Lenders that shall have made their payments pursuant to this paragraph and to the Swingline Lender, as their interests may appear; provided that any such payment so remitted shall be repaid to the Swingline Lender or to the Administrative Agent, as applicable, if and to the extent such payment is required to be refunded to the Borrower for any reason. The purchase of participations in a Swingline Loan pursuant to this paragraph shall not relieve the Borrower of any default in the payment thereof.

11.The Swingline Lender may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Swingline Lender and the successor Swingline Lender (in each case, not to be unreasonably withheld, delayed or conditioned). The Administrative Agent shall notify the Revolving Lenders of any such replacement of the Swingline Lender. At the time any such replacement shall become effective, the Borrower shall pay all unpaid interest accrued for the account of the replaced Swingline Lender pursuant to Section 2.13(a). From and after the effective date of any such replacement, (x) the successor Swingline Lender shall have all of the rights and obligations of the replaced Swingline Lender under this Agreement with respect to Swingline Loans made thereafter and (y) references herein to the term “Swingline Lender” shall be deemed to refer to such successor or to any previous Swingline Lender, or to such successor and all previous Swingline Lenders, as the context shall require. After the replacement of the Swingline Lender hereunder, the replaced Swingline Lender shall remain a party hereto and shall continue to have all the rights and obligations of a Swingline Lender under this Agreement with respect to Swingline Loans made by it prior to its replacement, but shall not be required to make additional Swingline Loans.
12.Subject to the appointment and acceptance of a successor Swingline Lender, the Swingline Lender may resign as Swingline Lender at any time upon thirty days’ prior written notice to the Administrative Agent, the Borrower and the Revolving Lenders, in which case, the Swingline Lender shall be replaced in accordance with Section 2.05(d) above.
l.Letters of Credit
. General. Subject to the terms and conditions set forth herein, the Borrower may request the issuance of Letters of Credit denominated in Agreed Currencies as the applicant thereof for the support of its or its Subsidiaries’ obligations, in a form reasonably acceptable to the Administrative Agent and the applicable Issuing Bank, at any time and from time to time during the Availability Period. In the event of any inconsistency between the terms and conditions of this Agreement and the terms and conditions of any form of letter of credit application or other agreement submitted by the Borrower to, or entered into by the Borrower with, the applicable Issuing Bank relating to any Letter of Credit, the terms and conditions of this Agreement shall control. Notwithstanding anything herein to the contrary, no Issuing Bank shall have any obligation hereunder to issue, and shall not issue, any Letter of Credit the proceeds of which would be made available to any Person (i) to fund any activity or business of or with any Sanctioned Person, or in any country or territory that, at the time of such funding, is the subject of any Sanctions, (ii) in any manner that would result in a violation of any Sanctions by any party to this Agreement or (iii) in any manner that would result in a violation of one or more policies of the Issuing Bank applicable to letters of credit generally. The Borrower unconditionally and irrevocably agrees that, in connection with any Letter of Credit issued for the support of any Subsidiary’s obligations as provided in the first sentence of this paragraph, the Borrower will be fully responsible for the reimbursement of LC Disbursements in accordance with the terms hereof, the payment of interest thereon and the payment of fees due under Section 2.12(b) to the same extent as if it were the sole account party in respect of such Letter of Credit (the Borrower hereby irrevocably waiving any defenses that might otherwise be available to it as a guarantor or surety of the obligations of such a Subsidiary that is an account party in respect of any such Letter of Credit).
13.Notice of Issuance, Amendment, Renewal, Extension; Certain Conditions. To request the issuance of a Letter of Credit (or the amendment, renewal or extension of an outstanding Letter of Credit), the Borrower shall hand deliver or telecopy (or transmit by electronic communication, if arrangements for doing so have been approved by the applicable Issuing Bank) to the applicable Issuing Bank and the Administrative Agent (reasonably in advance of the requested date of issuance, amendment, renewal or extension) a notice requesting the issuance of a Letter of Credit, or identifying the Letter of Credit to be amended, renewed or extended, and specifying the date of issuance, amendment, renewal or extension (which shall be a Business Day), the date on which such Letter of Credit is to expire (which shall comply with paragraph (c) of this Section), the amount of such Letter of Credit, the Agreed Currency applicable thereto, the name and address of the beneficiary thereof and such other information as shall be necessary to prepare, amend, renew or extend such Letter of Credit. If requested by an Issuing Bank, the Borrower also shall submit a letter of credit application on such Issuing Bank’s standard form in connection with any request for a Letter of Credit. A Letter of Credit shall be issued, amended, renewed or extended only if (and upon issuance, amendment, renewal or extension of each Letter of Credit the Borrower shall be deemed to represent and warrant that), after giving effect to such issuance, amendment, renewal or extension (i) subject to Section 2.04, the Dollar Amount of the LC Exposure shall not exceed $10,000,000, (ii) with respect to each Issuing Bank, subject to Section 2.04, (x) the aggregate undrawn Dollar Amount of all outstanding Letters of Credit issued by such Issuing Bank at such time plus (y) the aggregate Dollar Amount of all LC Disbursements made by such Issuing Bank that have not yet been reimbursed by or on behalf of the Borrower at such time shall not exceed the Letter of Credit Commitment of such Issuing Bank, (iii) subject to Section 2.04, no Revolving Lender’s Dollar Amount of Revolving Credit Exposure shall exceed its Revolving Commitment, and (iv) subject to Section 2.04, the Dollar Amount of the Total Revolving Credit Exposure shall not exceed the Aggregate Revolving Commitment. The Borrower may, at any time and from time to time, increase or reduce the Letter of Credit Commitment of any Issuing Bank pursuant to the definition of Letter of Credit Commitment; provided that the Borrower shall not reduce the Letter of Credit Commitment of any Issuing Bank if, after giving effect of such reduction, the conditions set forth in clauses (i) through (iv) above shall not be satisfied.
14.Expiration Date. Each Letter of Credit shall expire (or be subject to termination by notice from the applicable Issuing Bank to the beneficiary thereof) at or prior to the close of business on the earlier of (i) the date one year after the date of the issuance of such Letter of Credit (or, in the case of any renewal or extension thereof, one year after such renewal or extension) and (ii) the date that is five (5) Business Days prior to the Maturity Date; provided that, any Letter of Credit with a one-year tenor may provide for the automatic renewal thereof for additional one-year periods (which shall in no event extend beyond the date referred to in clause (ii) above); provided further that, any Letter of Credit may extend beyond the date referred to in clause (ii) above if such Letter of Credit is cash collateralized, no later than thirty (30) days prior to the Maturity Date, in an amount equal to 105% of the face amount of such Letter of Credit in accordance with Section 2.06(j) hereof and on terms and conditions reasonably acceptable to the applicable Issuing Bank and the Administrative Agent.
15.Participations. By the issuance of a Letter of Credit (or an amendment to a Letter of Credit increasing the amount thereof) and without any further action on the part of the applicable Issuing Bank or the Revolving Lenders, such Issuing Bank hereby grants to each

Revolving Lender, and each Revolving Lender hereby acquires from such Issuing Bank, a participation in such Letter of Credit equal to such Lender’s Applicable Percentage of the aggregate amount available to be drawn under such Letter of Credit. In consideration and in furtherance of the foregoing, each Revolving Lender hereby absolutely and unconditionally agrees to pay to the Administrative Agent, for the account of such Issuing Bank, such Lender’s Applicable Percentage of each LC Disbursement made by such Issuing Bank and not reimbursed by the Borrower on the date due as provided in paragraph (e) of this Section, or of any reimbursement payment required to be refunded to the Borrower for any reason. Each Revolving Lender acknowledges and agrees that its obligation to acquire participations pursuant to this paragraph in respect of Letters of Credit is absolute and unconditional and shall not be affected by any circumstance whatsoever, including any amendment, renewal or extension of any Letter of Credit or the occurrence and continuance of a Default or reduction or termination of the Revolving Commitments, and that each such payment shall be made without any offset, abatement, withholding or reduction whatsoever.
16.Reimbursement. If any Issuing Bank shall make any LC Disbursement in respect of a Letter of Credit issued by such Issuing Bank, the Borrower shall reimburse such LC Disbursement by paying to the Administrative Agent in Dollars the Dollar Amount equal to such LC Disbursement, calculated as of the date such Issuing Bank made such LC Disbursement (or if the Issuing Bank shall so elect in its reasonable discretion by notice to the Borrower, in such other Agreed Currency which was paid by the Issuing Bank pursuant to such LC Disbursement in an amount equal to such LC Disbursement) not later than 12:00 noon, Local Time, on the date that such LC Disbursement is made, if the Borrower shall have received notice of such LC Disbursement prior to 10:00 a.m., Local Time, on such date, or, if such notice has not been received by the Borrower prior to such time on such date, then not later than 12:00 noon, Local Time, on the Business Day immediately following the day that the Borrower receives such notice, if such notice is not received prior to such time on the day of receipt; provided that the Borrower may, subject to the conditions to borrowing set forth herein, request in accordance with Section 2.03 or 2.05 that such payment be financed with an ABR Revolving Borrowing or Swingline Loan in, subject to Section 2.04, the Dollar Amount of such LC Disbursement and, to the extent so financed, the Borrower’s obligation to make such payment shall be discharged and replaced by the resulting ABR Revolving Borrowing or Swingline Loan. If the Borrower fails to make such payment when due, the Administrative Agent shall notify each Revolving Lender of the applicable LC Disbursement, the payment then due from the Borrower in respect thereof and such Lender’s Applicable Percentage thereof. Promptly following receipt of such notice, each Revolving Lender shall pay to the Administrative Agent its Applicable Percentage of the payment then due from the Borrower, in the same manner as provided in Section 2.07 with respect to Loans made by such Lender (and Section 2.07 shall apply, mutatis mutandis, to the payment obligations of the Revolving Lenders), and the Administrative Agent shall promptly pay to such Issuing Bank the amounts so received by it from the Revolving Lenders. Promptly following receipt by the Administrative Agent of any payment from the Borrower pursuant to this paragraph, the Administrative Agent shall distribute such payment to such Issuing Bank or, to the extent that Revolving Lenders have made payments pursuant to this paragraph to reimburse such Issuing Bank, then to such Lenders and such Issuing Bank as their interests may appear. Any payment made by a Revolving Lender pursuant to this paragraph to reimburse such

Issuing Bank for any LC Disbursement (other than the funding of Revolving Loans or a Swingline Loan as contemplated above) shall not constitute a Loan and shall not relieve the Borrower of its obligation to reimburse such LC Disbursement. If the Borrower’s reimbursement of, or obligation to reimburse, any amounts in any Foreign Currency would subject the Administrative Agent, any Issuing Bank or any Lender to any stamp duty, ad valorem charge or similar tax that would not be payable if such reimbursement were made or required to be made in Dollars, the Borrower shall, at its option, either (x) pay the amount of any such tax requested by the Administrative Agent, such Issuing Bank or the relevant Lender or (y) reimburse each LC Disbursement made in such Foreign Currency in Dollars, in an amount equal to the Dollar Amount, calculated using the applicable Exchange Rates, on the date such LC Disbursement is made, of such LC Disbursement.
17.Obligations Absolute. The Borrower’s obligation to reimburse LC Disbursements as provided in paragraph (e) of this Section shall be absolute, unconditional and irrevocable, and shall be performed strictly in accordance with the terms of this Agreement under any and all circumstances whatsoever and irrespective of (i) any lack of validity or enforceability of any Letter of Credit or this Agreement, or any term or provision therein, (ii) any draft or other document presented under a Letter of Credit proving to be forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect, (iii) payment by any Issuing Bank under a Letter of Credit against presentation of a draft or other document that does not comply with the terms of such Letter of Credit, or (iv) any other event or circumstance whatsoever, whether or not similar to any of the foregoing, that might, but for the provisions of this Section, constitute a legal or equitable discharge of, or provide a right of setoff against, the Borrower’s obligations hereunder. Neither the Administrative Agent, the Revolving Lenders nor the Issuing Banks, nor any of their Related Parties, shall have any liability or responsibility by reason of or in connection with the issuance or transfer of any Letter of Credit or any payment or failure to make any payment thereunder (irrespective of any of the circumstances referred to in the preceding sentence), or any error, omission, interruption, loss or delay in transmission or delivery of any draft, notice or other communication under or relating to any Letter of Credit (including any document required to make a drawing thereunder), any error in interpretation of technical terms or any consequence arising from causes beyond the control of the applicable Issuing Bank; provided that the foregoing shall not be construed to excuse such Issuing Bank from liability to the Borrower to the extent of any direct damages (as opposed to special, indirect, consequential or punitive damages, claims in respect of which are hereby waived by the Borrower to the extent permitted by applicable law) suffered by the Borrower that are caused by such Issuing Bank’s failure to exercise care when determining whether drafts and other documents presented under a Letter of Credit comply with the terms thereof. The parties hereto expressly agree that, in the absence of gross negligence or willful misconduct on the part of an Issuing Bank (as finally determined by a court of competent jurisdiction), such Issuing Bank shall be deemed to have exercised care in each such determination applicable to any Letters of Credit. In furtherance of the foregoing and without limiting the generality thereof, the parties agree that, with respect to documents presented which appear on their face to be in substantial compliance with the terms of a Letter of Credit, such Issuing Bank may, in its sole discretion, either accept and make payment upon such documents without responsibility for further investigation, regardless of any notice or information to the contrary, or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.
18.Disbursement Procedures. The applicable Issuing Bank shall, promptly following its receipt thereof, examine all documents purporting to represent a demand for payment under a Letter of Credit. Such Issuing Bank shall promptly notify the Administrative Agent and the Borrower by telephone (confirmed by telecopy or electronic mail) of such demand for payment and whether such Issuing Bank has made or will make an LC Disbursement thereunder; provided that any failure to give or delay in giving such notice shall not relieve the Borrower of its obligation to reimburse such Issuing Bank and the Revolving Lenders with respect to any such LC Disbursement.
19.Interim Interest. If an Issuing Bank shall make any LC Disbursement, then, unless the Borrower shall reimburse such LC Disbursement in full on the date such LC Disbursement is made, the unpaid amount thereof shall bear interest, for each day from and including the date such LC Disbursement is made to but excluding the date that the reimbursement is due and payable, at the rate per annum then applicable to ABR Revolving Loans (or in the case such LC Disbursement is denominated in a Foreign Currency, at the Overnight Foreign Currency Rate for such Agreed Currency plus the then effective Applicable Rate with respect to Eurodollar Revolving Loans) and such interest shall be due and payable on the date when such reimbursement is payable; provided that, if the Borrower fails to reimburse such LC Disbursement when due pursuant to paragraph (e) of this Section, then Section 2.13(c) shall apply. Interest accrued pursuant to this paragraph shall be for the account of such Issuing Bank, except that interest accrued on and after the date of payment by any Revolving Lender pursuant to paragraph (e) of this Section to reimburse such Issuing Bank shall be for the account of such Lender to the extent of such payment.
20.Replacement and Resignation of Issuing Bank.
xi.Any Issuing Bank may be replaced at any time by written agreement among the Borrower, the Administrative Agent, the replaced Issuing Bank and the successor Issuing Bank. The Administrative Agent shall notify the Revolving Lenders of any such replacement of an Issuing Bank. At the time any such replacement shall become effective, the Borrower shall pay all unpaid fees accrued for the account of the replaced Issuing Bank pursuant to Section 2.12(b). From and after the effective date of any such replacement, (i) the successor Issuing Bank shall have all the rights and obligations of the replaced Issuing Bank under this Agreement with respect to Letters of Credit to be issued thereafter and (ii) references herein to the term “Issuing Bank” shall be deemed to refer to such successor or to any previous Issuing Bank, or to such successor and all previous Issuing Banks, as the context shall require. After the replacement of an Issuing Bank hereunder, the replaced Issuing Bank shall remain a party hereto and shall continue to have all the rights and obligations of an Issuing Bank under this Agreement with respect to Letters of Credit then outstanding and issued by it prior to such replacement, but shall not be required to issue additional Letters of Credit.

xii.Subject to the appointment and acceptance of a successor Issuing Bank, the any Issuing Bank may resign as an Issuing Bank at any time upon thirty days’ prior written notice to the Administrative Agent, the Borrower and the Revolving Lenders, in which case, such Issuing Bank shall be replaced in accordance with Section 2.06(i)(i) above.
21.Cash Collateralization. If any Event of Default shall occur and be continuing, on the Business Day that the Borrower receives notice from the Administrative Agent or the Required Lenders (or, if the maturity of the Loans has been accelerated, Revolving Lenders with LC Exposure representing greater than 50% of the total LC Exposure) demanding the deposit of cash collateral pursuant to this paragraph, the Borrower shall deposit in an account with the Administrative Agent, in the name of the Administrative Agent and for the benefit of the Revolving Lenders (the “LC Collateral Account”), an amount in cash equal to 105% of the Dollar Amount of the LC Exposure as of such date plus any accrued and unpaid interest thereon; provided that (i) the portions of such amount attributable to undrawn Foreign Currency Letters of Credit or LC Disbursements in a Foreign Currency that the Borrower is not late in reimbursing shall be deposited in the applicable Foreign Currencies in the actual amounts of such undrawn Letters of Credit and LC Disbursements and (ii) the obligation to deposit such cash collateral shall become effective immediately, and such deposit shall become immediately due and payable, without demand or other notice of any kind, upon the occurrence of any Event of Default with respect to the Borrower described in clause (h) or (i) of Article VII. For the purposes of this paragraph, the Foreign Currency LC Exposure shall be calculated using the applicable Exchange Rate on the date notice demanding cash collateralization is delivered to the Borrower. The Borrower also shall deposit cash collateral pursuant to this paragraph as and to the extent required by Section 2.11(b). Such deposit shall be held by the Administrative Agent as collateral for the payment and performance of the Secured Obligations. The Administrative Agent shall have exclusive dominion and control, including the exclusive right of withdrawal, over such account and the Borrower hereby grants the Administrative Agent a security interest in the LC Collateral Account. Other than any interest earned on the investment of such deposits, which investments shall be made at the option and sole discretion of the Administrative Agent and at the Borrower’s risk and expense, such deposits shall not bear interest. Interest or profits, if any, on such investments shall accumulate in such account. Moneys in such account shall be applied by the Administrative Agent to reimburse any applicable Issuing Bank (ratably in the case of more than one Issuing Bank) for LC Disbursements for which it has not been reimbursed and, to the extent not so applied, shall be held for the satisfaction of the reimbursement obligations of the Borrower for the LC Exposure at such time or, if the maturity of the Loans has been accelerated (but subject to the consent of Revolving Lenders with LC Exposure representing greater than 50% of the total LC Exposure), be applied to satisfy other Secured Obligations. If the Borrower is required to provide an amount of cash collateral hereunder as a result of the occurrence of an Event of Default, such amount (to the extent not applied as aforesaid) shall be returned to the Borrower within three (3) Business Days after all Events of Default have been cured or waived.
22.Issuing Bank Agreements. Unless otherwise requested by the Administrative Agent, each Issuing Bank shall report in writing to the Administrative Agent (i) promptly following the end of each calendar month, the aggregate amount of Letters of Credit issued by it and outstanding at the end of such month, (ii) on or prior to each Business Day on which such Issuing Bank expects to issue, amend, renew or extend any Letter of Credit, the date of such issuance, amendment, renewal or extension, and the aggregate face amount of the Letter of Credit to be issued, amended, renewed or extended by it and outstanding after giving effect to such issuance, amendment, renewal or extension occurred (and whether the amount thereof changed), it being understood that such Issuing Bank shall not permit any issuance, renewal, extension or amendment resulting in an increase in the amount of any Letter of Credit to occur without first obtaining written confirmation from the Administrative Agent that it is then permitted under this Agreement, (iii) on each Business Day on which such Issuing Bank makes any payment under any Letter of Credit, the date of such payment under such Letter of Credit and the amount of such payment, (iv) on any Business Day on which the Borrower fails to reimburse any payment under any Letter of Credit required to be reimbursed to such Issuing Bank on such day, the date of such failure and the amount of such payment and (v) on any other Business Day, such other information as the Administrative Agent shall reasonably request.
m.Funding of Borrowings
. Each Lender shall make each Loan to be made by it hereunder on the proposed date thereof by wire transfer of immediately available funds by 2:00 p.m., New York City time, to the account of the Administrative Agent most recently designated by it for such purpose by notice to the Lenders; provided that Swingline Loans shall be made as provided in Section 2.05. Except in respect of the provisions of this Agreement covering the reimbursement of Letters of Credit, the Administrative Agent will make such Loans available to the Borrower by promptly crediting the funds so received in the aforesaid account of the Administrative Agent to an account of the Borrower maintained with the Administrative Agent in New York City or Chicago and designated by the Borrower in the applicable Borrowing Request; provided that ABR Revolving Loans made to finance the reimbursement of an LC Disbursement as provided in Section 2.06(e) shall be remitted by the Administrative Agent to the applicable Issuing Bank.
23.Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with paragraph (a) of this Section and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if a Lender has not in fact made its share of the applicable Borrowing available to the Administrative Agent, then the applicable Lender and the Borrower severally agree to pay to the Administrative Agent forthwith on demand such corresponding amount with interest thereon, for each day from and including the date such amount is made available to the Borrower to but excluding the date of payment to the Administrative Agent, at (i) in the case of such Lender, the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation or (ii) in the case of the Borrower, the interest rate applicable to the applicable Loans. If such Lender pays such amount to the Administrative Agent, then such amount shall constitute such Lender’s Loan included in such Borrowing.
n.Interest Elections

. Each Borrowing (other than a Swingline Loan) initially shall be of the Type specified in the applicable Borrowing Request and, in the case of a Eurodollar Borrowing, shall have an initial Interest Period as specified in such Borrowing Request. Thereafter, the Borrower may elect to convert such Borrowing to a different Type or to continue such Borrowing and, in the case of a Eurodollar Borrowing, may elect Interest Periods therefor, all as provided in this Section. The Borrower may elect different options with respect to different portions of the affected Borrowing, in which case each such portion shall be allocated ratably among the Lenders holding the Loans comprising such Borrowing, and the Loans comprising each such portion shall be considered a separate Borrowing. This Section shall not apply to Swingline Borrowings, which may not be converted or continued.
24.To make an election pursuant to this Section, the Borrower shall notify the Administrative Agent of such election by the time that a Borrowing Request would be required under Section 2.03 if the Borrower were requesting a Borrowing of the Type and Class resulting from such election to be made on the effective date of such election. Each such Interest Election Request shall be irrevocable and shall be signed by a Financial Officer of the Borrower. Notwithstanding any contrary provision herein, this Section shall not be construed to permit the Borrower to (i) elect an Interest Period for Eurodollar Loans that does not comply with Section 2.02(d), (ii) convert any Borrowing to a Borrowing of a Type not available under the Class of Commitments pursuant to which such Borrowing was made or (iii) convert any Borrowing to a Borrowing of a different Class.
25.Each Interest Election Request shall specify the following information in compliance with Section 2.02:
xiii.the Borrowing to which such Interest Election Request applies and, if different options are being elected with respect to different portions thereof, the portions thereof to be allocated to each resulting Borrowing (in which case the information to be specified pursuant to clauses (iii) and (iv) below shall be specified for each resulting Borrowing);
xiv.the effective date of the election made pursuant to such Interest Election Request, which shall be a Business Day;
xv.whether the resulting Borrowing is to be an ABR Borrowing or a Eurodollar Borrowing; and
xvi.if the resulting Borrowing is a Eurodollar Borrowing, the Interest Period to be applicable thereto after giving effect to such election, which Interest Period shall be a period contemplated by the definition of the term “Interest Period”.
If any such Interest Election Request requests a Eurodollar Borrowing but does not specify an Interest Period, then the Borrower shall be deemed to have selected an Interest Period of one month’s duration.
26.Promptly following receipt of an Interest Election Request, the Administrative Agent shall advise each applicable Lender of the details thereof and of such Lender’s portion of each resulting Borrowing.

27.If the Borrower fails to deliver an Interest Election Request with respect to a Eurodollar Borrowing prior to the end of the Interest Period applicable thereto, then, unless such Borrowing is repaid as provided herein, at the end of such Interest Period, such Borrowing shall remain a Eurodollar Borrowing with the same Interest Period applicable to the respective Eurodollar Borrowing for the Interest Period then ended. Notwithstanding any contrary provision hereof, if an Event of Default has occurred and is continuing and the Administrative Agent, at the request of the Required Lenders, so notifies the Borrower, then, so long as an Event of Default is continuing (i) no outstanding Borrowing may be converted to or continued as a Eurodollar Borrowing and (ii) unless repaid, each Eurodollar Borrowing shall be converted to an ABR Borrowing at the end of the Interest Period applicable thereto.
o.Termination and Reduction of Commitments
. Unless previously terminated, the Revolving Commitments shall terminate on the Maturity Date.
28.The Borrower may at any time terminate, or from time to time reduce, the Commitments of any Class; provided that (i) each reduction of the Commitments of any Class shall be in an amount that is an integral multiple of $1,000,000 and not less than $5,000,000 and (ii) the Borrower shall not terminate or reduce the Revolving Commitments if, after giving effect to any concurrent prepayment of the Loans in accordance with Section 2.11, the Dollar Amount of the Total Revolving Credit Exposure would exceed the Aggregate Revolving Commitment. Without duplication, the Aggregate Revolving Commitment shall be permanently reduced by the Specified Asset Sale Proceeds Amount; provided, that no more than $50,000,000 of reductions in the aggregate shall be required as a result of Specified Asset Sales. The Aggregate Revolving Commitment shall be permanently reduced to $250,000,000 no later than September 30, 2021; provided, that if the Aggregate Revolving Commitment shall be been reduced to $250,000,000 prior to such date as a result of Specified Asset Sales, no further commitment reduction shall be required. Without duplication, the Aggregate Revolving Commitment shall be permanently reduced by the amount of General Asset Sale Proceeds received by the Borrower or any Restricted Subsidiary thereof; provided, that no more than $50,000,000 of reductions in the aggregate shall be required as a result of General Asset Sales.
29.The Borrower shall notify the Administrative Agent of any election to terminate or reduce the Commitments under paragraph (b) of this Section at least three (3) Business Days prior to the effective date of such termination or reduction, specifying such election and the effective date thereof. Promptly following receipt of any notice, the Administrative Agent shall advise the applicable Lenders of the contents thereof. Each notice delivered by the Borrower pursuant to this Section shall be irrevocable; provided that a notice of termination of the Commitments delivered by the Borrower may state that such notice is conditioned upon the effectiveness of other credit facilities or other transactions specified therein, in which case such notice may be revoked or delayed by the Borrower (by notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. Any termination or reduction of the Commitments of any Class shall be permanent. Each reduction of the Commitments of any Class shall be made ratably among the Lenders holding such Commitments in accordance with their respective Commitments of such Class.

p.Repayment of Loans; Evidence of Debt
. The Borrower hereby unconditionally promises to pay (i) to the Administrative Agent for the account of each Revolving Lender the then unpaid principal amount of each Revolving Loan on the Maturity Date and (ii) to the Swingline Lender the then unpaid principal amount of each Swingline Loan on the fifth Business Day after such Swingline Loan is made; provided that, notwithstanding anything to the contrary contained herein, on each date that a Revolving Borrowing is made, the Borrower shall repay all Swingline Loans then outstanding and the proceeds of any such Borrowing shall be applied by the Administrative Agent to repay any Swingline Loans outstanding.
30.Each Lender shall maintain in accordance with its usual practice an account or accounts evidencing the indebtedness of the Borrower to such Lender resulting from each Loan made by such Lender, including the amounts of principal and interest payable and paid to such Lender from time to time hereunder.
31.The Administrative Agent shall maintain accounts in the Register established and maintained in accordance with the provisions of Section 9.04(b)(iv) in which it shall record (i) the amount of each Loan made hereunder, the Class and Type thereof and the Interest Period applicable thereto, (ii) the amount of any principal or interest due and payable or to become due and payable from the Borrower to each Lender hereunder and (iii) the amount of any sum received by the Administrative Agent hereunder for the account of the Lenders and each Lender’s share thereof.
32.The entries made in the accounts maintained pursuant to paragraph (b) or (c) of this Section shall be prima facie evidence of the existence and amounts of the obligations recorded therein; provided that the failure of any Lender or the Administrative Agent to maintain such accounts or any error therein shall not in any manner affect the Obligations.
33.Any Lender may request that Loans made by it be evidenced by a promissory note. In such event, the Borrower shall prepare, execute and deliver to such Lender a promissory note payable to such Lender (or, if requested by such Lender, to such Lender and its registered assigns) and in a form reasonably acceptable to the Administrative Agent and the Borrower. Thereafter, the Loans evidenced by such promissory note and interest thereon shall at all times (including after assignment pursuant to Section 9.04) be represented by one or more promissory notes in such form.
q.Prepayment of Loans
. [~~(a)~~    ][ ](a) The Borrower shall have the right at any time and from time to time to prepay any Borrowing in whole or in part, without premium or penalty, subject to prior notice in accordance with the provisions of this Section 2.11(a). The Borrower shall notify the Administrative Agent (and, in the case of prepayment of a Swingline Loan, the Swingline Lender) by written notice (promptly followed by telephonic confirmation of such request) of any prepayment hereunder (i) in the case of prepayment of a Eurodollar Borrowing, not later than 1:00 p.m., New York City time, three (3) Business Days before the date of prepayment, (ii) in the case of prepayment of an ABR Borrowing, not later than 1:00 p.m., New York City time, one (1) Business Day before the date of prepayment or (iii) in the case of prepayment of a Swingline Loan, not later than 12:00 noon, New York City time, on the date of prepayment. Each such notice shall be irrevocable and shall specify the prepayment date and the principal amount of each Borrowing or portion thereof to be prepaid; provided that, if a notice of prepayment is given in connection with a conditional notice of termination of the Commitments of any Class as contemplated by Section 2.09, then such notice of prepayment may be revoked or delayed if such notice of termination is revoked or delayed in accordance with Section 2.09. Promptly following receipt of any such notice relating to a Borrowing, the Administrative Agent shall advise the applicable Lenders of the contents thereof. Each partial prepayment of any Borrowing of any Class shall be in an amount that would be permitted in the case of an advance of a Borrowing of the same Type and Class as provided in Section 2.02. Each prepayment of a Borrowing of any Class shall be applied ratably to the Loans of such Class included in the prepaid Borrowing. Prepayments shall be accompanied by (i) accrued interest to the extent required by Section 2.13 and (ii) break funding payments, if any, pursuant to Section 2.16. If at any time the sum of the aggregate principal amount of the Dollar Amount of all of the Revolving Credit Exposures exceeds the Aggregate Revolving Commitment, the Borrower shall immediately repay Borrowings, or cash collateralize LC Exposure, in an account with the Administrative Agent pursuant to Section 2.06(j), as applicable, in an aggregate principal amount sufficient to cause the aggregate principal Dollar Amount of all Revolving Credit Exposures to be less than or equal to the Aggregate Revolving Commitment. On any date on which the Aggregate Revolving Commitment is required to be permanently reduced (including pursuant to Section 2.09(b)), the Borrower shall immediately repay Borrowings, or cash collateralize LC Exposure, in an account with the Administrative Agent pursuant to Section 2.06(j), as applicable, in an aggregate principal amount sufficient to cause the cause the aggregate principal Dollar Amount of all Revolving Credit Exposures to be less than or equal to the Aggregate Revolving Commitment.
~~(b)~~ (b) The Borrower shall apply all net cash proceeds from any issuance or incurrence of Refinancing Notes, Refinancing Term Loans and Replacement Revolving Commitments (other than solely by means of extending or renewing then existing Refinancing Notes, Refinancing Term Loans and Replacement Revolving Commitments without resulting in any proceeds), no later than three (3) Business Days after the date on which such Refinancing Notes, Refinancing Term Loans and Replacement Revolving Commitments are issued or incurred, to prepay Term Loans and/or terminate Revolving Commitments being refinanced in accordance with Section 2.22 and the definition of “Refinancing Notes” (as applicable).
~~(c)~~ (c) Upon the occurrence of any Prepayment Event, the Borrower shall, within 5 Business Days after the occurrence thereof, prepay the Obligations and cash collateralize the LC Exposure as set forth in Section 2.06(j), as applicable, in an aggregate amount equal to 100% of the Net Proceeds resulting therefrom; provided[~~, that in the case of a Prepayment Event~~] that, notwithstanding anything to the contrary, only prepayments, but no reduction of Commitments, shall apply under clause ([~~i~~]ii) of the definition [~~thereof, the prepayment required hereunder (including any cash collateral which may be required to be posted) shall be such amount as is necessary to cause the Revolving Credit Exposure to equal or be less than $250,000,000 as of such date; provided further that, the foregoing requirements shall not apply~~]of Prepayment Event after the Modification Period. Notwithstanding the foregoing, but subject to the remainder hereof, in the case of any event described in clause (ii) or (iii) of the definition of Prepayment Event, if the Borrower shall deliver to the Administrative Agent a certificate of a Financial Officer to the effect that the Loan Parties intend to apply the Net Proceeds resulting from such event (or a portion thereof specified in such certificate), within 75 days after receipt of such Net Proceeds, to acquire (or replace or rebuild) real property, equipment or other assets (excluding Inventory) to be used in the business of the Loan Parties and their Subsidiaries, and certifying that no Default has occurred and is continuing at such time, then no prepayment shall be required pursuant to this paragraph in respect of the Net Proceeds specified in such certificate. To the extent of any such Net Proceeds that have not been so applied by the end of such 75-day period, a prepayment shall be required at such time in an amount equal to such Net Proceeds that have not been so applied.
r.Fees
. The Borrower agrees to pay to the Administrative Agent for the account of each Revolving Lender a commitment fee, which shall accrue at the Applicable Rate on the Available Revolving Commitment of such Lender during the period from and including the Effective Date to but excluding the date on which the Revolving Commitment of such Lender terminates; provided that, if such Lender continues to have any Revolving Credit Exposure after its Revolving Commitment terminates, then such commitment fee shall continue to accrue on the daily amount of such Lender’s Revolving Credit Exposure from and including the date on which its Revolving Commitment terminates to but excluding the date on which such Lender ceases to have any Revolving Credit Exposure. Accrued commitment fees shall be payable in arrears on the last day of March, June, September and December of each year and on the date on which the Revolving Commitments terminate, commencing on the first such date to occur after the date hereof; provided that any commitment fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand. All commitment fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day).
34.The Borrower agrees to pay (i) to the Administrative Agent for the account of each Revolving Lender a participation fee with respect to its participations in issued and outstanding Letters of Credit, which shall accrue at the same Applicable Rate used to determine the interest rate applicable to Eurodollar Revolving Loans on the average daily Dollar Amount of such Lender’s LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) during the period from and including the Effective Date to but excluding the later of the date on which such Lender’s Revolving Commitment terminates and the date on which such Lender ceases to have any LC Exposure and (ii) to each Issuing Bank for its own account a fronting fee, which shall accrue at the rate per annum separately agreed between the Borrower and the applicable Issuing Bank on the average daily Dollar Amount of the LC Exposure (excluding any portion thereof attributable to unreimbursed LC Disbursements) attributable to Letters of Credit issued by such Issuing Bank during the period from and including the Effective Date to but excluding the later of the date of termination of the Revolving Commitments and the date on which there ceases to be any LC Exposure, as well as such Issuing Bank’s standard fees and commissions with respect to the issuance, amendment, cancellation, negotiation, transfer, presentment, renewal or extension of any Letter of Credit or processing of drawings thereunder. Participation fees and fronting fees accrued through and including the last day of March, June, September and December of each year shall be payable on the third (3rd) Business Day following such last day, commencing on the first such date to occur after the Effective Date; provided that all such fees shall be payable on the date on which the Revolving Commitments terminate and any such fees accruing after the date on which the Revolving Commitments terminate shall be payable on demand. Any other fees payable to any Issuing Bank pursuant to this paragraph shall be payable within ten (10) days after demand. All participation fees and fronting fees shall be computed on the basis of a year of 360 days and shall be payable for the actual number of days elapsed (including the first day but excluding the last day). Participation fees and fronting fees in respect of Letters of Credit denominated in Dollars shall be paid in Dollars, and participation fees and fronting fees in respect of Letters of Credit denominated in a Foreign Currency shall be paid in such Foreign Currency.
35.The Borrower agrees to pay to the Administrative Agent, for its own account, fees payable in the amounts and at the times separately agreed upon between the Borrower and the Administrative Agent.
36.All fees payable hereunder or in connection therewith shall be paid on the dates due, in immediately available funds, to the Administrative Agent (or to an Issuing Bank, in the case of fees payable to it) for distribution to the applicable parties. Fees paid shall not be refundable under any circumstances.
s.Interest
. The Loans comprising each ABR Borrowing (including each Swingline Loan) shall bear interest at the Alternate Base Rate plus the Applicable Rate.
37.The Loans comprising each Eurodollar Borrowing shall bear interest at the Adjusted LIBO Rate for the Interest Period in effect for such Borrowing plus the Applicable Rate.
38.Notwithstanding the foregoing, (i) during the occurrence and continuance of any Event of Default described in paragraph (a), (h), (i), or (j) of Article VII, such overdue amount shall bear interest, after as well as before judgment, at a rate per annum equal to (x) in the case of overdue principal of any Loan, 2% plus the rate otherwise applicable to such Loan as provided in the preceding paragraphs of this Section or (y) in the case of any other amount, 2% plus the rate applicable to ABR Loans as provided in paragraph (a) of this Section and (ii) during the occurrence and continuance of any other Event of Default, the Administrative Agent, at the direction of the Required Lenders, may, at its option, by notice to the Borrower (which notice may be revoked at the option of the Required Lenders notwithstanding any provision of Section 9.02 requiring the consent of “each Lender directly affected thereby” for reductions in interest rates), declare that (x) all Loans shall bear interest at 2% plus the rate otherwise applicable to such Loans as provided in the preceding paragraphs of this Section or (y) in the case of any other amount outstanding hereunder, such amount shall accrue at 2% plus the rate applicable to such fee or other obligation as provided hereunder.
39.Accrued interest on each Loan of any Class shall be payable in arrears on each Interest Payment Date for such Loan and on the Maturity Date (or, if earlier, upon termination of the Commitments of such Class); provided that (i) interest accrued pursuant to paragraph (c) of this Section shall be payable on demand, (ii) in the event of any repayment or prepayment of any Loan (other than a prepayment of an ABR Revolving Loan prior to the end of the Availability Period), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment and (iii) in the event of any conversion of any Eurodollar Loan prior to the end of the current Interest Period therefor, accrued interest on such Loan shall be payable on the effective date of such conversion.

40.All interest hereunder shall be computed on the basis of a year of 360 days, except that interest computed by reference to the Alternate Base Rate at times when the Alternate Base Rate is based on the Prime Rate shall be computed on the basis of a year of 365 days (or 366 days in a leap year), and in each case shall be payable for the actual number of days elapsed (including the first day but excluding the last day). The applicable Alternate Base Rate, Adjusted LIBO Rate or LIBO Rate shall be determined by the Administrative Agent, and such determination shall be conclusive absent manifest error.
t.Alternate Rate of Interest
. (a)     If prior to the commencement of any Interest Period for a Eurodollar Borrowing:
xvii.the Administrative Agent determines (which determination shall be conclusive and binding absent manifest error) that adequate and reasonable means do not exist for ascertaining the Adjusted LIBO Rate or the LIBO Rate, as applicable (including because the LIBO Screen Rate is not available or published on a current basis), for such Interest Period; or
xviii.the Administrative Agent is advised by the Required Lenders that the Adjusted LIBO Rate or the LIBO Rate, as applicable, for such Interest Period will not adequately and fairly reflect the cost to such Lenders of making or maintaining their Loans included in such Borrowing for such Interest Period;
then the Administrative Agent shall give notice thereof to the Borrower and the Lenders by telephone or telecopy or other electronic communication as promptly as practicable thereafter and, until the Administrative Agent notifies the Borrower and the Lenders that the circumstances giving rise to such notice no longer exist, (A) any Interest Election Request that requests the conversion of any Borrowing to, or continuation of any Borrowing as, a Eurodollar Borrowing shall be ineffective and any such Eurodollar Borrowing shall be repaid on the last day of the then current Interest Period applicable thereto and (B) if any Borrowing Request requests a Eurodollar Borrowing, such Borrowing shall be made as an ABR Borrowing.
41.If at any time the Administrative Agent determines in its reasonable discretion (which determination shall be conclusive absent manifest error) that (i) the circumstances set forth in clause (a)(i) of the foregoing paragraph have arisen and such circumstances are unlikely to be temporary or (ii) the circumstances set forth in clause (a)(i) of the foregoing paragraph have not arisen but either (A) the supervisor for the administrator of the LIBO Screen Rate has made a public statement that the administrator of the LIBO Screen Rate is insolvent (and there is no successor administrator that will continue publication of the LIBO Screen Rate), (B) the administrator of the LIBO Screen Rate has made a public statement identifying a specific date after which the LIBO Screen Rate will permanently or indefinitely cease to be published by it (and there is no successor administrator that will continue publication of the LIBO Screen Rate), (C) the supervisor for the administrator of the LIBO Screen Rate has made a public statement identifying a specific date after which the LIBO Screen Rate will permanently or indefinitely cease to be published or (D) the supervisor for the administrator of the LIBO Screen Rate or a Governmental Authority having jurisdiction over the Administrative Agent has made a public statement identifying a specific date after which the LIBO Screen Rate may no longer be used for determining interest rates for loans, then the Administrative Agent and the Borrower shall endeavor to establish an alternate rate of interest to the LIBO Rate that gives due consideration to the then prevailing market convention for determining a rate of interest for syndicated loans in the United States at such time, and shall enter into an amendment to this Agreement to reflect such alternate rate of interest and such other related changes to this Agreement as may be applicable (but for the avoidance of doubt, such related changes shall not include a reduction of the Applicable Rate); provided that, if such alternate rate of interest as so determined would be less than (x) 1.00% during the Modification Period, such rate shall be deemed to be 1.00% for purposes of this Agreement; or (y) 0.00% at any time other than during the Modification Period, such rate shall be deemed to be 0.00% for the purposes of this Agreement. Notwithstanding anything to the contrary in Section 9.02, such amendment shall become effective without any further action or consent of any other party to this Agreement so long as the Administrative Agent shall not have received, within five Business Days of the date notice of such alternate rate of interest is provided to the Lenders, a written notice from the Required Lenders stating that such Required Lenders object to such amendment. Until an alternate rate of interest shall be determined in accordance with this clause (b) (but, in the case of the circumstances described in clause (ii) of the first sentence of this Section 2.14(b), only to the extent the LIBO Screen Rate for such Interest Period is not available or published at such time on a current basis), (x) any Interest Election Request that requests the conversion of any Revolving Borrowing to, or continuation of any Revolving Borrowing as, a Eurodollar Borrowing shall be ineffective and (y) if any Borrowing Request requests a Eurodollar Revolving Borrowing, such Borrowing shall be made as an ABR Borrowing.
u.Increased Costs
. If any Change in Law shall:
xix.impose, modify or deem applicable any reserve, special deposit, liquidity or similar requirement (including any compulsory loan requirement, insurance charge or other assessment) against assets of, deposits with or for the account of, or credit extended by, any Lender (except any such reserve requirement reflected in the Adjusted LIBO Rate) or any Issuing Bank;
xx.impose on any Lender or any Issuing Bank or the London interbank market any other condition, cost or expense (other than Taxes) affecting this Agreement or Loans made by such Lender or any Letter of Credit or participation therein; or
xxi.subject any Recipient to any Taxes (other than (A) Indemnified Taxes, (B) Taxes described in clauses (b) through (d) of the definition of Excluded Taxes and (C) Connection Income Taxes) on its loans, loan principal, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto;

and the result of any of the foregoing shall be to increase the cost to such Lender or such other Recipient of making, continuing, converting into or maintaining any Loan or of maintaining its obligation to make any such Loan or to increase the cost to such Lender, such Issuing Bank or such other Recipient of participating in, issuing or maintaining any Letter of Credit or to reduce the amount of any sum received or receivable by such Lender, such Issuing Bank or such other Recipient hereunder, whether of principal, interest or otherwise, then the Borrower will pay to such Lender, such Issuing Bank or such other Recipient, as the case may be, such additional amount or amounts as will compensate such Lender, such Issuing Bank or such other Recipient, as the case may be, for such additional costs incurred or reduction suffered.
42.If any Lender or any Issuing Bank determines that any Change in Law regarding capital or liquidity requirements has or would have the effect of reducing the rate of return on such Lender’s or such Issuing Bank’s capital or on the capital of such Lender’s or such Issuing Bank’s holding company, if any, as a consequence of this Agreement or the Loans made by, or participations in Letters of Credit held by, such Lender, or the Letters of Credit issued by such Issuing Bank, to a level below that which such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company could have achieved but for such Change in Law (taking into consideration such Lender’s or such Issuing Bank’s policies and the policies of such Lender’s or such Issuing Bank’s holding company with respect to capital adequacy and liquidity), then from time to time the Borrower will pay to such Lender or such Issuing Bank, as the case may be, such additional amount or amounts as will compensate such Lender or such Issuing Bank or such Lender’s or such Issuing Bank’s holding company for any such reduction suffered.
43.A certificate of a Lender or an Issuing Bank setting forth the amount or amounts necessary to compensate such Lender or such Issuing Bank or its holding company, as the case may be, as specified in paragraph (a) or (b) of this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender or such Issuing Bank, as the case may be, the amount shown as due on any such certificate within ten (10) days after receipt thereof.
44.Failure or delay on the part of any Lender or any Issuing Bank to demand compensation pursuant to this Section shall not constitute a waiver of such Lender’s or such Issuing Bank’s right to demand such compensation; provided that the Borrower shall not be required to compensate a Lender or an Issuing Bank pursuant to this Section for any increased costs or reductions incurred more than 270 days prior to the date that such Lender or such Issuing Bank, as the case may be, notifies the Borrower of the Change in Law giving rise to such increased costs or reductions and of such Lender’s or such Issuing Bank’s intention to claim compensation therefor; provided further that, if the Change in Law giving rise to such increased costs or reductions is retroactive, then the 270-day period referred to above shall be extended to include the period of retroactive effect thereof.
v.Break Funding Payments

. In the event of (a) the payment of any principal of any Eurodollar Loan other than on the last day of an Interest Period applicable thereto (including as a result of an Event of Default or as a result of any prepayment pursuant to Section 2.11), (b) the conversion of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto, (c) the failure to borrow, convert, continue or prepay any Eurodollar Loan on the date specified in any notice delivered pursuant hereto (regardless of whether such notice may be revoked or extended under Section 2.11 and is revoked or extended in accordance therewith but not including any such failure that results from a notice under Section 2.14) or (d) the assignment of any Eurodollar Loan other than on the last day of the Interest Period applicable thereto as a result of a request by the Borrower pursuant to Section 2.19, then, in any such event, the Borrower shall compensate each Lender for the loss, cost and expense attributable to such event. Such loss, cost or expense to any Lender shall be deemed to include an amount determined by such Lender to be the excess, if any, of (i) the amount of interest which would have accrued on the principal amount of such Loan had such event not occurred, at the Adjusted LIBO Rate that would have been applicable to such Loan, for the period from the date of such event to the last day of the then current Interest Period therefor (or, in the case of a failure to borrow, convert or continue, for the period that would have been the Interest Period for such Loan), over (ii) the amount of interest which would accrue on such principal amount for such period at the interest rate which such Lender would bid were it to bid, at the commencement of such period, for deposits in Dollars of a comparable amount and period from other banks in the eurodollar market. A certificate of any Lender setting forth any amount or amounts that such Lender is entitled to receive pursuant to this Section shall be delivered to the Borrower and shall be conclusive absent manifest error. The Borrower shall pay such Lender the amount shown as due on any such certificate within ten (10) days after receipt thereof.
w.Taxes
. Payments Free of Taxes. Any and all payments by or on account of any obligation of any Loan Party under any Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable law. If any applicable law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable law and, if such Tax is an Indemnified Tax, then the sum payable by the applicable Loan Party shall be increased as necessary so that after such deduction or withholding has been made (including such deductions and withholdings applicable to additional sums payable under this Section 2.17) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.
45.Payment of Other Taxes by the Borrower. The Borrower shall timely pay to the relevant Governmental Authority in accordance with applicable law, or at the option of the Administrative Agent timely reimburse it for, Other Taxes.
46.Evidence of Payments. As soon as practicable after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 2.17, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

47.Indemnification by the Loan Parties. The Loan Parties shall indemnify each Recipient, within 10 days after receipt of a written demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate setting forth in reasonable detail the amount and type of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.
48.Indemnification by the Lenders. Each Lender shall severally indemnify the Administrative Agent, within 10 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 9.04(c) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this paragraph (e).
49.Status of Lenders. (i) Any Lender that is entitled to an exemption from or reduction of withholding Tax with respect to payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Lender, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Lender is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 2.17(f)(ii)(A), (ii)(B) and (ii)(D) below) shall not be required if in the Lender’s reasonable judgment such completion, execution or submission would subject such Lender to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Lender.

i.Without limiting the generality of the foregoing, in the event that the Borrower is a U.S. Person:
a.any Lender that is a U.S. Person shall deliver to the Borrower and the Administrative Agent on or prior to the date on which such Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), an executed IRS Form W-9 certifying that such Lender is exempt from U.S. Federal backup withholding tax;
b.any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:
(1) in the case of a Foreign Lender claiming the benefits of an income tax treaty to which the United States is a party (x) with respect to payments of interest under any Loan Document, an executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “interest” article of such tax treaty and (y) with respect to any other applicable payments under any Loan Document, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, establishing an exemption from, or reduction of, U.S. Federal withholding Tax pursuant to the “business profits” or “other income” article of such tax treaty;

(2) in the case of a Foreign Lender claiming that its extension of credit will generate U.S. effectively connected income, an executed IRS Form W-8ECI;

(3) in the case of a Foreign Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit C-1 to the effect that such Foreign Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, or a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code (a “U.S. Tax Compliance Certificate”) and (y) an executed IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable; or

(4) to the extent a Foreign Lender is not the beneficial owner, an executed IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable, a U.S. Tax Compliance Certificate substantially in the form of Exhibit C-2 or Exhibit C-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Foreign Lender is a partnership and one or more direct or indirect partners of such Foreign Lender are claiming the portfolio interest exemption, such Foreign Lender may provide a U.S. Tax Compliance Certificate substantially in the form of Exhibit C-4 on behalf of each such direct and indirect partner;
c.any Foreign Lender shall, to the extent it is legally entitled to do so, deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Foreign Lender becomes a Lender under this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed originals of any other form prescribed by applicable law as a basis for claiming exemption from or a reduction in U.S. Federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made; and
d.if a payment made to a Lender under any Loan Document would be subject to U.S. Federal withholding Tax imposed by FATCA if such Lender were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Lender shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA and to determine that such Lender has complied with such Lender’s obligations under FATCA or to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement.
Each Lender agrees that if any form or certification it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall update such form or certification or promptly notify the Borrower and the Administrative Agent in writing of its legal inability to do so.
50.Treatment of Certain Refunds. If any party determines, in its sole discretion exercised in good faith, that it has received a refund of any Taxes as to which it has been indemnified pursuant to this Section 2.17 (including by the payment of additional amounts pursuant to this Section 2.17), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 2.17 with respect to the Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this paragraph (g) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this paragraph (g), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this paragraph (g) the payment of which would place the indemnified party in a less favorable net after-Tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This paragraph shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.
51.Survival. Each party’s obligations under this Section 2.17 shall survive the resignation or replacement of the Administrative Agent or any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all obligations under any Loan Document.
52.Defined Terms. For purposes of this Section 2.17, the term “applicable law” includes FATCA.
x.Payments Generally; Allocations of Proceeds; Pro Rata Treatment; Sharing of Set-offs
.
53.The Borrower shall make each payment required to be made by it hereunder (whether of principal, interest, fees or reimbursement of LC Disbursements, or of amounts payable under Section 2.15, 2.16 or 2.17, or otherwise) prior to (i) in the case of payments denominated in Dollars, 1:00 p.m., New York City time and (ii) in the case of payments denominated in a Foreign Currency, 1:00 p.m., Local Time, in the city of the Administrative Agent’s Eurodollar Payment Office for such currency, in each case on the date when due, in immediately available funds, without set-off or counterclaim. Any amounts received after such time on any date may, in the discretion of the Administrative Agent, be deemed to have been received on the next succeeding Business Day for purposes of calculating interest thereon. All such payments shall be made (i) in the same currency in which the applicable Credit Event was made and (ii) to the Administrative Agent at its offices at 10 South Dearborn Street, Chicago, Illinois 60603, or, in the case of a Credit Event denominated in a Foreign Currency, the Administrative Agent’s Eurodollar Payment Office for such currency, except payments to be made directly to an Issuing Bank or Swingline Lender as expressly provided herein and except that payments pursuant to Sections 2.15, 2.16, 2.17 and 9.03 shall be made directly to the Persons entitled thereto. The Administrative Agent shall distribute any such payments denominated in the same currency received by it for the account of any other Person to the appropriate recipient promptly following receipt thereof. If any payment hereunder shall be due on a day that is not a Business Day, the date for payment shall be extended to the next succeeding Business Day, and, in the case of any payment accruing interest, interest thereon shall be payable for the period of such extension. All payments hereunder shall be made in Dollars.

Notwithstanding the foregoing provisions of this Section, if, after the making of any Credit Event in any Foreign Currency, currency control or exchange regulations are imposed in the country which issues such currency with the result that the type of currency in which the Credit Event was made (the “Original Currency”) no longer exists or the Borrower is not able to make payment to the Administrative Agent for the account of the Lenders in such Original Currency, then all payments to be made by the Borrower hereunder in such currency shall instead be made when due in Dollars in an amount equal to the Dollar Amount (as of the date of repayment) of such payment due, it being the intention of the parties hereto that the Borrower takes all risks of the imposition of any such currency control or exchange regulations.
54.Any proceeds of Collateral received by the Administrative Agent (i) not constituting a specific payment of principal, interest, fees or other sum payable under the Loan Documents (which shall be applied as specified by the Borrower) or (ii) after an Event of Default has occurred and is continuing and the Administrative Agent so elects or the Required Lenders so direct, such funds shall be applied, subject to the provisions of any applicable Intercreditor Agreement, ratably first, to pay any fees, indemnities, or expense reimbursements including amounts then due to the Administrative Agent and the Issuing Banks from the Borrower, second, to pay any fees or expense reimbursements then due to the Lenders from the Borrower, third, to pay interest then due and payable on the Loans ratably, fourth, to prepay principal on the Loans and unreimbursed LC Disbursements and any other amounts owing with respect to Banking Services Obligations and Swap Obligations ratably, fifth, to pay an amount to the Administrative Agent equal to one hundred five percent (105%) of the aggregate undrawn face amount of all outstanding Letters of Credit and the aggregate amount of any unpaid LC Disbursements, to be held as cash collateral for such Obligations, and sixth, to the payment of any other Secured Obligation (other than any Unliquidated Obligations) due to the Administrative Agent or any Lender by the Borrower. Notwithstanding the foregoing, amounts received from any Loan Party shall not be applied to any Excluded Swap Obligation of such Loan Party. Notwithstanding anything to the contrary contained in this Agreement, unless so directed by the Borrower, or unless an Event of Default is in existence, none of the Administrative Agent or any Lender shall apply any payment which it receives to any Eurodollar Loan of a Class, except (a) on the expiration date of the Interest Period applicable to any such Eurodollar Loan or (b) in the event, and only to the extent, that there are no outstanding ABR Loans of the same Class and, in any event, the Borrower shall pay the break funding payment required in accordance with Section 2.16. The Administrative Agent and the Lenders shall have the continuing and exclusive right to apply and reverse and reapply any and all such proceeds and payments to any portion of the Secured Obligations.
55.To the extent agreed by the Administrative Agent and the Borrower (in its sole discretion), all payments of principal, interest, LC Disbursements, fees, premiums, reimbursable expenses (including, without limitation, all reimbursement for fees and expenses pursuant to Section 9.03), and other sums payable under the Loan Documents, may be paid from the proceeds of Borrowings made hereunder whether made following a request by the Borrower pursuant to Section 2.03 or a deemed request as provided in this Section or may be deducted from any deposit account of the Borrower maintained with the Administrative Agent. Subject to the immediately preceding sentence, the Borrower hereby irrevocably authorizes (i) the

Administrative Agent to make a Borrowing for the purpose of paying each payment of principal, interest and fees as it becomes due hereunder or any other amount due under the Loan Documents and agrees that all such amounts charged shall constitute Loans (including Swingline Loans) and that all such Borrowings shall be deemed to have been requested pursuant to Sections 2.03 or 2.05, as applicable and (ii) the Administrative Agent to charge any deposit account of the Borrower maintained with the Administrative Agent for each payment of principal, interest and fees as it becomes due hereunder or any other amount due under the Loan Documents.
56.If any Lender shall, by exercising any right of set-off or counterclaim or otherwise, obtain payment in respect of any principal of or interest on any of its Loans of any Class or participations in LC Disbursements or Swingline Loans resulting in such Lender receiving payment of a greater proportion of the aggregate amount of its Loans of such Class and participations in LC Disbursements and Swingline Loans and accrued interest thereon, as the case may be, than the proportion received by any other similarly situated Lender, then the Lender receiving such greater proportion shall purchase (for cash at face value) participations in the Loans of such Class and participations in LC Disbursements and Swingline Loans of other Lenders, as the case may be, to the extent necessary so that the benefit of all such payments shall be shared by all such applicable Lenders ratably in accordance with the aggregate amount of principal of and accrued interest on their respective Loans of such Class and participations in LC Disbursements and Swingline Loans, as the case may be; provided that (i) if any such participations are purchased and all or any portion of the payment giving rise thereto is recovered, such participations shall be rescinded and the purchase price restored to the extent of such recovery, without interest, and (ii) the provisions of this paragraph shall not be construed to apply to any payment made by the Borrower pursuant to and in accordance with the express terms of this Agreement or any payment obtained by a Lender as consideration for the assignment of or sale of a participation in any of its Loans or participations in LC Disbursements and Swingline Loans to any assignee or participant, other than to the Borrower or any Subsidiary or Affiliate thereof (as to which the provisions of this paragraph shall apply). The Borrower consents to the foregoing and agrees, to the extent it may effectively do so under applicable law, that any Lender acquiring a participation pursuant to the foregoing arrangements may exercise against the Borrower rights of set-off and counterclaim with respect to such participation as fully as if such Lender were a direct creditor of the Borrower in the amount of such participation.
57.Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or the Issuing Banks hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Lenders or the Issuing Banks, as the case may be, the amount due. In such event, if the Borrower has not in fact made such payment, then each of the Lenders or the Issuing Banks, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or such Issuing Bank with interest thereon, for each day from and including the date such amount is distributed to it to but excluding the date of payment to the Administrative Agent, at the greater of the NYFRB Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation.

58.If any Lender shall fail to make any payment required to be made by it pursuant to Section 2.05(c), 2.06(d) or (e), 2.07(b), 2.18(e) or 9.03[~~(c)~~], then the Administrative Agent may, in its discretion (notwithstanding any contrary provision hereof), (i) apply any amounts thereafter received by the Administrative Agent for the account of such Lender and for the benefit of the Administrative Agent, the Swingline Lender or the Issuing Banks to satisfy such Lender’s obligations to it under such Section until all such unsatisfied obligations are fully paid and/or (ii) hold any such amounts in a segregated account over which the Administrative Agent shall have exclusive control as cash collateral for, and application to, any future funding obligations of such Lender under any such Section; in the case of each of clauses (i) and (ii) above, in any order as determined by the Administrative Agent in its discretion.
y.Mitigation Obligations; Replacement of Lenders
. If any Lender requests compensation under Section 2.15, or the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17, then, at the request of the Borrower, such Lender shall use reasonable efforts to designate a different lending office for funding or booking its Loans hereunder or to assign its rights and obligations hereunder to another of its offices, branches or Affiliates, or otherwise mitigate such circumstances, if, in the judgment of such Lender, such designation or assignment (i) would eliminate or reduce amounts payable pursuant to Section 2.15 or 2.17, as the case may be, in the future and (ii) would not subject such Lender to any unreimbursed cost or expense and would not otherwise be disadvantageous to such Lender. The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender in connection with any such designation or assignment.
59.If (i) any Lender requests compensation under Section 2.15, (ii) the Borrower is required to pay any Indemnified Taxes or additional amounts to any Lender or any Governmental Authority for the account of any Lender pursuant to Section 2.17 or (iii) any Lender becomes a Defaulting Lender, then the Borrower may, at its sole expense and effort, upon notice to such Lender and the Administrative Agent, require such Lender to assign and delegate, without recourse (in accordance with and subject to the restrictions contained in Section 9.04), all its interests, rights (other than its existing rights to payments pursuant to Sections 2.15 or 2.17) and obligations under the Loan Documents to an assignee that shall assume such obligations (which assignee may be another Lender, if a Lender accepts such assignment); provided that (i) the Borrower shall have received the prior written consent (which consent shall not unreasonably be withheld delayed or conditioned) of the Administrative Agent (and if a Revolving Commitment is being assigned, the Issuing Banks and the Swingline Lender), in each case to the extent that such consent would be required for such assignment pursuant to Section 9.04, (ii) such Lender shall have received payment of an amount equal to the outstanding principal of its Loans and participations in LC Disbursements and Swingline Loans, accrued interest thereon, accrued fees and all other amounts payable to it hereunder, from the assignee (to the extent of such outstanding principal and accrued interest and fees) or the Borrower (in the case of all other amounts) and (iii) in the case of any such assignment resulting from a claim for compensation under Section 2.15 or payments required to be made pursuant to Section 2.17, such assignment will result in a reduction in such compensation or payments. A Lender shall not be required to make any such assignment and delegation if, prior thereto, as a result of a waiver by such Lender or otherwise, the circumstances entitling the Borrower to require such assignment and delegation cease to apply. Notwithstanding anything to the contrary in this Agreement, in no event shall break funding payments, if any, pursuant to Section 2.16 be due and payable to any such assignor.
z.Incremental Commitments
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60.The Borrower may, by written notice to the Administrative Agent from time to time, request Incremental Term Loan Commitments and/or Incremental Revolving Commitments, as applicable, in an amount not to exceed the Incremental Amount available at the time such Incremental Term Loans are funded or Incremental Revolving Commitments are established from one or more Incremental Term Lenders and/or Incremental Revolving Lenders (which, in each case, may include any existing Lender, but shall be required to be Persons which would qualify as assignees of a Lender in accordance with Section 9.04) willing to provide such Incremental Term Loans and/or Incremental Revolving Commitments, as the case may be, in their sole discretion, all of the proceeds of which shall be used for working capital and general corporate purposes and for the payment of fees and expenses in connection with such Incremental Term Loan Commitments and/or Incremental Revolving Commitments; provided that each Incremental Revolving Lender providing a commitment to make revolving loans shall, to the extent the same would be required for an assignment under Section 9.04, be subject to the approval of the Administrative Agent, the Issuing Banks and the Swingline Lender (which approvals shall not be unreasonably withheld, conditioned or delayed). Such notice shall set forth (i) the amount of the Incremental Term Loan Commitments and/or Incremental Revolving Commitments being requested (which shall be in a minimum amount of $25,000,000, or equal to the remaining Incremental Amount or, in each case, such lesser amount approved by the Administrative Agent), (ii) the date on which such Incremental Term Loan Commitments and/or Incremental Revolving Commitments are requested to become effective and (iii) in the case of Incremental Term Loan Commitments, whether such Incremental Term Loan Commitments are to be (x) commitments to make the initial Incremental Term Loans hereunder or term loans with terms identical to (and which shall together with any then outstanding Incremental Term Loans, as applicable, form a single Class of) the then initial Incremental Term Loans (if any) or (y) commitments to make term loans with pricing, maturity, amortization, participation in mandatory prepayments, prepayment premiums and penalties and/or other terms different from the then outstanding Incremental Term Loans (if any) (“Other Incremental Term Loans”).
61.The Borrower and each Incremental Term Lender and/or Incremental Revolving Lender shall execute and deliver to the Administrative Agent an Incremental Assumption Agreement and such other documentation as the Administrative Agent shall reasonably specify to evidence the Incremental Term Loan Commitment of such Incremental Term Lender and/or Incremental Revolving Commitment of such Incremental Revolving Lender. Each Incremental Assumption Agreement shall specify the terms of the applicable Incremental Term Loans and/or Incremental Revolving Commitments; provided, that:

ii.any (x) commitments to make additional Incremental Term Loans (as opposed to Other Incremental Term Loans) shall have the same terms as the then outstanding Incremental Term Loans, and shall form part of the same Class of Incremental Term Loans and (y) Incremental Revolving Commitments shall have the same terms as the then outstanding Class of Revolving Commitments (or, if more than one Class of Revolving Commitments is then outstanding, the Revolving Commitments with the then latest maturity date) and shall require no scheduled amortization or mandatory commitment reduction prior to the latest maturity date applicable to the Commitments or Loans of any Class hereunder;
iii.the Incremental Term Loans (other than the Other Incremental Term Loans), unless agreed to by any such Other Incremental Term Loan Lenders, incurred pursuant to clause (a) of this Section 2.20 shall rank equally and ratably in right of security with the existing Loans;
iv.the final maturity date of any such Incremental Term Loans (other than Other Incremental Term Loans) shall be no earlier than the latest maturity date applicable to the Commitments or Loans of any Class hereunder and in effect at the date of incurrence of such Incremental Term Loans (but may have amortization and customary prepayments prior to such date) and, except as to pricing, prepayment premiums and penalties, amortization, final maturity date and participation in mandatory prepayments (which shall, subject to the other clauses of this proviso, be determined by the Borrower and the applicable Incremental Term Lenders in their sole discretion), shall have (x) substantially the same terms as the Revolving Loans (in the case of the initial Incremental Term Loans) or the initial Incremental Term Loans or (y) such other terms as shall be reasonably satisfactory to the Administrative Agent; provided that (i) if the interest rate margins in respect of any Incremental Term Loans incurred on or prior to the date that is twelve (12) months after the Effective Date (determined with reference to each pricing tier of any applicable pricing grid) exceeds the interest rate margins for any other Incremental Term Loans outstanding at such time (the “Existing Incremental Term Loans”) (as reasonably determined by the Administrative Agent) by more than 0.50%, then the interest rate margins for the Existing Incremental Term Loans shall be increased (including by way of inclusion of a pricing grid) so that the interest rate margins in respect of such Existing Incremental Term Loans are equal to the interest rate margins for such Incremental Term Loans minus 0.50% (determined at each level of each applicable pricing grid); provided further that in determining the interest rate margin(s) applicable to each Incremental Term Loan and the interest rate margin(s) for the Existing Incremental Term Loans, (1) original issue discount (“OID”) or upfront fees (which shall be deemed to constitute like amounts of OID) payable by the Borrower to the Lenders under such Incremental Term Loans or the Existing Incremental Term Loans in each case in the initial primary syndication thereof shall be included (with OID being equated to interest based on assumed four-year life to maturity, or, if the remaining life to maturity is less than four years, based on the actual Weighted Life to Maturity), (2) customary arrangement, underwriting, commitment or any similar fees payable to any arranger (or its affiliates) in connection with the Incremental Term Loans or to one or more arrangers

(or their affiliates) of any Existing Incremental Term Loans shall be excluded and (3) if the Incremental Term Loans include an interest rate floor greater than the applicable interest rate floor under the Existing Incremental Term Loans, such differential between interest rate floors shall be equated to the applicable interest rate margin for purposes of determining whether an increase to the interest rate margin under the Existing Incremental Term Loans shall be required, but only to the extent an increase in the interest rate floor in the Existing Incremental Term Loans would cause an increase in the interest rate then in effect thereunder, and in such case the interest rate floor (but not the interest rate margin) applicable to the Existing Incremental Term Loans shall be increased to the extent of such differential between interest rate floors;
v.the Weighted Average Life to Maturity of any such Other Incremental Term Loans shall be no shorter than the remaining Weighted Average Life to Maturity of the Term Loans with the longest remaining Weighted Average Life to Maturity,
vi.the Borrower shall be in compliance immediately prior to and after giving effect (including giving effect on a pro forma basis) to the incurrence of such Incremental Facility and the use of proceeds thereof with the financial covenants set forth in Section 6.10 (without giving effect to any Acquisition Holiday) as of the last day of the fiscal quarter most recently ended for which financial statements have been delivered pursuant to Section 5.01(a) or (b) (or, if prior to the date of the delivery of the first financial statements to be delivered pursuant to Section 5.01(a) or (b), the most recent financial statements referred to in Section 3.04), as applicable;
vii. there shall be no borrower (other than the Borrower) or guarantor (other than the Loan Parties) in respect of any Incremental Term Loan Commitments or Incremental Revolving Commitments;
viii.any Unrestricted Subsidiary shall be an “unrestricted subsidiary” under the terms of any Incremental Facility; and
ix.Incremental Term Loans and Incremental Revolving Commitments shall not be secured by any asset of the Borrower or its Restricted Subsidiaries other than the Collateral;
Each party hereto hereby agrees that, concurrently with the effectiveness of any Incremental Assumption Agreement, this Agreement shall be amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Incremental Term Loan Commitments and/or Incremental Revolving Commitments evidenced thereby as provided for in Section 9.02(f). Any amendment to this Agreement or any other Loan Document that is necessary to effect the provisions of this Section 2.20 and any such collateral and other documentation shall be deemed “Loan Documents” hereunder and may be memorialized in writing by the Administrative Agent with the Borrower’s consent (not to be unreasonably withheld, conditioned or delayed), but without the consent of any other Party, and furnished to the other parties hereto.

62.Notwithstanding the foregoing, no Incremental Term Loan Commitment or Incremental Revolving Commitment shall become effective under this Section 2.20 unless (i) no Event of Default shall exist; (ii) the representations and warranties of the Borrower set forth in this Agreement shall be true and correct in all material respects (or in all respects if the applicable representation and warranty is qualified by materiality or Material Adverse Effect), except to the extent that such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (or in all respects if the applicable representation and warranty is qualified by materiality or Material Adverse Effect) as of such earlier date, in each case on or as of the date of incurrence of such Incremental Term Loan Commitment or Incremental Revolving Commitment; provided that, notwithstanding the foregoing, in the event that the tranche of Incremental Term Loans is used to finance a Permitted Acquisition or other investment permitted hereby, the foregoing shall be limited such that (x) the availability of such Incremental Term Loans shall only be subject to the accuracy of customary “specified representations” and those representations of the seller or the target company (as applicable) included in the acquisition or other purchase agreement related to such Permitted Acquisition or other investment permitted hereby (each a “Purchase Agreement”) that are material to the interests of the Lenders and only to the extent that the Borrower or its applicable Subsidiary has the right to terminate its obligations under such Purchase Agreement as a result of a failure of such representations to be true and correct in all material respects (or in all respects if the applicable representation and warranty is qualified by materiality or Material Adverse Effect) as of the date of the applicable Purchase Agreement; and (y) and no Event of Default shall have occurred and be continuing as of the date of the applicable Purchase Agreement; and (iii) the Administrative Agent shall have received customary documents and legal opinions consistent with those delivered on the Effective Date as to such matters as are reasonably requested by the Administrative Agent. The Administrative Agent shall promptly notify each Lender as to the effectiveness of each Incremental Assumption Agreement.
63.Any Person providing a Term Loan Commitment or Incremental Revolving Commitment pursuant to this Section 2.20 that is not an existing Lender shall provide to the Administrative Agent, its name, address, tax identification number and/or such other information as shall be reasonably necessary for the Administrative Agent to comply with “know your customer” and anti-money laundering rules and regulations, including without limitation, the Patriot Act.
64.Each of the parties hereto hereby agrees that the Administrative Agent may take any and all action as may be reasonably necessary to ensure that (i) all Incremental Term Loans (other than Other Incremental Term Loans), when originally made, are included in each Borrowing of the outstanding applicable Class of Term Loans on a pro rata basis, and (ii) all Revolving Loans in respect of Incremental Revolving Commitments, when originally made, are included in each Borrowing of the applicable Class of outstanding Revolving Loans on a pro rata basis. The Borrower agrees that Section 2.16 shall apply to any conversion of Eurodollar Loans to ABR Loans reasonably required by the Administrative Agent to effect the foregoing.
aa.Extensions of Loans and Commitments

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65.Notwithstanding anything to the contrary in this Agreement, including Section 2.18(d) (which provisions shall not be applicable to this Section 2.21), pursuant to one or more offers made from time to time by the Borrower to all Lenders of any Class of Term Loans and/or Revolving Commitments on a pro rata basis (based, in the case of an offer to the Lenders under any Class of Term Loans, on the aggregate outstanding Term Loans of such Class and, in the case of an offer to the Lenders holding any Class of Revolving Commitments, on the aggregate outstanding Revolving Commitments of such Class, as applicable), and on the same terms to each such Lender (“Pro Rata Extension Offers”), the Borrower is hereby permitted to consummate transactions with individual Lenders that agree to such transactions from time to time to extend the maturity date of such Lender’s Loans and/or Commitments of such Class and to otherwise modify the terms of such Lender’s Loans and/or Commitments of such Class pursuant to the terms of the relevant Pro Rata Extension Offer (including, without limitation, increasing the interest rate or fees payable in respect of such Lender’s Loans and/or Commitments and/or modifying the amortization schedule in respect of such Lender’s Loans and/or adding or increasing any prepayment penalties or premiums). For the avoidance of doubt, the reference to “on the same terms” in the preceding sentence shall mean, (i) in the case of an offer to the Lenders under any Class of Term Loans, that all of the Term Loans of such Class are offered to be extended for the same amount of time and that the interest rate changes and fees payable with respect to such extension are the same and (ii) in the case of an offer to the Lenders holding any Class of Revolving Commitments, that all of the Revolving Commitments of such Class are offered to be extended for the same amount of time and that the interest rate changes and fees payable with respect to such extension are the same. Any such extension (an “Extension”) agreed to between the Borrower and any such Lender (an “Extending Lender”) will be established under this Agreement by implementing an Other Term Loan for such Lender if such Lender is extending an existing Term Loan (such extended Term Loan, an “Extended Term Loan”) or an Other Revolving Commitment for such Lender if such Lender is extending an existing Revolving Commitment (such extended Revolving Commitment, an “Extended Revolving Commitment,” and any Revolving Loan made pursuant to such Extended Revolving Commitment, an “Extended Revolving Loan”). Each Pro Rata Extension Offer shall specify the date on which the Borrower proposes that the Extended Term Loan shall be made or the proposed Extended Revolving Commitment shall become effective, which shall be a date not earlier than ten (10) Business Days after the date on which notice is delivered to the Administrative Agent (or such shorter period agreed to by the Administrative Agent in its reasonable discretion).
66.The Borrower and each Extending Lender shall execute and deliver to the Administrative Agent, but without the consent of any other Person, an amendment to this Agreement (an “Extension Amendment”) and such other documentation as the Administrative Agent shall reasonably specify as necessary to evidence the Extended Term Loans and/or Extended Revolving Commitments of such Extending Lender. Each Extension Amendment shall specify the terms of the applicable Extended Term Loans and/or Extended Revolving Commitments; provided that:

x.except as to interest rates, fees, prepayment penalties and premiums and any other pricing terms, amortization, final maturity date and participation in prepayments and commitment reductions (which shall, subject to clauses (ii) and (iii) of this proviso, be determined by the Borrower and set forth in the Pro Rata Extension Offer) or terms only applicable after the latest maturity date of any other Loans or Commitments, the Extended Term Loans shall have (x) the same terms as the existing Class of Term Loans from which they are extended or (y) such other terms as shall be reasonably satisfactory to the Administrative Agent;
xi.the final maturity date of any Extended Term Loans shall be no earlier than the latest maturity date applicable to any other Loans or Commitments hereunder and in effect on the date of incurrence;
xii.the Weighted Average Life to Maturity of any Extended Term Loans shall be no shorter than the remaining Weighted Average Life to Maturity of the Class of Term Loans to which such offer relates;
xiii.except as to interest rates, fees, prepayment penalties and premiums and any other pricing terms and final maturity (which shall be determined by the Borrower and set forth in the Pro Rata Extension Offer) or terms only applicable after the latest maturity date of any other Loans or Commitments, any Extended Revolving Commitment shall have (x) the same terms as the existing Class of Revolving Commitments from which they are extended or (y) have such other terms as shall be reasonably satisfactory to the Administrative Agent and, in respect of any other terms that would affect the rights or duties of any Issuing Bank or the Swingline Lender, such terms as shall be reasonably satisfactory to such Issuing Bank or the Swingline Lender, as the case may be; and
xiv.any Extended Term Loans may participate on a pro rata basis or a less than pro rata basis (but not a greater than pro rata basis) than the other outstanding Term Loans in any mandatory prepayment hereunder. Upon the effectiveness of any Extension Amendment, this Agreement shall be amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Extended Term Loans and/or Extended Revolving Commitments evidenced thereby as provided for in Section 9.02(f).
Any such deemed amendment may be memorialized in writing by the Administrative Agent with the Borrower’s consent (not to be unreasonably withheld, conditioned or delayed), but without the consent of any other Person, and furnished to the other parties hereto. If provided in any Extension Amendment with respect to any Extended Revolving Commitments, and with the consent of each Issuing Bank and the Swingline Lender, participations in Letters of Credit and Swingline Loans shall be reallocated to lenders holding such Extended Revolving Commitments in the manner specified in such Extension Amendment, including upon effectiveness of such Extended Revolving Commitment or upon or prior to the maturity date for any Class of Revolving Commitments.

67.Upon the effectiveness of any such Extension, the applicable Extending Lender’s Term Loan will be automatically designated an Extended Term Loan and/or such Extending Lender’s Revolving Commitment will be automatically designated an Extended Revolving Commitment. For purposes of this Agreement and the other Loan Documents, (i) if such Extending Lender is extending a Term Loan, such Extending Lender will be deemed to have an Other Term Loan having the terms of such Extended Term Loan and (ii) if such Extending Lender is extending a Revolving Commitment, such Extending Lender will be deemed to have an Other Revolving Commitment having the terms of such Extended Revolving Commitment.
68.Notwithstanding anything to the contrary set forth in this Agreement or any other Loan Document (including without limitation this Section 2.21), (i) as a condition to any Extension, not less than 50% of the aggregate amount of outstanding Loans and Commitments of the Class being extended pursuant to this Section 2.21 shall participate in such Extension, (ii) any Extending Lender may extend all or any portion of its Term Loans and/or Revolving Commitment pursuant to one or more Pro Rata Extension Offers (subject to applicable proration in the case of over participation) (including the extension of any Extended Term Loan and/or Extended Revolving Commitment), (iii) as a condition to any Extension, (A) the Borrower shall be in compliance immediately prior to and immediately after giving effect (including giving effect on a pro forma basis) to such Extension with the financial covenants set forth in Section 6.10 (without giving effect to any Acquisition Holiday) as of the last day of the fiscal quarter most recently ended for which financial statements have been delivered pursuant to Section 5.01(a) or (b) (or, if prior to the date of the delivery of the first financial statements to be delivered pursuant to Section 5.01(a) or (b), the most recent financial statements referred to in Section 3.04), as applicable, (B) no Event of Default shall exist and (C) the representations and warranties of the Borrower set forth in this Agreement shall be true and correct in all material respects (or in all respects if the applicable representation and warranty is qualified by materiality or Material Adverse Effect), except to the extent that such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (or in all respects if the applicable representation and warranty is qualified by materiality or Material Adverse Effect) as of such earlier date, (iv) all Extended Term Loans, Extended Revolving Commitments and all obligations in respect thereof shall be Obligations of the relevant Loan Parties under this Agreement and the other Loan Documents that rank equally and ratably in right of security with all other Obligations of the Class being extended (and all other Obligations secured by Other First Liens), (v) no Issuing Bank shall be obligated to issue Letters of Credit under, and the Swingline Lender shall not be obligated to make any Swingline Loan in respect of, such Extended Revolving Commitments unless it shall have consented thereto and (vi) there shall be no borrower (other than the Borrower) and no guarantors (other than the Loan Parties) in respect of any such Extended Term Loans or Extended Revolving Commitments.
69.Each Extension shall be consummated pursuant to procedures set forth in the associated Pro Rata Extension Offer; provided, that the Borrower shall reasonably cooperate with the Administrative Agent prior to making any Pro Rata Extension Offer to establish reasonable procedures with respect to mechanical provisions relating to such Extension, including, without limitation, timing, rounding and other adjustments.
ab.Refinancing Amendments
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70.Notwithstanding anything to the contrary in this Agreement, including Section 2.18(d) (which provisions shall not be applicable to this Section 2.22), the Borrower may by revocable written notice to the Administrative Agent establish one or more additional tranches of term loans under this Agreement (such loans, “Refinancing Term Loans”), all the proceeds of which are used to Refinance in whole or in part any Class of Term Loans pursuant to Section 2.11(b). Each such notice shall specify the date (each, a “Refinancing Effective Date”) on which the Borrower proposes that the Refinancing Term Loans shall be made, which shall be a date not earlier than ten (10) Business Days after the date on which such notice is delivered to the Administrative Agent (or such shorter period agreed to by the Administrative Agent in its sole discretion); provided that:
xv.immediately before giving effect to the borrowing of such Refinancing Term Loans on the Refinancing Effective Date, each of the conditions set forth in Section 4.02 shall be satisfied;
xvi.the final maturity date of the Refinancing Term Loans shall be no earlier than the maturity date of the refinanced Term Loans;
xvii.the Weighted Average Life to Maturity of such Refinancing Term Loans shall be no shorter than the then-remaining Weighted Average Life to Maturity of the refinanced Term Loans;
xviii.the aggregate principal amount of the Refinancing Term Loans shall not exceed the outstanding principal amount of the refinanced Term Loans plus amounts used to pay fees, prepayment premiums or penalties, costs and expenses (including original issue discount) and accrued interest associated therewith;
xix.all other terms applicable to such Refinancing Term Loans (other than provisions relating to original issue discount, upfront fees, prepayment penalties and premiums, interest rates and any other pricing terms and optional prepayment or mandatory prepayment or redemption terms, which shall be as agreed between the Borrower and the Lenders providing such Refinancing Term Loans) taken as a whole shall (as reasonably determined by the Administrative Agent) be substantially similar to, or no more restrictive to the Borrower and its Restricted Subsidiaries than, the terms, taken as a whole, applicable to the Term Loans being refinanced (except to the extent such covenants and other terms apply solely to any period after the latest maturity date applicable to any Loans or Commitments hereunder or are otherwise reasonably acceptable to the Administrative Agent);

xx.the Borrower shall be in compliance immediately prior to and immediately after giving effect (including giving effect on a pro forma basis) to such refinancing with the financial covenants set forth in Section 6.10 (without giving effect to any Acquisition Holiday) as of the last day of the fiscal quarter most recently ended for which financial statements have been delivered pursuant to Section 5.01(a) or (b) (or, if prior to the date of the delivery of the first financial statements to be delivered pursuant to Section 5.01(a) or (b), the most recent financial statements referred to in Section 3.04), as applicable;
xxi.there shall be no borrower (other than the Borrower) and no guarantors (other than the Loan Parties) in respect of such Refinancing Term Loans, as determined on the Refinancing Effective Date;
xxii.any Unrestricted Subsidiary shall be an “unrestricted subsidiary” under the terms of any Refinancing Term Loans, as determined on the Refinancing Effective Date;
xxiii.Refinancing Term Loans shall not be secured by any asset of the Borrower or any of its Restricted Subsidiaries other than the Collateral; and
xxiv.Refinancing Term Loans may participate on a pro rata basis or on a less than pro rata basis (but not on a greater than pro rata basis) in any voluntary or mandatory prepayments (other than as provided otherwise in the case of such prepayments pursuant to Section 2.11(b)) hereunder, as specified in the applicable Refinancing Amendment.
71.The Borrower may approach any Lender or any other Person that would be a permitted assignee pursuant to Section 9.04 to provide all or a portion of the Refinancing Term Loans; provided, that any Lender offered or approached to provide all or a portion of the Refinancing Term Loans may elect or decline, in its sole discretion, to provide a Refinancing Term Loan. Any Refinancing Term Loans made on any Refinancing Effective Date shall be designated an additional Class of Term Loans for all purposes of this Agreement; provided further that any Refinancing Term Loans may, to the extent provided in the applicable Refinancing Amendment governing such Refinancing Term Loans, be designated as an increase in any previously established Class of Term Loans made to a Borrower.
72.Notwithstanding anything to the contrary in this Agreement, including Section 2.18(d) (which provisions shall not be applicable to this Section 2.22), the Borrower may by revocable written notice to the Administrative Agent establish one or more additional credit facilities hereunder (“Replacement Revolving Facilities”) providing for revolving commitments (“Replacement Revolving Commitments” and the revolving loans thereunder, “Replacement Revolving Loans”), which replace in whole or in part any Class of Revolving Commitments under this Agreement. Each such notice shall specify the date (each, a “Replacement Revolving Facility Effective Date”) on which the Borrower proposes that the Replacement Revolving Commitments shall become effective, which shall be a date not less than ten (10) Business Days after the date on which such notice is delivered to the Administrative Agent (or such shorter period agreed to by the Administrative Agent in its sole discretion); provided that:

xxv.immediately before giving effect to the establishment of such Replacement Revolving Commitments on the Replacement Revolving Facility Effective Date, each of the conditions set forth in Section 4.02 shall be satisfied;
xxvi.after giving effect to the establishment of any Replacement Revolving Commitments and any concurrent reduction in the aggregate amount of any other Revolving Commitments, the aggregate amount of Revolving Commitments shall not exceed the aggregate amount of the Revolving Commitments outstanding immediately prior to the applicable Replacement Revolving Facility Effective Date plus amounts used to pay fees, prepayment premiums and penalties, costs and expenses (including original issue discount) and accrued interest associated therewith;
xxvii.no Replacement Revolving Commitments shall have a final maturity date (or require commitment reductions or amortizations) prior to the maturity date for the Revolving Commitments being replaced;
xxviii.all other terms applicable to such Replacement Revolving Facility (other than provisions relating to (x) fees, prepayment penalties and premiums, interest rates and other pricing terms and prepayment and commitment reduction and optional redemption terms which shall be as agreed between the Borrower and the Lenders providing such Replacement Revolving Commitments and (y) the amount of any letter of credit sublimit or swingline sublimit under such Replacement Revolving Facility, which shall be as agreed between the Borrower, the Lenders providing such Replacement Revolving Commitments, the Administrative Agent, the replacement issuing bank and the replacement swingline lender, if any, under such Replacement Revolving Commitments) taken as a whole shall (as reasonably determined by the Administrative Agent) be substantially similar to, or no more restrictive to the Borrower and the Restricted Subsidiaries than, those, taken as a whole, applicable to the Revolving Commitments so replaced (except to the extent such covenants and other terms apply solely to any period after the latest maturity date applicable to any Loans or Commitments hereunder or are otherwise reasonably acceptable to the Administrative Agent);
xxix.the Borrower shall be in compliance immediately prior to and immediately after giving effect (including giving effect on a pro forma basis) to such refinancing with the financial covenants set forth in Section 6.10 (without giving effect to any Acquisition Holiday) as of the last day of the fiscal quarter most recently ended for which financial statements have been delivered pursuant to Section 5.01(a) or (b) (or, if prior to the date of the delivery of the first financial statements to be delivered pursuant to Section 5.01(a) or (b), the most recent financial statements referred to in Section 3.04), as applicable;
xxx.there shall be no borrower (other than the Borrower) and no guarantors (other than the Guarantors) in respect of such Replacement Revolving Facility, as determined on the Replacement Revolving Facility Effective Date;

xxxi.any Unrestricted Subsidiary shall be an “unrestricted subsidiary” under the terms of any Replacement Revolving Facility, as determined on the Replacement Revolving Facility Effective Date;
xxxii.Replacement Revolving Commitments and extensions of credit thereunder shall not be secured by any asset of the Borrower and its Restricted Subsidiaries other than the Collateral; and
xxxiii.Replacement Revolving Commitments and Replacement Revolving Loans may participate on a pro rata basis or on a less than pro rata basis (but not on a greater than pro rata basis) in any voluntary or mandatory commitment reductions or prepayments (other than as provided otherwise in the case of such prepayments pursuant to Section 2.11(b)) hereunder, as specified in the applicable Refinancing Amendment.
In addition, the Borrower may establish Replacement Revolving Commitments to refinance and/or replace all or any portion of a Term Loan hereunder, so long as the aggregate amount of such Replacement Revolving Commitments does not exceed the aggregate amount of Term Loans repaid at the time of establishment thereof plus amounts used to pay fees, prepayment premiums and penalties, costs and expenses (including original issue discount) and accrued interest associated therewith (it being understood that such Replacement Revolving Commitment may be provided by the Lenders holding the Term Loans being repaid and/or by any other Person that would be a permitted assignee under Section 9.04) so long as (i) immediately before giving effect to the establishment such Replacement Revolving Commitments on the Replacement Revolving Facility Effective Date each of the conditions set forth in Section 4.02 shall be satisfied, (ii) the remaining life to termination of such Replacement Revolving Commitments shall be no shorter than the Weighted Average Life to Maturity then applicable to the refinanced Term Loans, (iii) the final termination date of the Replacement Revolving Commitments shall be no earlier than the maturity date of the refinanced Term Loans, (iv) the Borrower shall be in compliance immediately prior to and immediately after giving effect (including giving effect on a pro forma basis) to such replacement with the financial covenants set forth in Section 6.10 (without giving effect to any Acquisition Holiday) as of the last day of the fiscal quarter most recently ended for which financial statements have been delivered pursuant to Section 5.01(a) or (b) (or, if prior to the date of the delivery of the first financial statements to be delivered pursuant to Section 5.01(a) or (b), the most recent financial statements referred to in Section 3.04), as applicable, (v) there shall be no borrower (other than the Borrower) and no guarantors (other than the Loan Parties) in respect of such Replacement Revolving Facility, (vi) any Unrestricted Subsidiary shall be an “unrestricted subsidiary” under the terms of any Replacement Revolving Facility, (vii) no Replacement Revolving Facility shall be secured by any asset of the Borrower and its Restricted Subsidiaries other than the Collateral and (viii) all other terms applicable to such Replacement Revolving Facility (other than provisions relating to (x) fees, prepayment penalties and premiums, interest rates and other pricing terms and prepayment and commitment reduction and optional redemption terms which shall be as agreed between the Borrower and the Lenders providing such Replacement Revolving Commitments and (y) the amount of any letter of credit sublimit or swingline sublimit under such Replacement Revolving Facility, which shall be as agreed between the Borrower, the Lenders providing such Replacement Revolving Commitments, the Administrative Agent, the replacement issuing bank and the replacement swingline lender, if any, under such Replacement Revolving Commitments) taken as a whole shall (as reasonably determined by the Administrative Agent) be substantially similar to, or no more restrictive to the Borrower and its Restricted Subsidiaries than, those, taken as a whole, applicable to the Term Loans being refinanced (except to the extent such covenants and other terms apply solely to any period after the latest maturity date applicable to any Loans or Commitments hereunder or are otherwise reasonably acceptable to the Administrative Agent).
73.The Borrower may approach any Lender or any other Person that would be a permitted assignee of a Revolving Commitment pursuant to Section 9.04 to provide all or a portion of the Replacement Revolving Commitments; provided that any Lender offered or approached to provide all or a portion of the Replacement Revolving Commitments may elect or decline, in its sole discretion, to provide a Replacement Revolving Commitment. Any Replacement Revolving Commitment made on any Replacement Revolving Facility Effective Date shall be designated an additional Class of Revolving Commitments for all purposes of this Agreement; provided that any Replacement Revolving Commitments may, to the extent provided in the applicable Refinancing Amendment, be designated as an increase in any previously established Class of Revolving Commitments.
74.The Borrower and each Lender providing the applicable Refinancing Term Loans and/or Replacement Revolving Commitments (as applicable) shall execute and deliver to the Administrative Agent an amendment to this Agreement (a “Refinancing Amendment”) and such other necessary documentation as the Administrative Agent shall reasonably specify to evidence such Refinancing Term Loans and/or Replacement Revolving Commitments (as applicable). For purposes of this Agreement and the other Loan Documents, (A) if a Lender is providing a Refinancing Term Loan, such Lender will be deemed to have an Other Term Loan having the terms of such Refinancing Term Loan and (B) if a Lender is providing a Replacement Revolving Commitment, such Lender will be deemed to have an Other Revolving Commitment having the terms of such Replacement Revolving Commitment. Notwithstanding anything to the contrary set forth in this Agreement or any other Loan Document (including without limitation this Section 2.22), (i) no Refinancing Term Loan or Replacement Revolving Commitment is required to be in any minimum amount or any minimum increment, (iii) there shall be no condition to any incurrence of any Refinancing Term Loan or Replacement Revolving Commitment at any time or from time to time other than those set forth in clauses (a) or (c) above, as applicable, and (iv) unless otherwise agreed to by the applicable Lender with respect to such Loans or Commitments, all Refinancing Term Loans, Replacement Revolving Commitments and all obligations in respect thereof shall be Obligations under this Agreement and the other Loan Documents that rank equally and ratably in right of security with the other Obligations.
ac.Defaulting Lenders
. Notwithstanding any provision of this Agreement to the contrary, if any Lender becomes a Defaulting Lender, then the following provisions shall apply for so long as such Lender is a Defaulting Lender:
75.fees shall cease to accrue on the unfunded portion of the Revolving Commitment of such Defaulting Lender pursuant to Section 2.12(a);
76.the Revolving Commitment and Revolving Credit Exposure of such Defaulting Lender shall not be included in determining whether the Required Lenders have taken or may take any action hereunder (including any consent to any amendment, waiver or other modification pursuant to Section 9.02); provided, that, except as otherwise provided in Section 9.02, this clause (b) shall not apply to the vote of a Defaulting Lender in the case of an amendment, waiver or other modification requiring the consent of such Lender or each Lender directly affected thereby;
77.if any Swingline Exposure or LC Exposure exists at the time a Revolving Lender becomes a Defaulting Lender then:
xxxiv.all or any part of the Swingline Exposure and LC Exposure of such Defaulting Lender (other than the portion of such Swingline Exposure referred to in clause (b) of the definition of such term) shall be reallocated among the non-Defaulting Lenders that are Revolving Lenders in accordance with their respective Applicable Percentages but only to the extent that such reallocation does not, as to any such non-Defaulting Lender, cause the Dollar Amount of such non-Defaulting Lender’s Revolving Credit Exposure to exceed its Revolving Commitment;
xxxv.if the reallocation described in clause (i) above cannot, or can only partially, be effected, the Borrower shall within one (1) Business Day following notice by the Administrative Agent (x) first, prepay such Swingline Exposure and (y) second, cash collateralize for the benefit of the applicable Issuing Banks only the Borrower’s obligations corresponding to such Defaulting Lender’s LC Exposure (after giving effect to any partial reallocation pursuant to clause (i) above) in accordance with the procedures set forth in Section 2.06(j) for so long as such LC Exposure is outstanding;
xxxvi.if the Borrower cash collateralizes any portion of such Defaulting Lender’s LC Exposure pursuant to clause (ii) above, the Borrower shall not be required to pay any fees to such Defaulting Lender pursuant to Section 2.12(b) with respect to such Defaulting Lender’s LC Exposure during the period such Defaulting Lender’s LC Exposure is cash collateralized;

xxxvii.if the LC Exposure of the non-Defaulting Lenders that are Revolving Lenders is reallocated pursuant to clause (i) above, then the fees payable to the Revolving Lenders pursuant to Section 2.12(a) and Section 2.12(b) shall be adjusted in accordance with such non-Defaulting Lenders’ Applicable Percentages; and
xxxviii.if all or any portion of such Defaulting Lender’s LC Exposure is neither reallocated nor cash collateralized pursuant to clause (i) or (ii) above, then, without prejudice to any rights or remedies of any Issuing Bank or any other Revolving Lender hereunder, all letter of credit fees payable under Section 2.12(b) with respect to such Defaulting Lender’s LC Exposure shall be payable ratably to the applicable Issuing Banks until and to the extent that such LC Exposure is reallocated and/or cash collateralized; and
78.so long as any Revolving Lender is a Defaulting Lender, the Swingline Lender shall not be required to fund any Swingline Loan and the Issuing Banks shall not be required to issue, amend or increase any Letter of Credit, unless it is satisfied (acting in good faith) that the related exposure and the Defaulting Lender’s then outstanding LC Exposure will be 100% covered by the Revolving Commitments of the non-Defaulting Lenders that are Revolving Lenders and/or cash collateral will be provided by the Borrower in accordance with Section 2.23(c), and participating interests in any such newly made Swingline Loan or any newly issued or increased Letter of Credit shall be allocated among non-Defaulting Lenders that are Revolving Lenders in a manner consistent with Section 2.23(c)(i) (and such Defaulting Lender shall not participate therein).
If (i) a Bankruptcy Event or a Bail-In Action with respect to a Lender Parent shall occur following the date hereof and for so long as such event shall continue or (ii) the Swingline Lender or the Issuing Banks have a good faith belief that any Revolving Lender has defaulted in fulfilling its obligations under one or more other agreements in which such Lender commits to extend credit, the Swingline Lender shall not be required to fund any Swingline Loan and the Issuing Banks shall not be required to issue, amend or increase any Letter of Credit, unless the Swingline Lender or the Issuing Banks, as the case may be, shall have entered into arrangements with the Borrower or such Lender, satisfactory to the Swingline Lender or the Issuing Bank, as the case may be, to defease any risk to it in respect of such Lender hereunder or any obligations of such Lender(s) in question to reimburse any Swingline Loans and/or payments with respect to Letters of Credit shall have been reallocated to non-Defaulting Lenders in accordance with Section 2.23(c) hereof.
In the event that the Administrative Agent, the Borrower, the Swingline Lender and the Issuing Banks each agrees that a Defaulting Lender has adequately remedied all matters that caused such Lender to be a Defaulting Lender, then the Swingline Exposure and LC Exposure of the Revolving Lenders shall be readjusted to reflect the inclusion of such Lender’s Revolving Commitment and on such date such Lender shall purchase at par such of the Loans of the applicable Class of the other Lenders (other than Swingline Loans) as the Administrative Agent shall determine may be necessary in order for such Lender to hold such Loans in accordance with its Applicable Percentage.

ad.Judgment Currency
. If for the purposes of obtaining judgment in any court it is necessary to convert a sum due from the Borrower hereunder in the currency expressed to be payable herein (the “specified currency”) into another currency, the parties hereto agree, to the fullest extent that they may effectively do so, that the rate of exchange used shall be that at which in accordance with normal banking procedures the Administrative Agent could purchase the specified currency with such other currency at the Administrative Agent’s main New York City office on the Business Day preceding that on which final, non-appealable judgment is given. The obligations of the Borrower in respect of any sum due to any Lender or the Administrative Agent hereunder shall, notwithstanding any judgment in a currency other than the specified currency, be discharged only to the extent that on the Business Day following receipt by such Lender or the Administrative Agent (as the case may be) of any sum adjudged to be so due in such other currency such Lender or the Administrative Agent (as the case may be) may in accordance with normal, reasonable banking procedures purchase the specified currency with such other currency. If the amount of the specified currency so purchased is less than the sum originally due to such Lender or the Administrative Agent, as the case may be, in the specified currency, the Borrower agrees, to the fullest extent that it may effectively do so, as a separate obligation and notwithstanding any such judgment, to indemnify such Lender or the Administrative Agent, as the case may be, against such loss, and if the amount of the specified currency so purchased exceeds (a) the sum originally due to any Lender or the Administrative Agent, as the case may be, in the specified currency and (b) any amounts shared with other Lenders as a result of allocations of such excess as a disproportionate payment to such Lender under Section 2.18, such Lender or the Administrative Agent, as the case may be, agrees to remit such excess to the Borrower.
ARTICLE III.

Representations and Warranties
The Borrower represents and warrants to the Lenders that:
ae.Organization; Powers; Subsidiaries
. (a) Each of the Borrower and its Restricted Subsidiaries (i) is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization, (ii) has all requisite power and authority to carry on its business as now conducted and (iii) is qualified to do business in, and is in good standing in, every jurisdiction where such qualification is required, except where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. (b) Schedule 3.01 hereto identifies, as of the Amendment No. 1 Effective Date, each Subsidiary, noting whether such Subsidiary is an Unrestricted Subsidiary, a Restricted Subsidiary and/or a Material Restricted Domestic Subsidiary, the jurisdiction of its incorporation or organization, as the case may be, the percentage of issued and outstanding shares of each class of its capital stock or other equity interests owned by the Borrower and the other Restricted Subsidiaries and, if such percentage is not 100% (excluding directors’ qualifying shares as required by law), a description of each class issued and outstanding. (c) All of the outstanding shares of capital stock and other equity interests of each Restricted Subsidiary are validly issued and outstanding and fully paid and nonassessable and, as of the Amendment No. 1 Effective Date, all such shares and other equity interests indicated on Schedule 3.01 as owned by the Borrower or another Restricted Subsidiary are owned, beneficially and of record, by the Borrower or any Restricted Subsidiary free and clear of all Liens, other than Liens permitted pursuant to this Agreement. (d) As of the Amendment No. 1 Effective Date, except as indicated on Schedule 3.01, there are no outstanding commitments or other obligations of the Borrower or any Restricted Subsidiary to issue, and no options, warrants or other rights of any Person to acquire, any shares of any class of capital stock or other equity interests of the Borrower or any Restricted Subsidiary.
af.Authorization; Enforceability
. The execution, delivery and performance by the Loan Parties of this Agreement and the other Loan Documents, and, in the case of the Borrower, the borrowing of Loans and other credit extensions hereunder and the use of the proceeds thereof, in each case, are within each Loan Party’s organizational powers and have been duly authorized by all necessary organizational actions and, if required, actions by equity holders of such Loan Party. The Loan Documents to which each Loan Party is a party have been duly executed and delivered by such Loan Party and constitute a legal, valid and binding obligation of such Loan Party, enforceable in accordance with its terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
ag.Governmental Approvals; No Conflicts
. The execution, delivery and performance by the Loan Parties of this Agreement and the other Loan Documents, and, in the case of the Borrower, the borrowing of Loans and other credit extensions hereunder and the use of the proceeds thereof, in each case, (a) do not require any consent or approval of, registration or filing with, or any other action by, any Governmental Authority, except such as have been obtained or made and are in full force and effect and except for filings necessary to perfect Liens created pursuant to the Loan Documents, (b) will not violate the charter, by-laws or other organizational documents of the Borrower or any of its Restricted Subsidiaries, (c) will not violate in any material respect (i) any applicable law or regulation binding on the Borrower or any of its Restricted Subsidiaries or their respective properties or (ii) any order of any Governmental Authority, (d) will not violate or result in a default under any indenture, material agreement (including, without limitation, any BRAC Analysis Testing Agreement) or other material instrument binding upon the Borrower or any of its Restricted Subsidiaries, or give rise to a right thereunder to require any payment to be made by the Borrower or any of its Restricted Subsidiaries, in each case, to the extent any such failure or default would give rise to a Material Adverse Effect, and (e) will not result in the creation or imposition of any Lien on any asset of the Borrower or any of its Restricted Subsidiaries, other than Liens created under the Loan Documents.
ah.Financial Condition
. The Borrower Audited Financial Statements and the Borrower Unaudited Financial Statements, in each case present fairly, in all material respects, the financial position and results of operations and cash flows of the Borrower and its consolidated Subsidiaries for the periods covered thereby in accordance with GAAP, subject to year-end adjustments and the absence of footnotes in the case of the Borrower Unaudited Financial Statements.
ai.Properties
. Each of the Borrower and its Restricted Subsidiaries has good title to, or valid leasehold interests in, all its real and personal property material to its business, except for (i) Permitted Encumbrances and (ii) minor defects in title that do not interfere with its ability to conduct its business as currently conducted or to utilize such properties for their intended purposes.

79.Each of the Borrower and its Restricted Subsidiaries owns, or is licensed to use, all trademarks, tradenames, copyrights, patents and other intellectual property material to its business, and, to the knowledge of the Borrower and its Restricted Subsidiaries, the use thereof by the Borrower and its Restricted Subsidiaries does not infringe upon the rights of any other Person, except for any such infringements that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.
aj.Litigation, Environmental and Labor Matters
. There are no actions, suits, proceedings or investigations by or before any arbitrator or Governmental Authority pending against or, to the knowledge of the Borrower, threatened against or affecting the Borrower or any of its Restricted Subsidiaries (i) as to which there is a reasonable possibility of an adverse determination and that, if adversely determined, would reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect or (ii) that involve this Agreement or any other Loan Documents and (x) would materially and adversely affect the transactions set forth in the Loan Documents or otherwise contemplated hereby or (y) contests in any manner the validity or enforceability of any material provision of any Loan Document.
80.Except with respect to any other matters that, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect, neither the Borrower nor any of its Restricted Subsidiaries (i) has failed to comply with any Environmental Law or to obtain, maintain or comply with any permit, license or other approval required under any Environmental Law, (ii) has become subject to any Environmental Liability, (iii) has received notice of any claim with respect to any Environmental Liability or (iv) knows of any reasonable basis for any Environmental Liability.
81.Except as would not reasonably be expected, either individually or in the aggregate, to have a Material Adverse Effect (a) there are no strikes, lockouts or slowdowns against the Borrower or any of its Restricted Subsidiaries pending or, to their knowledge, threatened and (b) the hours worked by and payments made to employees of the Borrower and its Restricted Subsidiaries have not been in violation of the Fair Labor Standards Act or any other applicable Federal, state, local or foreign law relating to such matters.
ak.Compliance with Laws and Agreements
. Each of the Borrower and its Restricted Subsidiaries is in compliance with (a) all laws, regulations and orders of any Governmental Authority applicable to it or its property and (b) all indentures, material agreements (including, without limitation, any BRAC Analysis Testing Agreements) and other material instruments binding upon it or its property, except, in each case, where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect.
al.Investment Company Status
. Neither the Borrower nor any of its Restricted Subsidiaries is an “investment company” as defined in, or required to register under, the Investment Company Act of 1940.
am.Taxes

. Each of the Borrower and its Subsidiaries has timely filed or caused to be filed all Tax returns and reports required to have been filed and has paid or caused to be paid all Taxes required to have been paid by it, except (a) Taxes that are being contested in good faith by appropriate proceedings and for which the Borrower or such Subsidiary, as applicable, has set aside on its books adequate reserves or (b) to the extent that the failure to do so would not reasonably be expected to result in a Material Adverse Effect.
an.ERISA
. No ERISA Event has occurred or is reasonably expected to occur that, when taken together with all other such ERISA Events for which liability is reasonably expected to occur, would reasonably be expected to result in a Material Adverse Effect.
ao.Disclosure
. Neither the Information Memorandum nor any of the other reports, financial statements, certificates or other information furnished by or on behalf of the Borrower or any Restricted Subsidiary to the Administrative Agent or any Lender in connection with the negotiation of this Agreement or delivered hereunder (as modified or supplemented by other information so furnished) contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein, at the time of and in the light of the circumstances under which they were made, not materially misleading; provided that, with respect to projected financial information, the Borrower represents only that such information was prepared in good faith based upon assumptions believed by the Borrower to be reasonable at the time prepared. As of the Amendment No. 2 Effective Date, the information included in the Beneficial Ownership Certification is true and correct in all material respects.
ap.Federal Reserve Regulations
. No part of the proceeds of any Loan have been used or will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X.
aq.Liens
. There are no Liens on any of the real or personal properties of the Borrower or any Restricted Subsidiary except for Liens permitted by Section 6.02.
ar.No Default
. No Default or Event of Default has occurred and is continuing.
as.Solvency
. As of the Amendment No. 2 Effective Date, the Borrower and its Restricted Subsidiaries, on a consolidated basis, are and will be Solvent.
at.Insurance

. The Borrower maintains, and has caused each Restricted Subsidiary to maintain, with financially sound and reputable insurance companies, insurance on all their real and personal property in such amounts, subject to such deductibles and self-insurance retentions and covering such properties and risks as are customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations.
au.Security Interest in Collateral
. To the extent required thereby, the provisions of this Agreement and the other Loan Documents create legal and valid perfected Liens on all the Collateral in favor of the Collateral Agent, for the benefit of the Secured Parties, and such Liens constitute perfected and continuing Liens on the Collateral, securing the Secured Obligations, enforceable against the applicable Loan Party and all third parties, and having priority over all other Liens on the Collateral except in the case of (a) Permitted Encumbrances, to the extent any such Permitted Encumbrances would have priority over the Liens in favor of the Administrative Agent pursuant to any applicable law and (b) Liens perfected only by possession (including possession of any certificate of title) to the extent the Collateral Agent has not obtained or does not maintain possession of such Collateral.
av.Anti-Corruption Laws and Sanctions
. The Borrower has implemented and maintains in effect policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions, and the Borrower, its Subsidiaries and their respective officers and employees and to the knowledge of the Borrower its directors and agents, are in compliance with Anti-Corruption Laws and applicable Sanctions in all material respects. None of (a) the Borrower, any Subsidiary or to the knowledge of the Borrower or such Subsidiary any of their respective directors, officers or employees, or (b) to the knowledge of the Borrower, any agent of the Borrower or any Subsidiary that will act in any capacity in connection with or benefit from the credit facility established hereby, is a Sanctioned Person. No Borrowing or Letter of Credit, use of proceeds or other Transactions will violate any Anti-Corruption Law or applicable Sanctions.
aw.Use of Proceeds
. The proceeds of the Loans have been used and will be used solely for the purposes provided in Section 5.08.
ax.Affected Financial Institutions
. No Loan Party is an Affected Financial Institution.
ay.Plan Assets; Prohibited Transactions
. None of the Borrower or any of its Subsidiaries is an entity deemed to hold “plan assets” (within the meaning of the Plan Asset Regulations), and neither the execution, delivery or performance of the transactions contemplated under this Agreement, including the making of any Loan and the issuance of any Letter of Credit hereunder, will give rise to a non-exempt prohibited transaction under Section 406 of ERISA or Section 4975 of the Code.

ARTICLE IV.

Conditions
az.Effective Date
. The obligations of the Lenders to make Loans and of the Issuing Banks to issue Letters of Credit hereunder shall not become effective until the date on which each of the following conditions is satisfied (or waived in accordance with Section 9.02):
82.Loan Documents. The Administrative Agent (or its counsel) shall have received (i) from each party hereto either (A) a counterpart of this Agreement signed on behalf of such party or (B) written evidence satisfactory to the Administrative Agent (which may include telecopy or electronic transmission of signed signature pages) that such party has signed a counterpart of this Agreement and (ii) duly executed copies of the Loan Documents and such other legal opinions, certificates, documents, instruments and agreements as the Administrative Agent shall reasonably request in connection with the Transactions, all in form and substance satisfactory to the Administrative Agent.
83.Organization Documents, Resolutions, Etc. The Administrative Agent shall have received (x) a good standing certificate (or analogous documentation if applicable) for each Loan Party from the Secretary of State (or analogous governmental entity) of the jurisdiction of its organization, to the extent generally available in such jurisdiction and (y) a certificate of the Secretary or an Assistant Secretary of each Loan Party certifying the following:
xxxix.that there have been no changes in the Certificate of Incorporation or other charter document of such Loan Party, as attached thereto and as certified as of a recent date by the Secretary of State (or analogous governmental entity) of the jurisdiction of its organization, since the date of the certification thereof by such governmental entity;
xl.the By-Laws or other applicable organizational document, as attached thereto, of such Loan Party is in effect on the date of such certification;
xli.the resolutions of the Board of Directors or other governing body of such Loan Party authorizing the execution, delivery and performance of each Loan Document to which it is a party; and
xlii.the names and true signatures of the incumbent officers of each Loan Party authorized to sign the Loan Documents to which it is a party, and (in the case of the Borrower) authorized to request a Borrowing hereunder.
84.Opinions of Counsel. The Administrative Agent shall have received favorable written opinions (addressed to the Administrative Agent and the Lenders and dated the Effective Date) of Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, LLP, counsel for the Loan Parties, covering such matters relating to the Loan Parties and the Loan Documents as the Administrative Agent shall reasonably request. The Borrower hereby requests such counsel to deliver such opinions.

85.Closing Certificate. The Administrative Agent shall have received a certificate signed by the President, a Vice President or a Financial Officer of the Borrower certifying that (i) as of the Effective Date, the representations and warranties contained in Article III are true and correct in all material respects (or in all respects if the applicable representation and warranty is qualified by materiality or Material Adverse Effect) as of such date, except to the extent that such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (or in all respects if the applicable representation and warranty is qualified by materiality or Material Adverse Effect) as of such earlier date, (ii) no Default or Event of Default has occurred and is continuing as of such date and (iii) since December 31, 2015, there has been no material adverse change in the business, assets, operations or financial condition of the Loan Parties, taken as a whole.
86.Solvency Certificate. The Administrative Agent shall have received a certificate of the chief financial officer of the Borrower substantially in the form of Exhibit B.
87.Borrowing Request. The Administrative Agent shall have received a Borrowing Request in accordance with Section 2.03.
88.Existing Indebtedness. The Administrative Agent shall have received evidence reasonably satisfactory to it that (i) the Borrower and its Restricted Subsidiaries shall have outstanding no third party Indebtedness for borrowed money, other than the credit facility evidenced by this Agreement and other Indebtedness permitted hereunder and (ii) all Indebtedness evidenced by the Existing Credit Agreement to be repaid on the Effective Date has been, or substantially concurrently with the Effective Date will be, repaid, and all Liens (other than Liens permitted to remain outstanding under this Agreement) have been, or substantially concurrently with the Effective Date will be, discharged.
89.Financial Matters. The Administrative Agent shall have received:
xliii.audited consolidated financial statements of the Borrower for the two most recent fiscal years of the Borrower ended prior to the Effective Date as to which such financial statements are available (the “Borrower Audited Financial Statements”);
xliv.unaudited interim consolidated financial statements of the Borrower for each quarterly period ended after the latest fiscal year referred to in clause (i) as to which financial statements are available (such unaudited financial statement of the Borrower being referred to as the “Borrower Unaudited Financial Statements”); and
xlv.financial statement projections through and including the Borrower’s 2021 fiscal year.
90.No Material Adverse Effect. Since December 31, 2015, there shall not have been any material adverse change in the business, assets, operations or financial condition of the Loan Parties, taken as a whole.

91.Pledged Equity Interests; Stock Powers; Pledged Notes. Subject to Section 5.11, to the extent applicable, the Collateral Agent shall have received the certificates, if any, representing the Equity Interests pledged pursuant to the Security Agreement, together with an undated stock power for each such certificate executed in blank by a duly authorized officer of the pledgor thereof.
92.Filings, Registrations and Recordings. Uniform Commercial Code financing statements and federal intellectual property filings reasonably requested by the Collateral Agent to be filed or recorded in order to create in favor of the Collateral Agent, for the benefit of the Secured Parties, a perfected Lien on the Collateral described therein, shall be in proper form for filing or recordation.
93.PATRIOT Act. The Administrative Agent and the Lenders shall have received all documentation and other information about the Borrower, the Subsidiary Guarantors and their Subsidiaries that shall have been reasonably requested by the Administrative Agent or any Lender in writing at least 10 days prior to the Effective Date and that the Administrative Agent and the Lenders determine is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the Patriot Act.
94.Fees; Expenses. The Administrative Agent shall have received all fees due and payable to the Administrative Agent, the Lead Arrangers and the Lenders on or prior to the Effective Date, and all reasonable and documented out-of-pocket expenses to be paid or reimbursed to the Administrative Agent and the Lead Arrangers in accordance with the terms of this Agreement that have been invoiced (such invoice to include reasonable detail) on or prior to the dated that this three (3) Business Days prior to the Effective Date shall have been paid, which amounts may be paid, in each case, from the proceeds of the initial Borrowings hereunder.
The Administrative Agent shall notify the Borrower and the Lenders of the Effective Date (and shall distribute a fully executed copy of the Credit Agreement to the Lenders and an executed promissory note to each Lender requesting a promissory note pursuant to Section 2.10(e)), and such notice shall be conclusive and binding.
ba.Each Credit Event
. The obligation of each Lender to make a Loan on the occasion of any Borrowing (including, without limitation, pursuant to Sections 2.20, 2.21 and 2.22), and of the Issuing Banks to issue, renew or extend any Letter of Credit, is subject to the satisfaction of the following conditions:
95.Except as set forth in Section 2.20(c) with respect to Incremental Term Loans used to finance a Permitted Acquisition or other investment permitted hereby, the representations and warranties of the Borrower set forth in this Agreement shall be true and correct in all material respects (or in all respects if the applicable representation and warranty is qualified by materiality or Material Adverse Effect) on and as of the date of such Borrowing or the date of issuance, renewal or extension of such Letter of Credit, as applicable, except to the extent that such representations and warranties expressly relate to an earlier date, in which case such representations and warranties shall be true and correct in all material respects (or in all respects if the applicable representation and warranty is qualified by materiality or Material Adverse Effect) as of such earlier date.
96.Except as set forth in Section 2.20(c) with respect to Incremental Term Loans used to finance a Permitted Acquisition or other investment permitted hereby, at the time of and immediately after giving effect to such Borrowing or the issuance, renewal or extension of such Letter of Credit, as applicable, no Default or Event of Default shall have occurred and be continuing.
97.The aggregate of the Borrower’s and its Subsidiaries’ unencumbered and unrestricted cash, cash equivalents and marketable investment securities (whether short- or long-term) shall be less than or equal to $150,000,000 immediately before and immediately after giving effect to the applicable Credit Event (as such amounts are reflected on the consolidated balance sheet of the Borrower as of the applicable determination date); provided, that the condition set forth in this paragraph shall not apply if the applicable Credit Event is being used, in its entirety, to consummate a Permitted Acquisition; provided, further, that if the applicable Credit Event is being used, in its entirety, to consummate a Permitted Acquisition, the Borrower shall certify in the related Borrowing Request as to purpose of such Credit Event.
Each Borrowing and each issuance, renewal or extension of a Letter of Credit shall be deemed to constitute a representation and warranty by the Borrower on the date thereof as to the matters specified in paragraphs (a) and (b) of this Section.
ARTICLE V.

Affirmative Covenants
Until the Commitments have expired or been terminated and the principal of and interest on each Loan and all fees payable hereunder shall have been paid in full and, unless otherwise cash collateralized in accordance with Section 2.06(j), all Letters of Credit shall have expired or terminated, in each case, without any pending draw, and all outstanding LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:
bb.Financial Statements and Other Information
. The Borrower will furnish to the Administrative Agent and each Lender:
98.within one hundred twenty (120) days after the end of each fiscal year of the Borrower (or, if earlier, by the date that the Annual Report on Form 10-K of the Borrower for such fiscal year would be required to be filed under the rules and regulations of the SEC, giving effect to any automatic extension available thereunder for the filing of such form), its audited consolidated balance sheet and cash flows as of the end of and for such year, setting forth in each case in comparative form the figures for the previous fiscal year, all reported on by Ernst & Young LLP or other independent public accountants of recognized national standing (without a “going concern” or like qualification or exception (except to the extent resulting solely from an upcoming maturity) and without any qualification or exception as to the scope of such audit) to the effect that such consolidated financial statements present fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied;
99.within sixty (60) days after the end of each of the first three fiscal quarters of each fiscal year of the Borrower (or, if earlier, by the date that the Quarterly Report on Form 10-Q of the Borrower for such fiscal quarter would be required to be filed under the rules and regulations of the SEC, giving effect to any automatic extension available thereunder for the filing of such form), its consolidated balance sheet and cash flows as of the end of and for such fiscal quarter and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes;
100.concurrently with any delivery of financial statements (i) for the first three fiscal quarters of any fiscal year under clause (b) above and (ii) under clause (a) above, a certificate of a Financial Officer of the Borrower (i) certifying as to whether a Default has occurred and, if a Default has occurred, specifying the details thereof and any action taken or proposed to be taken with respect thereto, (ii) setting forth reasonably detailed calculations demonstrating compliance with Section 6.10; (iii) specifying any change in the restricted or unrestricted designation of the Restricted Subsidiaries and Unrestricted Subsidiaries as at the end of such period from the Restricted Subsidiaries and Unrestricted Subsidiaries, respectively, provided to the Lenders on the Effective Date or the most recently ended period, as the case may be, and (iv) stating whether any change in GAAP or in the application thereof has occurred since the date of the audited financial statements referred to in Section 3.04 and, if any such change has occurred, specifying the effect of such change on the financial statements accompanying such certificate;
101.(i) not more than ninety (90) days after the end of each fiscal year of the Borrower, a copy of the plan and forecast (including a projected consolidated balance sheet, income statement and cash flow statement) of the Borrower for each quarter of the upcoming fiscal year in form reasonably satisfactory to the Administrative Agent; and (ii) during the Modification Period, quarterly financial projections, substantially similar in form, substance and scope as those delivered pursuant to clause (i) hereof, with such projections being delivered together with the monthly financials under clause (h) below for the month immediately preceding the start of such quarter (by way of example, projections for the quarter ending September 30, 2020 will be delivered together with the June 2020 monthly financials);

102.promptly after the same become publicly available, copies of all periodic reports and proxy statements filed by the Borrower or any Restricted Subsidiary with the SEC, or any Governmental Authority succeeding to any or all of the functions of the SEC or such Governmental Authority successor thereto, as applicable, or with any national securities exchange, or distributed by the Borrower to its shareholders generally, as the case may be;
103.as soon as practicable, any change in the information provided in the Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified in such certification;
104.promptly following any request therefor, (i) such other information regarding the operations, business affairs and financial condition of the Borrower or any Restricted Subsidiary, or compliance with the terms of this Agreement, as the Administrative Agent or any Lender may reasonably request and (ii) information and documentation reasonably requested by the Administrative Agent or any Lender for purposes of compliance with applicable “know your customer” and anti-money laundering rules and regulations, including the Patriot Act and the Beneficial Ownership Regulation; provided that none of the Loan Parties will be required to disclose any document, information or other matter pursuant to the foregoing clause (i) (A) to any competitor of any Loan Party, (B) that constitutes non-financial trade secrets, or (C) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by law; and
105.beginning with April 2020 and continuing for each calendar month occurring during the Modification Period, within thirty (30) days after the end of each such month (other than for a month that ends a fiscal quarter, in which case forty-five (45) days), the Borrower shall provide the Administrative Agent with the Borrower’s consolidated balance sheet, income statement and cash flows as of the end of and for such fiscal month and the then elapsed portion of the current fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of (or, in the case of the balance sheet, as of the end of) the previous fiscal year, all certified by one of its Financial Officers as presenting fairly in all material respects the financial condition and results of operations of the Borrower and its consolidated Subsidiaries on a consolidated basis in accordance with GAAP consistently applied, subject to normal year-end audit adjustments and the absence of footnotes. Each such monthly report shall include the Liquidity amount for such month, including a break-out of the component parts thereof.
Notwithstanding the foregoing, if, and so long as, the Borrower has one or more Unrestricted Subsidiaries, the Borrower shall deliver to the Administrative Agent, together with such financial statements delivered pursuant to Sections 5.01(a) and (b) above, copies of the balance sheet and cash flows as of the end of and for such period prepared for the Borrower and the Restricted Subsidiaries on a consolidating basis.
Documents required to be delivered pursuant to clauses (a), (b) and (e) of this Section 5.01 may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which such documents are filed for public availability on the SEC’s Electronic Data Gathering and Retrieval System; provided that the Borrower shall notify (which may be by facsimile or electronic mail) the Administrative Agent (which notice the Administrative Agent shall promptly provide to each Lender) of the filing of any such documents and, if requested by the Administrative Agent, promptly provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents. Notwithstanding anything contained herein, in every instance the Borrower shall be required to provide paper copies of the compliance certificates required by clause (c) of this Section 5.01 to the Administrative Agent.
bc.Notices of Material Events
. The Borrower will furnish to the Administrative Agent (which the Administrative Agent shall promptly distribute to each Lender) prompt written notice of the following:
106.the Chief Executive Officer or any Financial Officer obtaining knowledge of the occurrence of any Default;
107.the Chief Executive Officer or any Financial Officer obtaining knowledge of the filing or commencement of any action, suit or proceeding by or before any arbitrator or Governmental Authority against or affecting the Borrower or any Affiliate thereof that would reasonably be expected to be adversely determined and, if adversely determined, would reasonably be expected to result in a Material Adverse Effect;
108.the Chief Executive Officer or any Financial Officer obtaining knowledge of the occurrence of any ERISA Event that, alone or together with any other ERISA Events that have occurred, would reasonably be expected to result in a Material Adverse Effect; and
109.the Chief Executive Officer or any Financial Officer obtaining knowledge of the occurrence of any other development that has resulted in, or would reasonably be expected to result in, a Material Adverse Effect.
Each notice delivered under this Section shall be accompanied by a statement of a Financial Officer or other executive officer of the Borrower setting forth the details of the event or development requiring such notice and any action taken or proposed to be taken with respect thereto.
bd.Existence; Conduct of Business
. The Borrower will, and will cause each of its Restricted Subsidiaries to, do or cause to be done all things necessary to preserve, renew and keep in full force and effect (a) its legal existence and good standing in its jurisdiction of organization and (b) the rights, qualifications, licenses, permits, privileges, franchises, governmental authorizations and intellectual property rights material to the conduct of business of the Borrower and its Restricted Subsidiaries, and maintain all requisite authority to conduct its business in each other jurisdiction in which its business is conducted, except, in the case of this clause (b), as would not reasonably be expected to have a Material Adverse Effect; provided that the foregoing shall not prohibit any merger, consolidation, liquidation or dissolution permitted under Section 6.03.

be.Payment of Taxes
. The Borrower will, and will cause each of its Subsidiaries to, pay its Tax liabilities, that, if not paid, would reasonably be expected to result in a Material Adverse Effect before the same shall become delinquent or in default, except where (a) the validity or amount thereof is being contested in good faith by appropriate proceedings, (b) the Borrower or such Subsidiary has set aside on its books adequate reserves with respect thereto in accordance with GAAP and (c) the failure to make payment pending such contest would not reasonably be expected to result in a Material Adverse Effect.
bf.Maintenance of Properties; Insurance
. The Borrower will, and will cause each of its Restricted Subsidiaries to, (a) keep and maintain all property material to the conduct of business of the Borrower and its Restricted Subsidiaries, taken as a whole, in good working order and condition, ordinary wear and tear excepted, and (b) maintain with financially sound and reputable carriers insurance in such amounts and against such risks as is customarily maintained by companies engaged in the same or similar businesses operating in the same or similar locations. The Borrower will furnish to the Administrative Agent (for distribution to the Lenders), upon request of the Administrative Agent, information in reasonable detail as to the insurance so maintained. On the 90th day to occur after the Effective Date (unless extended by the Administrative Agent in its sole discretion), the Borrower shall deliver to the Administrative Agent endorsements (x) to all “All Risk” physical damage insurance policies on all of the tangible personal property and assets insurance policies of the Borrower and the Subsidiary Guarantors naming the Administrative Agent as lender loss payee, and (y) to all general liability and other liability policies of the Borrower and the Subsidiary Guarantors naming the Administrative Agent an additional insured. In the event the Borrower or any of its Restricted Subsidiaries at any time or times hereafter shall fail to obtain or maintain any of the policies or insurance required herein or to pay any premium in whole or in part relating thereto, then the Administrative Agent, without waiving or releasing any obligations or resulting Default hereunder, may at any time or times thereafter (but shall be under no obligation to do so) obtain and maintain such policies of insurance and pay such premiums and take any other action with respect thereto which the Administrative Agent deems advisable. All sums so disbursed by the Administrative Agent shall constitute part of the Obligations, payable as provided in this Agreement. The Borrower will furnish to the Administrative Agent and the Lenders prompt written notice of any casualty or other insured damage to any material portion of the Collateral or the commencement of any action or proceeding for the taking of any material portion of the Collateral or interest therein under power of eminent domain or by condemnation or similar proceeding.
bg.Books and Records; Inspection Rights
. The Borrower will, and will cause each of its Restricted Subsidiaries to, keep proper books of record and account in which entries which are full, true and correct in all material respects are made of all dealings and transactions in relation to its business and activities. The Borrower will, and will cause each of its Restricted Subsidiaries to, permit any representatives designated by the Administrative Agent or any Lender, upon reasonable prior notice, to visit and inspect its properties, to examine and make extracts from its books and records, including environmental assessment reports and Phase I or Phase II studies, and to discuss its affairs, finances and condition with its officers and independent accountants, all at such reasonable times and as often as reasonably requested; provided that, excluding any such visits and inspections during the occurrence and continuation of an Event of Default, only the Administrative Agent on behalf of the Lenders may exercise rights of the Administrative Agent and the Lenders under this Section 5.06 and the Administrative Agent shall not exercise such rights more often than one (1) time during any fiscal year of the Borrower. The Administrative Agent and its respective representatives and independent contractors shall use commercially reasonable efforts to avoid interruption of the normal business operations of the Borrower and its Restricted Subsidiaries. The Borrower acknowledges that the Administrative Agent, after exercising its rights of inspection, may prepare and distribute to the Lenders certain reports pertaining to the Borrower and its Restricted Subsidiaries’ assets for internal use by the Administrative Agent and the Lenders; provided that none of the Loan Parties will be required to disclose any document, information or other matter pursuant to this Section 5.06 (i) to any competitor of any Loan Party, (ii) that constitutes non-financial trade secrets, or (iii) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by applicable law.
bh.Compliance with Laws and Material Contractual Obligations
. The Borrower will, and will cause each of its Restricted Subsidiaries to, (i) comply with all laws, rules, regulations and orders of any Governmental Authority applicable to it or its property (including without limitation Environmental Laws) and (ii) perform its obligations under all indentures, material agreements (including, without limitation, the BRAC Analysis Testing Agreements) and other material instruments to which it is a party, except, in each case, where the failure to do so, individually or in the aggregate, would not reasonably be expected to result in a Material Adverse Effect. The Borrower will maintain in effect and enforce policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws and applicable Sanctions.
bi.Use of Proceeds
. The proceeds of the Loans will be used to refinance certain Indebtedness of the Borrower evidenced by the Existing Credit Agreement, for working capital and general corporate purposes of the Borrower, its Restricted Subsidiaries and, to the extent permitted hereunder, its Unrestricted Subsidiaries, and for the payment of fees and expenses in connection with the foregoing (including funding of upfront and similar fees, commissions, transaction costs and expenses in connection with this Agreement). No part of the proceeds of any Loan will be used, whether directly or indirectly, for any purpose that entails a violation of any of the Regulations of the Board, including Regulations T, U and X. The Borrower will not request any Borrowing or Letter of Credit, and the Borrower shall not use, and shall ensure that its Subsidiaries and its or their respective directors, officers, employees and agents shall not use, the proceeds of any Borrowing or Letter of Credit (i) in furtherance of an offer, payment, promise to pay, or authorization of the payment or giving of money, or anything else of value, to any Person in violation of any Anti-Corruption Laws, (ii) for the purpose of funding, financing or facilitating any activities, business or transaction of or with any Sanctioned Person, or in any Sanctioned Country, to the extent such activities, businesses or transaction would be prohibited by Sanctions if conducted by a corporation incorporated in the United States or in a European Union member state or (iii) in any manner that would result in the violation of any Sanctions applicable to any party hereto.
bj.Subsidiary Guarantors; Pledges; Additional Collateral; Further Assurances
.
110.As promptly as possible but in any event but not later than thirty (30) days following the delivery of the certificate required to be delivered under Section 5.01(c) (or such later date as may be agreed upon by the Administrative Agent) in respect of the fiscal quarter immediately following the date on which any Person becomes a Restricted Subsidiary (including pursuant to the designation of any Unrestricted Subsidiary as a Restricted Subsidiary) or any Restricted Subsidiary qualifies independently as, or is designated by the Borrower or the Administrative Agent as, a Material Restricted Domestic Subsidiary pursuant to the definition of “Material Restricted Domestic Subsidiary”, the Borrower shall provide the Administrative Agent with written notice thereof and shall cause each such Restricted Subsidiary which also qualifies as a Material Restricted Domestic Subsidiary to deliver to the Administrative Agent a joinder to the Subsidiary Guaranty and the Security Agreement (in each case in the form contemplated thereby) pursuant to which such Restricted Subsidiary agrees to be bound by the terms and provisions thereof, such Subsidiary Guaranty and the Security Agreement to be accompanied by appropriate corporate resolutions, other corporate documentation and legal opinions consistent with those delivered on the Effective Date and otherwise in form and substance reasonably satisfactory to the Administrative Agent and its counsel. Notwithstanding anything to the contrary set forth herein, no Restricted Subsidiary constituting an Excluded Subsidiary shall be required to be a Guarantor.
111.Subject to the limitations contained in this Section 5.09 and elsewhere in the Loan Documents, the Borrower will cause, and will cause each other Loan Party to cause, all of its Collateral to be subject at all times to first priority, perfected Liens in favor of the Collateral Agent for the benefit of the Secured Parties to secure the Secured Obligations in accordance with the terms and conditions of the Collateral Documents, subject in any case to Liens permitted by Section 6.02. Without limiting the generality of the foregoing, the Borrower will cause the Applicable Pledge Percentage of the issued and outstanding Equity Interests of each Pledge Subsidiary directly owned by the Borrower or any other Loan Party to be subject at all times to a first priority, perfected Lien in favor of the Collateral Agent to secure the Secured Obligations in accordance with the terms and conditions of the Collateral Documents. Notwithstanding the foregoing, (i) no Loan Party shall be required to provide any mortgage, landlord waiver, collateral access agreement, estoppel or deed of trust with respect to any real property (including leasehold interests), (ii) no Loan Party shall be required to obtain the consent of any governmental authority or third party, (iii) no actions shall be required to perfect a security interest in letter of credit rights, other than a filing of a UCC financing statement, (iv) no deposit account or securities account, or similar, control agreements shall be required, (v) assets will be excluded from the Collateral in circumstances where the cost of obtaining a security interest in such assets exceeds the practical benefit to the Lenders afforded thereby as reasonably determined by the Administrative Agent (in consultation with the Borrower) and (vi) the Borrower and Subsidiary Guarantors shall not be required, nor shall the Administrative Agent be authorized, to take any action in any non-U.S. jurisdiction in order to create any security interests in assets located or titled outside the U.S. or to perfect any security interests in such assets, including, without limitation, any intellectual property registered in any non-U.S. jurisdiction or any equity interests of any subsidiaries organized in any non-U.S. jurisdiction (it being understood that there shall be no security agreements or pledge agreements governed under the laws of any non-U.S. jurisdiction).
112.Without limiting the foregoing, but subject to the limitations in this Section 5.09 and elsewhere in the Loan Documents, the Borrower will, and will cause each

Restricted Subsidiary to, execute and deliver, or cause to be executed and delivered, to the Agents such documents, agreements and instruments, and will take or cause to be taken such further actions (including the filing and recording of financing statements, fixture filings and other documents and such other actions or deliveries of the type required by Section 4.01, as applicable), which may be required by law or which the Agents may, from time to time, reasonably request to carry out the terms and conditions of this Agreement and the other Loan Documents and to ensure perfection and priority of the Liens created by the Collateral Documents (including, for the avoidance of doubt, in connection with the disclosure of any additional assets constituting Collateral pursuant to any updates of the exhibits to the Security Agreement as required thereby), all at the expense of the Borrower.
113.Notwithstanding the foregoing, the Borrower shall cause Counsyl to become a Guarantor and otherwise comply with the requirements of this Section 5.09 within 30 days (as such date may be extended by the Administrative Agent in its sole discretion) after the Counsyl Acquisition
114.During the Modification Period, the Borrower and its Restricted Subsidiaries shall maintain their aggregate cash and cash equivalents in excess of $5,000,000 on deposit with or otherwise credited to an account with one or more of the Lenders.
bk.Designation of Subsidiaries
. The Borrower may at any time designate any Restricted Subsidiary as an Unrestricted Subsidiary or any Unrestricted Subsidiary as a Restricted Subsidiary; provided that (a) immediately before and after giving effect (including giving effect on a pro forma basis) to such designation, (i) no Event of Default shall have occurred and be continuing or would result therefrom and (ii) the Borrower is in compliance with the financial covenants set forth in Section 6.10 (without giving effect to any Acquisition Holiday) recomputed as of the last day of the most recently ended fiscal quarter of the Borrower for which financial statements have been delivered pursuant to Section 5.01(a) or 5.01(b) (or, prior to the delivery of any such financial statements, the most recent financial statements referred to in Section 3.04), as applicable, (b) immediately prior to giving effect to such designation, (i) any such Restricted Subsidiary so designated as an Unrestricted Subsidiary has not contributed greater than five percent (5%) of Consolidated EBITDA of the Borrower and its Subsidiaries for the most recently ended period of four fiscal quarters or (ii) any such Restricted Subsidiary so designated as an Unrestricted Subsidiary has not contributed greater than five percent (5%) of Consolidated Total Assets of the Borrower and its Subsidiaries for the most recently ended period of four fiscal quarters, (c) no Subsidiary may be designated as an Unrestricted Subsidiary if such Subsidiary (or any of its Subsidiaries) (i) has at such time of designation or thereafter creates, incurs, assumes or guarantees, any Indebtedness that is recourse to the Borrower or any Restricted Subsidiary or (ii) guarantees Material Indebtedness of any Loan Party, (d) all Investments of the Borrower and the Restricted Subsidiaries in such Unrestricted Subsidiary at the time of designation are permitted in accordance with Section 6.04, (e) the Borrower shall deliver to the Administrative Agent at least two (2) Business Days prior to such designation a certificate of a Financial Officer of the Borrower, certifying that such Subsidiary meets the requirements of an “Unrestricted Subsidiary” set forth in this Section 5.10 and (f) at least three (3) Business Days prior to the designation of any Unrestricted Subsidiary as a Restricted Subsidiary, the Lenders shall have received all documentation and other information required by bank regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation, the Patriot Act, with respect to such Restricted Subsidiary. The designation of any Subsidiary as an

Unrestricted Subsidiary shall constitute an investment by the Borrower and its Restricted Subsidiaries therein at the date of designation in an amount equal to the fair market value of the Borrower’s or applicable Restricted Subsidiary’s, as the case may be, investment therein, and such investment shall be subject to Section 6.04(t). The designation of any Unrestricted Subsidiary as a Restricted Subsidiary shall constitute (i) the incurrence at the time of designation of any Indebtedness, investments, loans, advances, Guarantees or Liens of such Subsidiary existing at such time and (ii) a return on any investment by the Borrower or the applicable Restricted Subsidiary in Unrestricted Subsidiaries pursuant to the preceding sentence in an amount equal to the fair market value at the date of such designation of the Borrower or such Restricted Subsidiary’s investment in such Subsidiary.
bl.Post-Closing Obligations
. Within ninety (90) days after the Effective Date (or such later date as the Administrative Agent shall agree in its sole discretion), the Borrower shall take such actions set forth on Schedule 5.11.
ARTICLE VI.

Negative Covenants
Until the Commitments have expired or terminated and the principal of and interest on each Loan and all fees payable hereunder have been paid in full and, unless otherwise cash collateralized in accordance with Section 2.06(j), all Letters of Credit have expired or terminated, in each case, without any pending draw, and all outstanding LC Disbursements shall have been reimbursed, the Borrower covenants and agrees with the Lenders that:
bm.Indebtedness
. The Borrower will not, and will not permit any Restricted Subsidiary to, create, incur, assume or permit to exist any Indebtedness, except:
115.the Secured Obligations (including Indebtedness created hereunder pursuant to Section 2.20, Section 2.21 and Section 2.22) and any Refinancing Notes incurred to refinance such Indebtedness;
116.Indebtedness existing on the date hereof and set forth in Schedule 6.01 and refinancings, extensions, renewals and replacements of any such Indebtedness with Indebtedness of a similar type that does not increase the outstanding principal amount thereof (except to the extent of prepayment premiums, fees, expenses and interest paid in kind owing in connection with such refinancing, extension, renewal or replacement or otherwise added to the principal amount thereof);
117.Indebtedness of the Borrower to any Restricted Subsidiary and of any Restricted Subsidiary to the Borrower or any other Restricted Subsidiary, in each case, to the extent the related investment, loan or advance is permitted pursuant to Section 6.04(d);
118.Guarantees by the Borrower of Indebtedness of any Restricted Subsidiary and by any Restricted Subsidiary of Indebtedness of the Borrower or any other Restricted

Subsidiary; provided that, in the case of any Guarantee made for the benefit of any Restricted Subsidiary that is not a Loan Party, such Guarantee must also be permitted pursuant to Section 6.04(d);
119.Indebtedness of the Borrower or any Restricted Subsidiary incurred to finance the acquisition, construction or improvement of any fixed or capital assets, including Capital Lease Obligations and any Indebtedness assumed in connection with the acquisition of any such assets or secured by a Lien on any such assets prior to the acquisition thereof, and refinancings, extensions, renewals and replacements of any such Indebtedness that do not increase the outstanding principal amount thereof (except to the extent of prepayment premiums, fees, expenses and interest paid in kind owing in connection with such refinancing, extension, renewal or replacement or otherwise added to the principal amount thereof); provided that (i) such Indebtedness is incurred prior to or within ninety (90) days after such acquisition or the completion of such construction or improvement and (ii) the aggregate principal amount of Indebtedness permitted by this clause (e) shall not exceed $15,000,000 at any time outstanding;
120.Indebtedness of the Borrower or any Restricted Subsidiary as an account party in respect of trade letters of credit and letters of credit issued in connection with self-insured workers’ compensation liabilities or as otherwise required by applicable law;
121.(i) Indebtedness the proceeds of which are used to finance or to repay Loans used to fund, (ii) Indebtedness assumed in connection with, and (iii) Indebtedness of any subsidiary acquired in connection with, any Permitted Acquisition;
122.Indebtedness owed to any Person providing workers’ compensation, health, disability or other employee benefits or property, casualty or liability insurance, pursuant to reimbursement or indemnification obligations to such Person, in each case incurred in the ordinary course of business;
123.Indebtedness consisting of financing of insurance premiums in the ordinary course of business;
124.Indebtedness of the Borrower or any Restricted Subsidiary secured by a Lien on any asset (not constituting Collateral) of the Borrower or any Restricted Subsidiary; provided that the aggregate outstanding principal amount of Indebtedness permitted by this clause (j) shall not in the aggregate exceed $50,000,000 at any time;
125.deferred compensation incurred in the ordinary course of business;
126.unsecured Indebtedness constituting obligations in respect of working capital adjustment requirements, deferred purchase price adjustments, “earn outs”, indemnities or similar obligations in connection with any Permitted Acquisition;
127.taxes deferred in compliance with applicable law;

128.Indebtedness with respect to judgments or awards not constituting an Event of Default;
129.unsecured Indebtedness issued to officers, directors and employees which is used to purchase equity interests of the Borrower, to the extent such purchase of equity interests is permitted under this Agreement and in an aggregate outstanding principal amount for all such Indebtedness not to exceed $5,000,000 at any time;
130.unsecured Indebtedness owing to banks or other financial institutions under credit cards to officers and employees for, and constituting, business related expenses incurred in the ordinary course of business;
131.Indebtedness with respect to surety, appeal or similar bonds or instruments, in each case provided in the ordinary course of business;
132.other Indebtedness in an aggregate principal amount not exceeding the greater of (x) $25,000,000 and (y) 10% of Consolidated Total Assets (including after giving pro forma effect to any acquisitions or investments made in connection therewith) as of the end of the most recent fiscal quarter for which financial statements shall have been delivered pursuant to Section 5.01(a) or 5.01(b) (or, prior to the delivery of any such financial statements, the most recent financial statements of the Borrower referred to in Section 3.04, as applicable) so long as immediately before and immediately after giving effect (including giving effect on a pro forma basis) to the incurrence of such Indebtedness no Event of Default exists or would result therefrom; provided, however, that notwithstanding the foregoing, the aggregate principal amount of Indebtedness that may be incurred during the Modification Period under this Section 6.01(r), when taken together with Indebtedness incurred under Section 6.01(s), shall not exceed $10,000,000 in the aggregate; and
133.other unsecured Indebtedness so long as immediately before and immediately after giving effect (including giving effect on a pro forma basis) to the incurrence of such Indebtedness (i) no Event of Default exists or would result therefrom and (ii) the Leverage Ratio is not greater than 2.75 to 1.00 (without giving effect to any Acquisition Holiday) based on the financial statements most recently delivered pursuant to Section 5.01(a) or 5.01(b) (or, prior to the delivery of any such financial statements, the most recent financial statements referred to in Section 3.04), as applicable; provided, however, that notwithstanding the foregoing, the aggregate principal amount of Indebtedness that may be incurred during the Modification Period under this Section 6.01(s), when taken together with Indebtedness under Section 6.01(r), shall not exceed $10,000,000 in the aggregate.
bn.Liens
. The Borrower will not, and will not permit any Restricted Subsidiary to, create, incur, assume or permit to exist any Lien on any property or asset now owned or hereafter acquired by it, or assign or sell any income or revenues (including accounts receivable) or rights in respect of any thereof, except:
134.Liens created pursuant to any Loan Document;

135.Permitted Encumbrances;
136.any Lien on any property or asset of the Borrower or any Restricted Subsidiary existing on the date hereof and set forth in Schedule 6.02; provided that (i) such Lien shall not apply to any other property or asset of the Borrower or any Restricted Subsidiary and (ii) such Lien shall secure only those obligations which it secures on the date hereof and refinancings, extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof (except to the extent of prepayment premiums, fees, expenses and interest paid in kind owing in connection with such refinancing, extension, renewal or replacement or otherwise added to the principal amount thereof);
137.any Lien existing on any property or asset prior to the acquisition thereof by the Borrower or any Restricted Subsidiary or existing on any property or asset of any Person that becomes a Restricted Subsidiary after the date hereof prior to the time such Person becomes a Restricted Subsidiary; provided that (i) such Lien is not created in contemplation of or in connection with such acquisition or such Person becoming a Restricted Subsidiary, as the case may be, (ii) such Lien shall not apply to any other property or assets of the Borrower or any Restricted Subsidiary and (iii) such Lien shall secure only those obligations which it secures on the date of such acquisition or the date such Person becomes a Restricted Subsidiary, as the case may be, and refinancings, extensions, renewals and replacements thereof that do not increase the outstanding principal amount thereof (except to the extent of prepayment premiums, fees, expenses and interest paid in kind owing in connection with such refinancing, extension, renewal or replacement or otherwise added to the principal amount thereof);
138.Liens on fixed or capital assets acquired, constructed or improved by the Borrower or any Restricted Subsidiary; provided that (i) such security interests secure Indebtedness permitted by clause (e) of Section 6.01, (ii) such security interests and the Indebtedness secured thereby are incurred prior to or within ninety (90) days after such acquisition or the completion of such construction or improvement, (iii) the Indebtedness secured thereby does not exceed the cost of acquiring, constructing or improving such fixed or capital assets and (iv) such Lien shall not apply to any other property or assets of the Borrower or any Restricted Subsidiary; provided that, subject to the foregoing restrictions, individual financings of assets subject to such Liens provided by one lender or lessor may be cross-collateralized to the other financings provided by such lender or lessor;
139.Liens on any property or asset acquired pursuant to a Permitted Acquisition provided that (i) such Liens secure Indebtedness permitted by clause (g) of Section 6.01, (ii) such Liens and the Indebtedness secured thereby are incurred prior to or within ninety (90) after such Permitted Acquisition, (iii) the Indebtedness secured thereby does not exceed the consideration paid for such Permitted Acquisition and (iv) such Lien shall not apply to any other property or assets of the Borrower or any Restricted Subsidiary;
140.Liens on assets (not constituting Collateral) of the Borrower and its Restricted Subsidiaries not otherwise permitted above so long as the aggregate principal amount of the Indebtedness and other obligations subject to such Liens does not at any time exceed

$50,000,000; provided, however, that notwithstanding the foregoing, no Lien shall be granted during the Modification Period in reliance upon this clause;
141.any interest or title of a lessor, licensor, sublessor or sublicensor under any lease or license not prohibited by this Agreement and entered into in the ordinary course of business;
142.Liens arising from precautionary Uniform Commercial Code financing statements (or equivalent filings or registrations in foreign jurisdictions) filed under any lease permitted by this Agreement and entered into in the ordinary course of business;
143.Liens arising out of consignment or similar arrangements for the sale of goods entered into by the Borrower or any Restricted Subsidiary in the ordinary course of business;
144.Liens on insurance policies securing Indebtedness incurred by the Borrower or any Restricted Subsidiary not prohibited by this Agreement to secure the payment of insurance premiums;
145.additional Liens on property of the Borrower or any of its Restricted Subsidiaries securing any Indebtedness or other liabilities; provided that, the aggregate principal amount of all such Indebtedness and liabilities secured by property of the Loan Parties shall not exceed the greater of (x) $10,000,000 and (y) 2.5% of Consolidated Total Assets (including after giving pro forma effect to any acquisitions or investments made in connection therewith) as of the end of the most recent fiscal quarter for which financial statements shall have been delivered pursuant to Section 5.01(a) or 5.01(b) (or, prior to the delivery of any such financial statements, the most recent financial statements of the Borrower referred to in Section 3.04), as applicable; provided, however, that notwithstanding the foregoing, no Lien shall be granted during the Modification Period in reliance upon this clause; and
146.Liens on Collateral that are Other First Liens or Junior Liens, so long as such Other First Liens or Junior Liens secure Indebtedness permitted by Section 6.01(a) and guarantees thereof permitted by Section 6.01(d); provided, however, that notwithstanding the foregoing, no Lien shall be granted during the Modification Period in reliance upon this clause;
provided that no property or assets of the Borrower or any Restricted Subsidiary shall be subject to a Lien, pledged or otherwise encumbered, in each case, to secure any Indebtedness or other obligations of any Unrestricted Subsidiary.
bo.Fundamental Changes and Asset Sales
. The Borrower will not, and will not permit any Restricted Subsidiary to, merge into or consolidate with any other Person, or permit any other Person to merge into or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) any of its assets (including pursuant to a Sale and Leaseback Transaction), or any of the Equity Interests of any of its Restricted Subsidiaries (in each case, whether now owned or hereafter acquired), or liquidate or dissolve, except that:

xlvi.any Restricted Subsidiary may merge into or consolidate with the Borrower or any other Restricted Subsidiary; provided that (A) if the Borrower is a party in such transaction, the Borrower is the surviving corporation; and (B) if any Subsidiary Guarantor is a party in such transaction and the Borrower is not, the surviving entity shall be or become a Subsidiary Guarantor;
xlvii.any Restricted Subsidiary that is not a Loan Party may sell, transfer, lease or otherwise dispose of its assets (A) to the Borrower or any other Restricted Subsidiary or (B) in any transaction permitted pursuant to Section 6.04;
xlviii.any Subsidiary Guarantor may sell, transfer, lease or otherwise dispose of its assets (A) to a Loan Party or (B) in any transaction permitted pursuant to Section 6.04;
xlix.Borrower or any Restricted Subsidiary may merge into or consolidate with another Person in order to consummate a transaction what is otherwise permitted pursuant to Section 6.04; provided that (A) if the Borrower is a party in such transaction, the Borrower is the surviving corporation; and (B) if any Subsidiary Guarantor is a party in such transaction and the Borrower is not, the surviving entity shall be or become a Subsidiary Guarantor;
l.the Borrower and its Restricted Subsidiaries may (A) sell inventory in the ordinary course of business, (B) effect sales, trade-ins or dispositions of used equipment for value in the ordinary course of business, (C) enter into licenses or sublicenses of technology or other intellectual property in the ordinary course of business, (D) enter into leases in the ordinary course of business, and (E) make any other sales, transfers, leases or dispositions (and any merger or consolidation with another Person in order to consummate such sale, transfer, lease or disposition) that, together with all other property of the Borrower and its Restricted Subsidiaries previously leased, sold or disposed of as permitted by this clause (E) during any fiscal year of the Borrower, does not exceed the greater of (x) $[~~35,000,000~~]150,000,000 and (y) an amount equal to [~~15~~]10% of Consolidated Total Assets as of the end of the most recent fiscal quarter for which financial statements shall have been delivered pursuant to Section 5.01(a) or 5.01(b) (or, prior to the delivery of any such financial statements, the most recent financial statements referred to in Section 3.04), as applicable;
li.the use or transfer of cash or cash equivalents in a manner that is not prohibited by the terms of the Agreement;
lii.sales, transfers or dispositions of accounts in the ordinary course of business for purposes of collection or settlement of disputed claims;
liii.sales, transfers or dispositions of assets resulting from any casualty or other insured damage to, or any taking under power of eminent domain or by condemnation or similar proceeding of, any property or asset of; [~~and~~]

liv.any Subsidiary may liquidate or dissolve if the Borrower determines in good faith that such liquidation or dissolution is in the best interests of the Borrower and is not materially disadvantageous to the Lenders; provided that, if any such dissolved or liquidated Subsidiary is a Loan Party, such Subsidiary shall sell, transfer or otherwise dispose of its assets to another Loan Party prior to or concurrently with such dissolution or liquidation; and
lv.Specified Asset Sales; provided that, no Event of Default shall have occurred and be continuing as of the date the Borrower or such Restricted Subsidiary enters into the definitive documentation evidencing any such Specified Asset Sale giving pro forma effect to the applicable transaction evidenced thereby;
provided that any such merger or consolidation involving a Person that is not a wholly-owned Restricted Subsidiary immediately prior to such merger or consolidation shall not be permitted unless it is also permitted by Section 6.04; provided further that when any Restricted Subsidiary is merging or consolidating with or into an Unrestricted Subsidiary and the Restricted Subsidiary is not the continuing or surviving Person, the Borrower shall have complied with the requirements of Section 5.10.
During the Modification Period, sales, transfer, assignments or dispositions made by Loan Parties to non-Loan Parties pursuant to Section 6.03(a)(ii), (iii) or (v)(A) shall be consummated in cash for fair market value.
147.The Borrower will not, and will not permit any of its Restricted Subsidiaries to, engage to any material extent in any business other than businesses of the type conducted by the Borrower and its Restricted Subsidiaries on the date of execution of this Agreement and businesses reasonably related thereto, reasonable extensions thereof or ancillary or complimentary thereto.
148.The Borrower will not, nor will it permit any of its Restricted Subsidiaries to, change its fiscal year from the basis in effect on the Effective Date, in each case other than to match the fiscal year of any Restricted Subsidiary to the fiscal year of the Borrower; provided, that on or following the Amendment No. 3 Effective Date, the Borrower and its Subsidiaries, upon prior written notice to the Administrative Agent, may change their respective fiscal years to end as of December 31, with the first such year-end occurring as of December 31, 2021.
bp.Investments, Loans, Advances, Guarantees and Acquisitions
. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, purchase, hold or acquire (including pursuant to any merger or consolidation with any Person that was not a wholly owned Restricted Subsidiary prior to such merger or consolidation) any capital stock, evidences of indebtedness or other securities (including any option, warrant or other right to acquire any of the foregoing) of, make or permit to exist any loans or advances to, Guarantee any obligations of, or make or permit to exist any investment or any other interest in, any other Person, or purchase or otherwise acquire (in one transaction or a series of transactions) any Person or any assets of any other Person constituting a business unit, except:

149.cash and Permitted Investments;
150.Permitted Acquisitions; provided[~~, however~~], that no Permitted [~~Acquisition~~]Acquisitions shall be [~~permitted~~]allowed under this clause (b) [~~during~~]until such time as the [~~period beginning on~~]Borrower and its Restricted Subsidiaries have consummated, subsequent to the Amendment No. [~~2~~]3 Effective Date, asset sales, transfers and [~~ending on March 31, 2021.~~]assignments where the aggregate cash consideration therefor equals or exceeds $175,000,000; provided, that this $175,000,000 requirement shall expire at the end of the Modification Period;
151.investments, loans and advances by the Borrower and its Restricted Subsidiaries existing on the date hereof in or to other Persons (including investments, loans and advances by Borrower in or to its Restricted Subsidiaries), in each case as set forth on Schedule 6.04;
152.investments, loans or advances made by the Borrower in or to any Restricted Subsidiary and made by any Restricted Subsidiary in or to the Borrower or any other Restricted Subsidiary and Guarantees by the Borrower or any Restricted Subsidiary for the benefit of the Borrower or any other Restricted Subsidiary; provided that, at the time of any such investment, loan, advance by any Loan Party in, or Guarantee by any Loan Party for the benefit of, any Restricted Subsidiary that is not a Loan Party, the aggregate amount of all such investments, loans, advances, and Guarantees which are outstanding, shall not collectively exceed the greater of (x) $25,000,000 and (y) an amount equal to 10% of Consolidated Total Assets as of the end of the most recent fiscal quarter for which financial statements shall have been delivered pursuant to Section 5.01(a) or 5.01(b) (or, prior to the delivery of any such financial statements, the most recent financial statements referred to in Section 3.04), as applicable; provided, however, that no investment, loan or advance by any Loan Party in or to any Person that is not a Loan Party shall be permitted under this clause (d) during the Modification Period;
153.Guarantees constituting Indebtedness permitted by Section 6.01;
154.cash and marketable securities held in Deposit Accounts (as defined in the Security Agreement) or Securities Accounts (as defined in the Security Agreement), which are subject to control agreements to the extent required by the Security Agreement;
155.investments in negotiable instruments for collection in the ordinary course of business;
156.advances made in connection with purchases of goods or services in the ordinary course of business;
157.investments received in settlement of delinquent obligations to the Borrower or any Restricted Subsidiary effected in the ordinary course of business or owing to the Borrower or any Restricted Subsidiary as a result of any bankruptcy or insolvency proceeding involving an account debtor or upon the foreclosure or enforcement of any Lien in favor of the Borrower or any Restricted Subsidiary;
158.investments, loans, advances and Guarantees existing on the Effective Date and set forth on Schedule 6.04;
159.investments arising under Swap Agreements entered into in compliance with Section 6.05;
160.loans or advances made by the Borrower or any Restricted Subsidiary to its employees in the ordinary course of business consistent for travel and entertainment expenses, relocation costs and similar purposes up to a maximum of $4,000,000 in the aggregate at any one time outstanding;
161.investments, loans and advances owned by, and Guarantees made by, any Person existing at the time such Person becomes a Restricted Subsidiary of the Borrower or consolidates or merges with the Borrower or any of its Restricted Subsidiaries (including in connection with a Permitted Acquisition) so long as such investments, loans, advances and Guarantee were not made in contemplation of such Person becoming a Restricted Subsidiary or of such consolidation or merger;
162.(i) endorsements for collection or deposit in the ordinary course of business and consistent with past practice and (ii) extensions of trade credit in the ordinary course of business;
163.investments by any Loan Party or any Restricted Subsidiary of a Loan Party in any Restricted Subsidiary of such Person in such amount which is required by law to maintain a minimum net capital requirement or as may otherwise be required by applicable law or regulation;
164.extensions of credit consisting of accounts receivable or notes receivable arising from the sale or lease of goods in the ordinary course of business of the Borrower or any Restricted Subsidiary;
165.investments held and loans and advances made by a Person acquired in a Permitted Acquisition or an acquisition that is otherwise permitted hereunder to the extent that none of such investments, loans or advances were made in connection with or contemplation of such acquisition and were in existence as of the date of consummation of such acquisition; provided, that no such investments shall be permitted to occur during the Modification Period;
166.investments by the Borrower or any of its Restricted Subsidiaries for which the consideration consists solely of Equity Interests of the Borrower;
167.any endorsement of a check or other medium of payment for deposit or collection, or any similar transaction, in each case in the ordinary course of business;

168.investments in Unrestricted Subsidiaries; provided that, the Consolidated EBITDA of the Borrower and its Subsidiaries attributable to all such Unrestricted Subsidiaries is not greater than twelve and one half percent (12.5%) of Consolidated EBITDA of the Borrower and its Subsidiaries for the most recently ended period of four fiscal quarters based on the financial statements most recently delivered pursuant to Section 5.01(a) or 5.01(b) (or, prior to the delivery of any such financial statements, the most recent financial statements referred to in Section 3.04), as applicable; provided, further, that only investments in existence on the Amendment No. 2 Effective Date shall be permitted under this clause (t) during the Modification Period, and no further or additional investments in such Unrestricted Subsidiaries shall be made during the Modification Period;
169.any other investment, loan, advance or Guarantee (other than acquisitions) so long as during the term of this Agreement, at the time of making any such Investment, loan, advance or Guarantee, the aggregate amount of all such investments, loans, advances and Guarantees which are outstanding, do not collectively exceed an amount equal to the greater of (x) $25,000,000 and (y) 10% of Consolidated Total Assets as of the end of the most recent fiscal quarter for which financial statements shall have been delivered pursuant to Section 5.01(a) or 5.01(b) (or, prior to the delivery of any such financial statements, the most recent financial statements referred to in Section 3.04), as applicable; provided, however, that during the Modification Period, no more than $5,000,000 in the aggregate of investments, loans, advances and Guarantees shall be permitted to be made under the clause (u), and any investment constituting an asset transfer shall be made in cash for fair market value; and
170.investments by an Unrestricted Subsidiary entered into prior to the day that such Unrestricted Subsidiary is redesignated as a Restricted Subsidiary.
bq.Swap Agreements
. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, enter into any Swap Agreement, except (a) Swap Agreements entered into to hedge or mitigate risks to which the Borrower or any Restricted Subsidiary has actual exposure (other than those in respect of Equity Interests of the Borrower or any of its Restricted Subsidiaries), and (b) Swap Agreements entered into in order to effectively cap, collar or exchange interest rates (from fixed to floating rates, from one floating rate to another floating rate or otherwise) with respect to any interest-bearing liability or investment of the Borrower or any Restricted Subsidiary; provided, that the foregoing shall not prohibit the Borrower or any Restricted Subsidiary from issuing Convertible Notes or entering into capped calls or similar transactions in connection therewith to the extent any such Convertible Notes are otherwise permitted under the Loan Documents.
br.Transactions with Affiliates
. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, sell, lease or otherwise transfer any property or assets to, or purchase, lease or otherwise acquire any property or assets from, or otherwise engage in any other transactions with, any of its Affiliates, except (a) transactions not otherwise prohibited hereunder and at prices and on terms and conditions not less favorable to the Borrower or such Restricted Subsidiary than could be obtained on an arm’s-length basis from unrelated third parties, (b) transactions between or among the Borrower and its wholly owned Restricted

Subsidiaries not involving any other Affiliate, (c) any transactions otherwise permitted hereby, (d) the issuance of Equity Interests of the Borrower to any employee, director, officer, manager, distributor or consultant (or their respective controlled Affiliates) of the Borrower or any of its Restricted Subsidiaries, and (e) compensation, salaries and employment agreements and arrangements (and expense reimbursement and indemnification arrangements for) to officers and directors of the Borrower and its Restricted Subsidiaries.
bs.Restricted Payments
. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, declare or make, or agree to pay or make, directly or indirectly, any Restricted Payment, except:
171.the Borrower or any Restricted Subsidiary may declare and pay dividends with respect to its Equity Interests payable solely in additional shares of its common stock;
172.Restricted Subsidiaries may make Restricted Payments ratably with respect to their Equity Interests so long as such Restricted Payment is not prohibited by Sections 6.03 and 6.04 hereof;
173.the Borrower may make Restricted Payments pursuant to and in accordance with stock option or equity-based plans or other benefit plans for directors, officers, employees or consultants of the Borrower and its Restricted Subsidiaries;
174.the conversion of all or any part of any Convertible Notes permitted to be issued hereunder into any Equity Interests or the settlement of any fractional shares in connection therewith; and
175.the Borrower and its Restricted Subsidiaries may make any other Restricted Payment so long as at the time of the making of such Restricted Payment, the Restricted Payment Requirements are satisfied in connection with such Restricted Payment.
Notwithstanding the foregoing or anything to the contrary set forth herein, during the period beginning on the Amendment No. [~~2~~]3 Effective Date and ending [~~March 31, 2021~~]on the first date on which the Administrative Agent receives the Borrower’s compliance certificate and related documentation under Sections 5.01(a), (b) and (c) for the period ending June 30, 2022 or any fiscal quarter thereafter (with such certificate and documentation demonstrating compliance with the terms and conditions hereof, including the financial covenants set forth in Section 6.10), neither the Borrower nor any Restricted Subsidiary thereof shall declare, make or pay any Restricted Payment in cash to any Person other than a Loan Party.
bt.Restrictive Agreements
. The Borrower will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, enter into, incur or permit to exist any agreement or other arrangement that prohibits, restricts or imposes any condition upon (a) the ability of the Borrower or any Restricted Subsidiary to create, incur or permit to exist any Lien upon any of its property or assets to secure the Secured Obligations, or (b) the ability of any Restricted Subsidiary to pay dividends or other distributions with respect to holders of its Equity Interests or to make or repay loans or advances to the Borrower or any other Restricted Subsidiary or to Guarantee the Secured Obligations; provided that (i) the foregoing shall not apply to restrictions and conditions imposed by law, regulation, rule or order of any Governmental Authority or by any Loan Document, (ii) the foregoing shall not apply to customary restrictions and conditions contained in agreements relating to the sale of a Restricted Subsidiary or any other asset pending such sale, provided such restrictions and conditions apply only to the Restricted Subsidiary that is, or the assets that are, to be sold and such sale is permitted hereunder or a condition to the closing of such sale is the payment in full of this Agreement or a consent under this Agreement, (iii) clause (a) of the foregoing shall not apply to restrictions or conditions imposed by any agreement relating to secured Indebtedness permitted by this Agreement if such restrictions or conditions apply only to the property or assets securing such Indebtedness, (iv) clause (a) of the foregoing shall not apply to customary provisions in leases and other contracts restricting the assignment thereof, (v) the foregoing shall not apply to restrictions and conditions contained in other Indebtedness permitted under this Agreement so long as such restrictions and conditions are not more onerous for the Borrower and the Restricted Subsidiaries than the restrictions and conditions contained in the Loan Documents, (vi) neither clause (a) (solely in the case of any such Person that becomes a Foreign Subsidiary) nor clause (b) of the foregoing shall apply to agreements or obligations to which a Person was subject at the time such Person becomes a Restricted Subsidiary so long as such agreements or obligations were not entered into in contemplation of such Person becoming a Restricted Subsidiary and (vii) the foregoing shall not apply to customary provisions contained in joint venture or similar agreements and related to the organizational documents of non-wholly owned Restricted Subsidiaries; provided that the Borrower or the applicable Restricted Subsidiary shall use commercially reasonable efforts to exclude any such limitations or restrictions from such joint venture agreements and organizational documents.
bu.Subordinated Indebtedness and Amendments to Subordinated Indebtedness Documents and Assurex Merger Agreement
.
176.The Borrower will not, and will not permit any Restricted Subsidiary to, directly or indirectly voluntarily prepay, defease or in substance defease, purchase, redeem, retire or otherwise acquire, any Subordinated Indebtedness or any Indebtedness from time to time outstanding under the Subordinated Indebtedness Documents, in each case other than:
lvi.in connection with any refinancings, extensions, renewals and replacements thereof that do not decrease the outstanding principal amount thereof or, so long as such subordination agreement has been approved by the Administrative Agent in its reasonable discretion, to the extent not otherwise prohibited by the respective subordination agreement with respect to any such Indebtedness; and
lvii.so long as immediately prior to and immediately after giving effect (including giving effect on a pro forma basis) to such prepayment (1) no Event of Default shall have occurred and is continuing or would result therefrom and (2) the Leverage Ratio is not greater than 2.75 to 1.00 (without giving effect to any Acquisition Holiday) based on the financial statements most recently delivered pursuant to Section 5.01(a) or 5.01(b) (or, prior to the delivery of any such financial statements, the most recent financial statements referred to in Section 3.04), as applicable.
177.Unless not otherwise prohibited by the respective subordination agreement (solely to the extent that such subordination agreement has been approved by the Administrative Agent in its sole discretion) with respect to any such Indebtedness, the Borrower will not, and will not permit any Restricted Subsidiary to, amend the Subordinated Indebtedness Documents or any document, agreement or instrument evidencing any Indebtedness incurred pursuant to the Subordinated Indebtedness Documents (or any refinancings, replacements, substitutions, extensions or renewals thereof) or pursuant to which such Indebtedness is issued where such amendment, modification or supplement provides for the following or which has any of the following effects:
lviii.increases the overall principal amount of any such Indebtedness (other than as permitted pursuant to Section 6.01) or increases the amount of any single scheduled installment of principal or interest that is required to be made prior to the Maturity Date;
lix.shortens or accelerates the date upon which any installment of principal or interest becomes due or adds any additional mandatory redemption provisions, in each case, prior to the Maturity Date;
lx.shortens the final maturity date of such Indebtedness or otherwise accelerates the amortization schedule with respect to such Indebtedness, in each case prior to the Maturity Date;
lxi.increases the rate of interest accruing on such Indebtedness;
lxii.provides for the payment of additional fees or increases existing fees;
lxiii.amends or modifies any financial or negative covenant (or covenant which prohibits or restricts the Borrower or any Restricted Subsidiary from taking certain actions) in a manner which is more onerous or more restrictive in any material respect to the Borrower or such Restricted Subsidiary or which is otherwise materially adverse to the Borrower, any Restricted Subsidiary and/or the Lenders or, in the case of any such covenant, which places material additional restrictions on the Borrower or such Restricted Subsidiary or which requires the Borrower or such Restricted Subsidiary to comply with more restrictive financial ratios or which requires the Borrower to better its financial performance, in each case from that set forth in the existing applicable covenants in the Subordinated Indebtedness Documents or the applicable covenants in this Agreement, unless, in each case, such amendment or modification is intended to match an amendment or modification to the Loan Documents and maintain the same cushion as is in the existing Subordinated Indebtedness Documents and the Loan Documents; or
lxiv.amends, modifies or adds any affirmative covenant in a manner which (i) when taken as a whole, is materially adverse to the Borrower, any Restricted Subsidiary and/or the Lenders or (ii) is more onerous than the existing applicable covenant in the Subordinated Indebtedness Documents or the applicable covenant in this Agreement, unless, in each case, such amendment, modification or addition is intended to match an amendment, modification or addition to the Loan Documents and maintain the same cushion as is in the existing Subordinated Indebtedness Documents and the Loan Documents.
178.The Borrower will not, and will not permit any Subsidiary to, agree to, enter into or otherwise permit any amendment, modification, consent or waiver in respect of the Assurex Merger Agreement that is materially adverse to the interests of the Secured Parties, unless consented to in writing by the Administrative Agent (such consent not to be unreasonably withheld, delayed or conditioned).
179.The Borrower will not, and will not permit any Subsidiary to, agree to, enter into or otherwise permit any amendment, modification, consent or waiver in respect of the Counsyl Merger Agreement that is materially adverse to the interests of the Secured Parties, unless consented to in writing by the Administrative Agent (such consent not to be unreasonably withheld, delayed or conditioned).
bv.Financial Covenants
.
180.Maximum Leverage Ratio. Beginning with the fiscal quarter ending March 31, 2017, the Borrower will not permit the Leverage Ratio, determined as of the end of each of its fiscal quarters for the period of four (4) consecutive fiscal quarters ending with the end of such fiscal quarter, all calculated for the Borrower and its Restricted Subsidiaries on a consolidated basis to be greater than 2.75 to 1.00; provided that the Borrower may, only twice during the term of this Agreement in connection with a Permitted Acquisition for which the aggregate consideration paid or to be paid in respect thereof equals or exceeds $100,000,000, elect to increase the maximum Leverage Ratio permitted hereunder to 3.25 to 1.00 for a period of four consecutive fiscal quarters commencing with the fiscal quarter in which such Permitted Acquisition occurs (any such election in respect of the maximum Leverage Ratio pursuant to this Section 6.10(a) being referred to as an “Acquisition Holiday”); provided further that, notwithstanding the foregoing, at least two (2) consecutive full fiscal quarters must elapse between the end of the first Acquisition Holiday and the beginning of the second Acquisition Holiday. Notwithstanding the foregoing or anything to the contrary set forth herein, (x) for the fiscal quarters [~~ending~~]occurring during the period beginning with the quarter ended March 31, 2020[~~, June 30, 2020, September 30, 2020, December 31, 2020,~~] and ending with the quarter ending March 31, [~~2021~~]2022, the Borrower shall not be required to comply with the requirements of this Section 6.10(a), [~~and~~ ]shall not be required to deliver any [~~reporting in respect of this covenant~~]~~; (y) for the fiscal quarter ending June 30,~~ [~~2021, the maximum Leverage Ratio shall be 3.00 to 1.00 instead of 2.75 to 1.00,~~] ~~the Acquisition Holiday shall not be available~~[~~, and the Borrower shall have to deliver~~ ]~~reporting in respect of this covenant~~reporting in respect of this covenant, and the Acquisition Holiday shall not be available; [~~and (z~~](y) for the fiscal quarter ending [~~September~~]June 30, [~~2021~~]2022, and for each fiscal quarter thereafter, the

Borrower shall comply with the terms of this Section 6.10(a) as contemplated above, including all reporting requirements; and (z) Consolidated EBITDA shall be annualized for the following fiscal quarters: (i) for the fiscal quarter ending June 30, 2022, actual Consolidated EBITDA for such quarter multiplied by 4; (ii) for the fiscal quarter ending September 30, 2022, actual Consolidated EBITDA for the two-quarter period then ending multiplied by 2; and (iii) for the fiscal quarter ending December 31, 2022, actual Consolidated EBITDA for the three-quarter period then ending multiplied by 4/3.
181.Minimum Interest Coverage Ratio. Beginning with the fiscal quarter ending March 31, 2017, the Borrower will not permit the Interest Coverage Ratio, determined as of the end of each of its fiscal quarters in each case for the period of four (4) consecutive fiscal quarters ending with the end of such fiscal quarter, all calculated for the Borrower and its Restricted Subsidiaries on a consolidated basis to be less than 3.00 to 1.00; provided, however, that (x) for the fiscal quarters [~~ending~~]occurring during the period beginning with the quarter ended March 31, 2020[~~, June 30, 2020, September 30, 2020, December 31, 2020,~~] and ending with the quarter ending March 31, [~~2021~~]2022, the Borrower shall not be required to comply with the requirements of this Section 6.10(b), and shall not be required to deliver any reporting in respect of this covenant; (y) for the fiscal quarter ending June 30, 2022, and for each fiscal quarter thereafter, the Borrower shall comply with the terms of this Section 6.10(b) as contemplated above, including all reporting requirements; and (z) Consolidated EBITDA shall be annualized for the following fiscal quarters: (i) for the fiscal quarter ending June 30, 2022, actual Consolidated EBITDA for such quarter multiplied by 4; (ii) for the fiscal quarter ending September 30, 2022, actual Consolidated EBITDA for the two-quarter period then ending multiplied by 2; and (iii) for the fiscal quarter ending December 31, 2022, actual Consolidated EBITDA for the three-quarter period then ending multiplied by 4/3.
182.Liquidity. During the period beginning [~~May 1, 2020~~]on the Amendment No. 3 Effective Date and ending March 31, [~~2021~~]2022, the Borrower will not permit Liquidity to be less than $[~~250,000,000~~]150,000,000. The Borrower shall set forth the Liquidity amount, including a break-out of the component parts thereof, in each monthly report provided under Section 5.01(h).
183.[~~Minimum Consolidated EBITDA. The Borrower shall not permit Consolidated EBITDA to be less than the following amounts as of the last day of each of the following periods: (i) $0 for the fiscal quarter ending December 31, 2020; and (ii) $25,000,000 for the two consecutive fiscal quarter period ending March 31, 2021. For the avoidance of doubt, for purposes of this Section 6.10, Consolidated EBITDA shall only be determined using amounts arising in the fiscal quarters being tested, and no rolling-four quarter amounts shall be included~~][Intentionally Omitted].
ARTICLE VII.

Events of Default
If any of the following events (“Events of Default”) shall occur:

184.the Borrower shall fail to pay any principal of any Loan or any reimbursement obligation in respect of any LC Disbursement when and as the same shall become due and payable, whether at the due date thereof or at a date fixed for prepayment thereof or otherwise;
185.the Borrower shall fail to pay any interest on any Loan or any fee or any other amount (other than an amount referred to in clause (a) of this Article) payable under this Agreement or any other Loan Document, when and as the same shall become due and payable, and such failure shall continue unremedied for a period of five (5) Business Days;
186.any representation or warranty made or deemed made by or on behalf of the Borrower or any Subsidiary in or in connection with this Agreement or any other Loan Document or any amendment or modification hereof or thereof or waiver hereunder or thereunder, or in any report, certificate, financial statement or other document furnished pursuant to or in connection with this Agreement or any other Loan Document or any amendment or modification thereof or waiver thereunder, shall prove to have been incorrect in any material respect when made or deemed made;
187.the Borrower shall fail to observe or perform any covenant, condition or agreement contained in Section 5.02, 5.03 (with respect to the Borrower’s existence), 5.08 or 5.09 or 5.11, in Article VI or in Article X;
188.the Borrower or any Subsidiary Guarantor, as applicable, shall fail to observe or perform any covenant, condition or agreement contained in this Agreement (other than those specified in clause (a), (b) or (d) of this Article) or any other Loan Document, and such failure shall continue unremedied for a period of thirty (30) days after the earlier of (i) the Chief Executive Officer or any Financial Officer of the Borrower becoming aware thereof and (ii) notice thereof from the Administrative Agent to the Borrower (which notice will be given at the request of the Required Lenders);
189.the Borrower or any Restricted Subsidiary shall fail to make any payment (whether of principal or interest and regardless of amount) in respect of any Material Indebtedness, when and as the same shall become due and payable (in each case, after giving effect to any applicable grace or cure periods);
190.any event or condition occurs that results in any Material Indebtedness becoming due prior to its scheduled maturity or that enables or permits the holder or holders of any Material Indebtedness or any trustee or agent on its or their behalf to cause any Material Indebtedness to become due, or to require the prepayment, repurchase, redemption or defeasance thereof, prior to its scheduled maturity; provided that this clause (g) shall not apply to secured Indebtedness that becomes due as a result of the voluntary sale or transfer of the property or assets securing such Indebtedness (in each case, after giving effect to any applicable grace or cure periods); provided that, in each case, such event or condition remains unremedied or has not been waived by the holders of such Indebtedness;

191.an involuntary proceeding shall be commenced or an involuntary petition shall be filed seeking (i) liquidation, reorganization or other relief in respect of the Borrower or any Material Restricted Subsidiary or its debts, or of a substantial part of its assets, under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect or (ii) the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Material Restricted Subsidiary or for a substantial part of its assets, and, in any such case, such proceeding or petition shall continue undismissed for sixty (60) days or an order or decree approving or ordering any of the foregoing shall be entered;
192.the Borrower or any Material Restricted Subsidiary shall (i) voluntarily commence any proceeding or file any petition seeking liquidation, reorganization or other relief under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, (ii) consent to the institution of, or fail to contest in a timely and appropriate manner, any proceeding or petition described in clause (h) of this Article, (iii) apply for or consent to the appointment of a receiver, trustee, custodian, sequestrator, conservator or similar official for the Borrower or any Material Restricted Subsidiary or for a substantial part of its assets, (iv) file an answer admitting the material allegations of a petition filed against it in any such proceeding, (v) make a general assignment for the benefit of creditors or (vi) take any action for the purpose of effecting any of the foregoing;
193.the Borrower or any Material Restricted Subsidiary shall become unable, admit in writing its inability or fail generally to pay its debts as they become due;
194.one or more judgments for the payment of money in an aggregate amount in excess of $40,000,000 shall be rendered against the Borrower, any Restricted Subsidiary or any combination thereof or any action shall be legally taken by a judgment creditor to attach or levy upon any assets of the Borrower or any Restricted Subsidiary to enforce any such judgment and in each case, the judgment or attachment shall remain undischarged, not dismissed and unsatisfied for a period of thirty (30) consecutive days during which execution shall not be effectively stayed; provided, that any such amount shall be calculated after deducting from the sum so payable any amount of such judgment that is covered by a valid and binding policy of insurance in favor of the Borrower or such Restricted Subsidiary (but only if the applicable insurer shall have been advised of such judgment and of the intent of the Borrower or such Restricted Subsidiary to make a claim in respect of any amount payable by it in connection therewith and such insurer shall not have disputed coverage);
195.an ERISA Event shall have occurred that when taken together with all other ERISA Events that have occurred, would reasonably be expected to result in a Material Adverse Effect;
196.a Change in Control shall occur;
197.the occurrence of any default or event of default under the Security Agreement or the failure of any Subsidiary Guarantor to make any payment required under the Subsidiary Guaranty;

198.any material provision of any Loan Document for any reason ceases to be valid, binding and enforceable in accordance with its terms (or the Borrower or any Restricted Subsidiary shall challenge the enforceability of any Loan Document or shall assert in writing, or engage in any action or inaction based on any such assertion, that any provision of any of the Loan Documents has ceased to be or otherwise is not valid, binding and enforceable in accordance with its terms) other than any cessation in validity or enforceability that occurs in accordance with its terms; or
199.any Collateral Document shall for any reason fail to create a valid and perfected security interest having the priority required pursuant to such Collateral Document in all or any material portion of the Collateral purported to be covered thereby, except as permitted by the terms of any Loan Document;
then, and in every such event (other than an event with respect to the Borrower described in clause (h) or (i) of this Article), and at any time thereafter during the continuance of such event, the Administrative Agent may, and at the request of the Required Lenders shall, by notice to the Borrower, take any or all of the following actions, at the same or different times: (i) terminate the Commitments (including the Letter of Credit Commitments), and thereupon the Commitments shall terminate immediately, (ii) declare the Loans then outstanding to be due and payable in whole (or in part, in which case any principal not so declared to be due and payable may thereafter be declared to be due and payable), and thereupon the principal of the Loans so declared to be due and payable, together with accrued interest thereon and all fees and other Secured Obligations of the Borrower accrued hereunder and under the other Loan Documents, shall become due and payable immediately, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower and (iii) require cash collateral for the LC Exposure in accordance with Section 2.06(j) hereof; and in case of any event with respect to the Borrower described in clause (h) or (i) of this Article, the Commitments shall automatically terminate and the principal of the Loans then outstanding and cash collateral for the LC Exposure, together with accrued interest thereon and all fees and other Secured Obligations accrued hereunder and under the other Loan Documents, shall automatically become due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby waived by the Borrower. Upon the occurrence and during the continuance of an Event of Default, the Collateral Agent may, and at the request of the Required Lenders shall, exercise any rights and remedies provided to the Collateral Agent under the Loan Documents or at law or equity, including all remedies provided under the UCC.
ARTICLE VIII.

The Administrative Agent and the Collateral Agent

Each of the Lenders, on behalf of itself and any of its Affiliates that are Secured Parties, and the Issuing Banks hereby irrevocably appoints JPMorgan Chase Bank, N.A. as Administrative Agent and Collateral Agent hereunder and authorizes each of the Agents to take such actions on its behalf, including execution of the other Loan Documents, and to exercise such powers as are delegated to the Agents by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto. In addition, to the extent required under the laws of any jurisdiction other than the United States of America, each of the Lenders, on behalf of itself and any of its Affiliates that are Secured Parties, and the Issuing Banks hereby grants to the Collateral Agent any required powers of attorney to execute any Collateral Document governed by the laws of such jurisdiction on such Lender’s or such Issuing Bank’s behalf. The provisions of this Article are solely for the benefit of the Agents and the Lenders (including the Swingline Lender and the Issuing Banks), and neither the Borrower nor any other Loan Party shall have rights as a third party beneficiary of any of such provisions. It is understood and agreed that the use of the term “agent” as used herein or in any other Loan Documents (or any similar term) with reference to the Administrative Agent or the Collateral Agent is not intended to connote any fiduciary or other implied (or express) obligations arising under agency doctrine of any applicable law. Instead, such term is used as a matter of market custom, and is intended to create or reflect only an administrative relationship between independent contracting parties.
The bank serving as the Administrative Agent hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Administrative Agent, and such bank and its Affiliates may accept deposits from, lend money to and generally engage in any kind of business with the Borrower or any Restricted Subsidiary or other Affiliate thereof as if it were not the Administrative Agent hereunder.
No Agent shall have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) no Agent shall be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) no Agent shall have any duty to take any discretionary action or exercise any discretionary powers, except discretionary rights and powers expressly contemplated by the Loan Documents that such Agent is required to exercise in writing as directed by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02), and (c) except as expressly set forth in the Loan Documents, no Agent shall have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to the Borrower or any of its Restricted Subsidiaries that is communicated to or obtained by the bank serving as an Agent or any of its Affiliates in any capacity. No Agent shall be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in Section 9.02) or in the absence of its own gross negligence or willful misconduct as determined by a final nonappealable judgment of a court of competent jurisdiction. No Agent shall be deemed to have knowledge of any Default unless and until written notice thereof is given to such Agent by the Borrower or a Lender, and neither shall be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered hereunder or in connection with any Loan Document, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, (v) the creation, perfection or priority of Liens on the Collateral or the existence of the Collateral or (vi) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to such Agent.
The Agents shall be entitled to rely upon, and shall not incur any liability for relying upon, any notice, request, certificate, consent, statement, instrument, document or other writing believed by it to be genuine and to have been signed or sent by the proper Person. The Agents also may rely upon any statement made to it orally or by telephone and believed by it to be made by the proper Person, and shall not incur any liability for relying thereon. The Agents may consult with legal counsel (who may be counsel for the Borrower), independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.
Each Agent may perform any and all its duties and exercise its rights and powers by or through any one or more sub-agents appointed by such Agent. The Agents and any such sub-agent may perform any and all its duties and exercise its rights and powers through their respective Related Parties. The exculpatory provisions of the preceding paragraphs shall apply to any such sub-agent and to the Related Parties of the Agents and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facility provided for herein as well as activities as an Agent.
Subject to the appointment and acceptance of a successor Agent as provided in this paragraph, any Agent may resign at any time by notifying the Lenders, the Issuing Banks and the Borrower. Upon any such resignation, the Required Lenders shall have the right, in consultation with the Borrower, to appoint a successor. If no successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within thirty (30) days after the retiring Agent gives notice of its resignation, then the retiring Agent may, on behalf of the Lenders and the Issuing Banks, appoint a successor Agent which shall be a bank with an office in New York, New York, or an Affiliate of any such bank. Upon the acceptance of its appointment as Administrative Agent or Collateral Agent, as applicable, hereunder by a successor, such successor shall succeed to and become vested with all the rights, powers, privileges and duties of the retiring Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder. The fees payable by the Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After any Agent’s resignation hereunder, the provisions of this Article and Section 9.03 shall continue in effect for the benefit of such retiring Agent, its sub-agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while it was acting as Agent.

Each Lender acknowledges and agrees that the extensions of credit made hereunder are commercial loans and letters of credit and not investments in a business enterprise or securities. Each Lender further represents that it is engaged in making, acquiring or holding commercial loans in the ordinary course of its business and has, independently and without reliance upon any Agent or any other Lender and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement as a Lender, and to make, acquire or hold Loans hereunder. Each Lender shall, independently and without reliance upon any Agent or any other Lender and based on such documents and information (which may contain material, non-public information within the meaning of the United States securities laws concerning the Borrower and its Affiliates) as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any related agreement or any document furnished hereunder or thereunder and in deciding whether or to the extent to which it will continue as a Lender or assign or otherwise transfer its rights, interests and obligations hereunder.
None of the Lenders, if any, identified in this Agreement as a Syndication Agent or Co-Documentation Agent shall have any right, power, obligation, liability, responsibility or duty under this Agreement other than those applicable to all Lenders as such. Without limiting the foregoing, none of such Lenders shall have or be deemed to have a fiduciary relationship with any Lender. Each Lender hereby makes the same acknowledgments with respect to the relevant Lenders in their respective capacities as Syndication Agent or Co-Documentation Agents, as applicable, as it makes with respect to the Administrative Agent in the preceding paragraph.
The Lenders are not partners or co-venturers, and no Lender shall be liable for the acts or omissions of, or (except as otherwise set forth herein in case of any Agent) authorized to act for, any other Lender. The Administrative Agent shall have the exclusive right on behalf of the Lenders to enforce the payment of the principal of and interest on any Loan after the date such principal or interest has become due and payable pursuant to the terms of this Agreement.
In its capacity, the Collateral Agent is a “representative” of the Secured Parties within the meaning of the term “secured party” as defined in the New York Uniform Commercial Code. Each Lender and the Administrative Agent authorizes the Collateral Agent to enter into each of the Collateral Documents to which it is a party and to take all action contemplated by such documents. Each Lender agrees that no Secured Party (other than the Collateral Agent) shall have the right individually to seek to realize upon the security granted by any Collateral Document, it being understood and agreed that such rights and remedies may be exercised solely by the Collateral Agent for the benefit of the Secured Parties upon the terms of the Collateral Documents. In the event that any Collateral is hereafter pledged by any Person as collateral security for the Secured Obligations, the Collateral Agent is hereby authorized, and hereby granted a power of attorney, to execute and deliver on behalf of the Secured Parties any Loan Documents necessary or appropriate to grant and perfect a Lien on such Collateral in favor of the Collateral Agent on behalf of the Secured Parties. The Lenders and the Administrative Agent hereby authorize the Collateral Agent, at its option and in its discretion, to release any Lien granted to or held by the Collateral Agent upon any Collateral (i) as described in Section 9.02(d);

(ii) as permitted by, but only in accordance with, the terms of the applicable Loan Document; or (iii) if approved, authorized or ratified in writing by the Required Lenders, unless such release is required to be approved by all of the Lenders hereunder. Upon request by the Collateral Agent at any time, the Lenders and the Administrative Agent will confirm in writing the Collateral Agent’s authority to release particular types or items of Collateral pursuant hereto. Upon any sale or transfer of assets constituting Collateral which is permitted pursuant to the terms of any Loan Document, or consented to in writing by the Required Lenders or all of the Lenders, as applicable, and upon at least five (5) Business Days’ prior written request by the Borrower to the Collateral Agent, the Collateral Agent shall (and is hereby irrevocably authorized by the Lenders and the Administrative Agent to) execute such documents as may be necessary to evidence the release of the Liens granted to the Collateral Agent for the benefit of the Secured Parties herein or pursuant hereto upon the Collateral that was sold or transferred; provided that (i) the Collateral Agent shall not be required to execute any such document on terms which, in the Collateral Agent’s opinion, would expose any Agent to liability or create any obligation or entail any consequence other than the release of such Liens without recourse or warranty, and (ii) such release shall not in any manner discharge, affect or impair the Secured Obligations or any Liens upon (or obligations of the Borrower or any Restricted Subsidiary in respect of) all interests retained by the Borrower or any Restricted Subsidiary, including (without limitation) the proceeds of the sale, all of which shall continue to constitute part of the Collateral. Any execution and delivery by the Collateral Agent of documents in connection with any such release shall be without recourse to or warranty by the Collateral Agent.
The Lenders and the other Secured Parties (by virtue of their acceptance of the benefits of the Loan Documents) hereby irrevocably authorize and instruct the Collateral Agent to, without any further consent of any Lender or any other Secured Party, enter into (or acknowledge and consent to) or amend, renew, extend, supplement, restate, replace, waive or otherwise modify any Permitted Junior Intercreditor Agreement, any Permitted First Lien Intercreditor Agreement and any other intercreditor or subordination agreement (in form reasonably satisfactory to the Collateral Agent and deemed appropriate by it) with the collateral agent or other representative of holders of Indebtedness secured (and permitted to be secured) by a Lien on assets constituting a portion of the Collateral under (1) Section 6.02(l) (and in accordance with the relevant requirements thereof) and (2) any other provision of Section 6.02 (it being acknowledged and agreed that the Collateral Agent shall be under no obligation to execute any Intercreditor Agreement pursuant to this clause (2), and may elect to do so, or not do so, in its sole and absolute discretion) (any of the foregoing, an “Intercreditor Agreement”). The Lenders and the other Secured Parties (by virtue of their acceptance of the benefits of the Loan Documents) irrevocably agree that (x) the Collateral Agent may rely exclusively on a certificate of a Financial Officer of the Borrower as to whether any such other Liens are permitted hereunder and as to the respective assets constituting Collateral that secure (and are permitted to secure) such Indebtedness hereunder and (y) any Intercreditor Agreement entered into by the Collateral Agent shall be binding on the Secured Parties, and each Lender and each other Secured Party hereby agrees that it will take no actions contrary to the provisions of, if entered into and if applicable, any Intercreditor Agreement.

In case of the pendency of any proceeding with respect to any Loan Party under any Federal, state or foreign bankruptcy, insolvency, receivership or similar law now or hereafter in effect, the Administrative Agent (irrespective of whether the principal of any Loan or any LC Disbursement shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered (but not obligated) by intervention in such proceeding or otherwise:
(a) to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, LC Exposure and all other Secured Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders, the Issuing Banks and the Administrative Agent (including any claim under Sections 2.12, 2.13, 2.15, 2.16, 2.17 and 9.03) allowed in such judicial proceeding; and
(b) collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;
and any custodian, receiver, assignee, trustee, liquidator, sequestrator or other similar official in any such proceeding is hereby authorized by each Lender, each Issuing Bank and each other Secured Party to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, the Issuing Banks or the other Secured Parties, to pay to the Administrative Agent any amount due to it, in its capacity as the Administrative Agent, under the Loan Documents (including under Section 9.03).
The Secured Parties hereby irrevocably authorize the Administrative Agent, at the direction of the Required Lenders, to credit bid all or any portion of the Obligations (including by accepting some or all of the Collateral in satisfaction of some or all of the Obligations pursuant to a deed in lieu of foreclosure or otherwise) and in such manner purchase (either directly or through one or more acquisition vehicles) all or any portion of the Collateral (a) at any sale thereof conducted under the provisions of the Bankruptcy Code, including under Sections 363, 1123 or 1129 of the Bankruptcy Code, or any similar laws in any other applicable jurisdictions, or (b) at any other sale, foreclosure or acceptance of collateral in lieu of debt conducted by (or with the consent or at the direction of) the Administrative Agent (whether by judicial action or otherwise) in accordance with any applicable law. In connection with any such credit bid and purchase, the Obligations owed to the Secured Parties shall be entitled to be, and shall be, credit bid by the Administrative Agent at the direction of the Required Lenders on a ratable basis (with Obligations with respect to contingent or unliquidated claims receiving contingent interests in the acquired assets on a ratable basis that shall vest upon the liquidation of such claims in an amount proportional to the liquidated portion of the contingent claim amount used in allocating the contingent interests) for the asset or assets so purchased (or for the equity interests or debt instruments of the acquisition vehicle or vehicles that are issued in connection with such purchase). In connection with any such bid (i) the Administrative Agent shall be authorized to form one or more acquisition vehicles and to assign any successful credit bid to such acquisition vehicle or vehicles (ii) each of the Secured Parties’ ratable interests in the Obligations which were credit bid shall be deemed without any further action under this Agreement to be assigned to such vehicle or vehicles for the purpose of closing such sale, (iii) the Administrative shall be authorized to adopt documents providing for the governance of the acquisition vehicle or vehicles (provided that any actions by the Administrative Agent with respect to such acquisition vehicle or vehicles, including any disposition of the assets or equity interests thereof, shall be governed, directly or indirectly, by, and the governing documents shall provide for, control by the vote of the Required Lenders or their permitted assignees under the terms of this Agreement or the governing documents of the applicable acquisition vehicle or vehicles, as the case may be, irrespective of the termination of this Agreement and without giving effect to the limitations on actions by the Required Lenders contained in Section 9.02 of this Agreement), (iv) the Administrative Agent on behalf of such acquisition vehicle or vehicles shall be authorized to issue to each of the Secured Parties, ratably on account of the relevant Obligations which were credit bid, interests, whether as equity, partnership, limited partnership interests or membership interests, in any such acquisition vehicle and/or debt instruments issued by such acquisition vehicle, all without the need for any Secured Party or acquisition vehicle to take any further action, and (v) to the extent that Obligations that are assigned to an acquisition vehicle are not used to acquire Collateral for any reason (as a result of another bid being higher or better, because the amount of Obligations assigned to the acquisition vehicle exceeds the amount of Obligations credit bid by the acquisition vehicle or otherwise), such Obligations shall automatically be reassigned to the Secured Parties pro rata and the equity interests and/or debt instruments issued by any acquisition vehicle on account of such Obligations shall automatically be cancelled, without the need for any Secured Party or any acquisition vehicle to take any further action. Notwithstanding that the ratable portion of the Obligations of each Secured Party are deemed assigned to the acquisition vehicle or vehicles as set forth in clause (ii) above, each Secured Party shall execute such documents and provide such information regarding the Secured Party (and/or any designee of the Secured Party which will receive interests in or debt instruments issued by such acquisition vehicle) as the Administrative Agent may reasonably request in connection with the formation of any acquisition vehicle, the formulation or submission of any credit bid or the consummation of the transactions contemplated by such credit bid.
ARTICLE IX.

Miscellaneous
bw.Notices
. Except in the case of notices and other communications expressly permitted to be given by telephone (and subject to paragraph (b) below), all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopy, as follows:
lxv.if to the Borrower, to it at Myriad Genetics, Inc., 320 Wakara Way, Salt Lake City, Utah 84108, attention: R. Bryan Riggsbee (Telecopy: 801-584-3640), (Telephone:

801-584-3540); with a copy, in the case of any notice of an Event of Default, to: Mintz, Levin, Cohn, Ferris, Glovsky and Popeo, P.C., Attention: Joseph W. Price, Chrysler Center, 666 Third Avenue, New York New York 10017, Facsimile No.: 212-983-3115, Email: JWPrice@Mintz.com;
lxvi.if to the Administrative Agent or the Collateral Agent, to JPMorgan Chase Bank, N.A., 10 South Dearborn St., Floor L2, Chicago, Illinois 60603, jpm.agency.servicing.1@jpmorgan.com, Attention of Loan and Agency Services (Telecopy No. (888) 292-9533), with a copy to JPMorgan Chase Bank, N.A., [~~712 Main~~]10 S. Dearborn Street, [~~Floor 8 North, Houston, Texas 77002~~]9th floor, Chicago, IL 60603, attention: [~~Laura S. Woodward; laura~~]Helen D. Davis; helen.[~~s~~]d.[~~woodward~~]davis@jpmorgan.com (Telecopy No. 713-216-6710), (Telephone: [~~713-216-4943~~]312-732-1759);
lxvii.if to JPMorgan Chase Bank, N.A. in its capacity as an Issuing Bank, to it at JPMorgan Chase Bank, N.A., 10 South Dearborn St., Floor L2, Chicago, Illinois 60603, jpm.agency.servicing@jpmorgan.com with a copy to Bianca.E.Hernandez@jpmorgan.com, Attention of Bianca Hernandez (Telecopy No. 844-490-5663) (Telephone: 312-732-4734);
lxviii.if to the Swingline Lender, to it at JPMorgan Chase Bank, N.A., 10 South Dearborn St., Floor L2, Chicago, Illinois 60603, jpm.agency.servicing@jpmorgan.com with a copy to Bianca.E.Hernandez@jpmorgan.com, Attention of Bianca Hernandez (Telecopy No. 844-490-5663) (Telephone: 312-732-4734); and
lxix.if to any other Lender or Issuing Bank, to it at its address (or telecopy number) set forth in its Administrative Questionnaire.
Notices sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices sent by facsimile shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next business day for the recipient). Notices delivered through Approved Electronic Platforms, to the extent provided in paragraph (b) below, shall be effective as provided in said paragraph (b).
200.Notices and other communications to the Lenders and the Issuing Banks hereunder may be delivered or furnished by using Approved Electronic Platforms pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices pursuant to Article II unless otherwise agreed by the Administrative Agent and the applicable Lender. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes, (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgement from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement), and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient, at its e-mail address as described in the foregoing clause (i), of notification that such notice or communication is available and identifying the website address therefor; provided that, for both clauses (i) and (ii) above, if such notice, email or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next business day for the recipient.
201.Any party hereto may change its address or telecopy number for notices and other communications hereunder by notice to the other parties hereto.
202.Electronic Communications.
lxx.The Borrower agrees that the Administrative Agent may, but shall not be obligated to, make any Communications available to the Lenders and the Issuing Banks by posting the Communications on IntraLinks™, DebtDomain, SyndTrak, ClearPar or any other electronic platform chosen by the Administrative Agent to be its electronic transmission system (the “Approved Electronic Platform”).
lxxi.Although the Approved Electronic Platform and its primary web portal are secured with generally-applicable security procedures and policies implemented or modified by the Administrative Agent from time to time (including, as of the Effective Date, a user ID/password authorization system) and the Approved Electronic Platform is secured through a per-deal authorization method whereby each user may access the Approved Electronic Platform only on a deal-by-deal basis, each of the Lenders, each of the Issuing Banks and the Borrower acknowledges and agrees that the distribution of material through an electronic medium is not necessarily secure, that the Administrative Agent is not responsible for approving or vetting the representatives or contacts of any Lender that are added to the Approved Electronic Platform, and that there are confidentiality and other risks associated with such distribution. Each of the Lenders, each of the Issuing Banks and the Borrower hereby approves distribution of the Communications through the Approved Electronic Platform and understands and assumes the risks of such distribution.
lxxii.THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS ARE PROVIDED “AS IS” AND “AS AVAILABLE”. THE APPLICABLE PARTIES (AS DEFINED BELOW) DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE COMMUNICATIONS, OR THE ADEQUACY OF THE APPROVED ELECTRONIC PLATFORM AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS OR OMISSIONS IN THE APPROVED ELECTRONIC PLATFORM AND THE COMMUNICATIONS. NO WARRANTY OF

ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY THE APPLICABLE PARTIES IN CONNECTION WITH THE COMMUNICATIONS OR THE APPROVED ELECTRONIC PLATFORM. IN NO EVENT SHALL THE ADMINISTRATIVE AGENT, ANY ARRANGER, ANY CO-DOCUMENTATION AGENT, ANY SYNDICATION AGENT OR ANY OF THEIR RESPECTIVE RELATED PARTIES (COLLECTIVELY, “APPLICABLE PARTIES”) HAVE ANY LIABILITY TO ANY LOAN PARTY, ANY LENDER, ANY ISSUING BANK OR ANY OTHER PERSON OR ENTITY FOR DAMAGES OF ANY KIND, INCLUDING DIRECT OR INDIRECT, SPECIAL, INCIDENTAL OR CONSEQUENTIAL DAMAGES, LOSSES OR EXPENSES (WHETHER IN TORT, CONTRACT OR OTHERWISE) ARISING OUT OF ANY LOAN PARTY’S OR THE ADMINISTRATIVE AGENT’S TRANSMISSION OF COMMUNICATIONS THROUGH THE INTERNET OR THE APPROVED ELECTRONIC PLATFORM.
“Communications” means, collectively, any notice, demand, communication, information, document or other material provided by or on behalf of any Loan Party pursuant to any Loan Document or the transactions contemplated therein which is distributed by the Administrative Agent, any Lender or any Issuing Bank by means of electronic communications pursuant to this Section, including through an Approved Electronic Platform.

lxxiii.Each Lender and each Issuing Bank agrees that notice to it (as provided in the next sentence) specifying that Communications have been posted to the Approved Electronic Platform shall constitute effective delivery of the Communications to such Lender for purposes of the Loan Documents. Each Lender and Issuing Bank agrees (i) to notify the Administrative Agent in writing (which could be in the form of electronic communication) from time to time of such Lender’s or Issuing Bank’s (as applicable) email address to which the foregoing notice may be sent by electronic transmission and (ii) that the foregoing notice may be sent to such email address.
lxxiv.Each of the Lenders, each of the Issuing Banks and the Borrower agrees that the Administrative Agent may, but (except as may be required by applicable law) shall not be obligated to, store the Communications on the Approved Electronic Platform in accordance with the Administrative Agent’s generally applicable document retention procedures and policies.
lxxv.Nothing herein shall prejudice the right of the Administrative Agent, any Lender or any Issuing Bank to give any notice or other communication pursuant to any Loan Document in any other manner specified in such Loan Document.
bx.Waivers; Amendments

. No failure or delay by the Administrative Agent, any Issuing Bank or any Lender in exercising any right or power hereunder or under any other Loan Document shall operate as a waiver thereof, nor shall any single or partial exercise of any such right or power, or any abandonment or discontinuance of steps to enforce such a right or power, preclude any other or further exercise thereof or the exercise of any other right or power. The rights and remedies of the Administrative Agent, the Issuing Banks and the Lenders hereunder and under the other Loan Documents are cumulative and are not exclusive of any rights or remedies that they would otherwise have. No waiver of any provision of this Agreement or consent to any departure by the Borrower therefrom shall in any event be effective unless the same shall be permitted by paragraph (b) of this Section, and then such waiver or consent shall be effective only in the specific instance and for the purpose for which given. Without limiting the generality of the foregoing, the making of a Loan or issuance of a Letter of Credit shall not be construed as a waiver of any Default, regardless of whether the Administrative Agent, any Lender or any Issuing Bank may have had notice or knowledge of such Default at the time.
203.Except as provided in Section 2.20, 2.21 and 2.22 and subject to clauses (c) and (f) below, neither this Agreement nor any provision hereof may be waived, amended or modified except pursuant to an agreement or agreements in writing entered into by the Borrower and the Required Lenders or by the Borrower and the Administrative Agent with the consent of the Required Lenders; provided that no such agreement shall (i) increase the Commitment of any Lender without the written consent of such Lender, (ii) reduce the principal amount of any Loan or LC Disbursement or reduce the rate of interest thereon, or reduce any fees payable hereunder, without the written consent of each Lender directly affected thereby ((x) other than any reduction of any rate of interest accrued pursuant to Section 2.13(c) and (y) except that any amendment or modification of the financial covenants in this Agreement (or defined terms used in the financial covenants in this Agreement) shall not constitute a reduction in the rate of interest or fees for purposes of this clause (ii)), (iii) postpone the scheduled date of payment of the principal amount of any Loan or LC Disbursement, or any interest thereon, or any fees payable hereunder, or reduce the amount of, waive or excuse any such payment, or postpone the scheduled date of expiration of any Commitment, without the written consent of each Lender directly affected thereby (other than any reduction of the amount of, or any extension of the payment date for, the mandatory prepayments required under Section 2.11, in each case which shall only require the approval of the Required Lenders), (iv) change Section 2.18(b) or (d) in a manner that would alter the pro rata sharing of payments required thereby, without the written consent of each Lender, (v) change any of the provisions of this Section or the definition of “Required Lenders” or any other provision hereof specifying the number or percentage of Lenders required to waive, amend or modify any rights hereunder or make any determination or grant any consent hereunder, without the written consent of each Lender (it being understood that, notwithstanding the foregoing, solely with the consent of the parties prescribed by Section 2.20, 2.21 and 2.22, as applicable, to be parties to any respective Incremental Term Loan Amendment, Extension Amendment and/or Refinancing Amendment, Incremental Term Loans, Extended Term Loans and/or Refinancing Term Loans may be included in the determination of Required Lenders on substantially the same basis as the Revolving Commitments and the Revolving Loans are included on the Effective Date), (vi) release all or substantially all of the Subsidiary Guarantors from their obligations under the Subsidiary Guaranty, in each case, without the written consent of each Lender, or (vii) except as provided in clause (d) of this Section or in any Collateral Document, release all or substantially all of the Collateral, without the written consent of each

Lender; provided further that no such agreement shall amend, modify or otherwise affect the rights or duties of any Agent, the Issuing Banks or the Swingline Lender hereunder without the prior written consent of such Agent, such Issuing Bank or the Swingline Lender, as the case may be (it being understood that any change to Section 2.23 shall require the consent of the Administrative Agent, the Issuing Banks and the Swingline Lender); provided further, that no such agreement shall amend or modify the provisions of Section 2.06 or any letter of credit application and any bilateral agreement between the Borrower and any Issuing Bank regarding such Issuing Bank’s Letter of Credit Commitment or the respective rights and obligations between the Borrower and such Issuing Bank in connection with the issuance of Letters of Credit without the prior written consent of the Administrative Agent and such Issuing Bank, respectively. Notwithstanding the foregoing, no consent with respect to any amendment, waiver or other modification of this Agreement shall be required of any Defaulting Lender, except with respect to any amendment, waiver or other modification referred to in clause (i), (ii) or (iii) of the first proviso of this paragraph and then only in the event such Defaulting Lender shall be directly affected by such amendment, waiver or other modification.
204.Notwithstanding the foregoing, this Agreement and any other Loan Document may be amended (or amended and restated) with the written consent of the Required Lenders, the Administrative Agent and the Borrower (x) to add one or more credit facilities (in addition to the Incremental Facilities, Extensions, Replacement Revolving Loans and Refinancing Term Loans described in this Agreement) to this Agreement and to permit extensions of credit from time to time outstanding thereunder and the accrued interest and fees in respect thereof to share ratably in the benefits of this Agreement and the other Loan Documents with the Revolving Loans and the Term Loans and the accrued interest and fees in respect thereof and (y) to include appropriately the Lenders holding such credit facilities in any determination of the Required Lenders and Lenders.
205.The Lenders hereby irrevocably authorize the Collateral Agent, at its option and in its sole discretion, to release, and the Collateral Agent hereby agrees to release, any Liens granted to the Collateral Agent by the Loan Parties on any Collateral (i) upon the termination of all the Commitments, payment and satisfaction in full in cash of all Secured Obligations (other than Unliquidated Obligations), and the cash collateralization of all Unliquidated Obligations under clause (a) of the definition thereof in a manner satisfactory to the Administrative Agent, (ii) constituting property being sold or disposed of if the Borrower certifies to the Administrative Agent that the sale or disposition is made in compliance with the terms of this Agreement (and the Administrative Agent may rely conclusively on any such certificate, without further inquiry), (iii) constituting property leased to the Borrower or any Restricted Subsidiary under a lease which has expired or been terminated in a transaction permitted under this Agreement, or (iv) as required to effect any sale or other disposition of such Collateral in connection with any exercise of remedies of the Administrative Agent and the Lenders pursuant to Article VII. Any such release shall not in any manner discharge, affect, or impair the Obligations or any Liens (other than those expressly being released) upon (or obligations of the Loan Parties in respect of) all interests retained by the Loan Parties, including the proceeds of any sale, all of which shall continue to constitute part of the Collateral. In addition, each of the Lenders, on behalf of itself and any of its Affiliates that are Secured Parties, irrevocably authorizes the Collateral Agent, at its option and in its discretion, (i) to subordinate any Lien on any assets granted to or held by the Collateral Agent under any Loan Document to the holder of any Lien on such property that is permitted by Section 6.02(e) or Section 6.02(f), (ii) in the event that the Borrower shall have advised the Collateral Agent that, notwithstanding the use by the Borrower of commercially reasonable efforts to obtain the consent of such holder (but without the requirement to pay any sums to obtain such consent) to permit the Collateral Agent to retain its liens (on a subordinated basis as contemplated by clause (i) above), the holder of such other Indebtedness requires, as a condition to the extension of such credit, that the Liens on such assets granted to or held by the Collateral Agent under any Loan Document be released, to release the Collateral Agent’s Liens on such assets or (iii) include holders of Other First Liens or (to the extent necessary or advisable under applicable local law) Junior Liens in the benefit of the Collateral Documents in connection with the incurrence of any Other First Lien Debt or Indebtedness permitted to be secured by Junior Liens and to give effect to any Intercreditor Agreement associated therewith.
206.If, in connection with any proposed amendment, waiver or consent requiring the consent of “each Lender” or “each Lender directly affected thereby,” the consent of the Required Lenders is obtained, but the consent of other necessary Lenders is not obtained (any such Lender whose consent is necessary but not obtained being referred to herein as a “Non-Consenting Lender”), then the Borrower may elect to replace a Non-Consenting Lender as a Lender party to this Agreement, provided that, concurrently with such replacement, (i) another bank or other entity which is reasonably satisfactory to the Borrower and the Administrative Agent shall agree, as of such date, to purchase for cash the Loans and other Obligations due to the Non-Consenting Lender pursuant to an Assignment and Assumption and to become a Lender for all purposes under this Agreement and to assume all obligations of the Non-Consenting Lender to be terminated as of such date and to comply with the requirements of clause (b) of Section 9.04, and (ii) the Borrower shall pay or cause to be paid to such Non-Consenting Lender in same day funds on the day of such replacement (1) the outstanding principal amount of its Loans and participations in LC Disbursements and all interest, fees and other amounts then accrued but unpaid to such Non-Consenting Lender by the Borrower hereunder to and including the date of termination, including without limitation payments due to such Non-Consenting Lender under Sections 2.15 and 2.17, and (2) an amount, if any, equal to the payment which would have been due to such Lender on the day of such replacement under Section 2.16 had the Loans of such Non-Consenting Lender been prepaid on such date rather than sold to the replacement Lender.
207.Notwithstanding anything to the contrary herein the Administrative Agent may, with the consent of the Borrower only, amend, modify or supplement this Agreement or any of the other Loan Documents (i) to cure any ambiguity, omission, mistake, defect or inconsistency, (ii) to integrate any Term Loan Commitments, Other Revolving Commitments, Term Loans and Other Revolving Loans in a manner consistent with Sections 2.20, 2.21 and 2.22 as may be necessary to establish such Term Loan Commitments, Other Revolving Commitment, Term Loans or Other Revolving Loans as a separate Class or tranche from the existing Term Loan Commitments (if any), revolving Commitments, Term Loans (if any) or Revolving Loans, as applicable, and, in the case of Extended Term Loans, to reduce the amortization schedule of the related existing Class of Term Loans (if any) proportionately and (iii) to integrate any Other First Lien Debt.
208.Each of the parties hereto hereby agrees that the Administrative Agent may take any and all action as may be necessary to ensure that all Incremental Term Loans established pursuant to Section 2.20 will be included in an existing Class of Term Loans (if any) outstanding on such date (an “Applicable Date”), when originally made, are included in each Borrowing of outstanding Term Loans of such Class (the “Existing Class Loans”), on a pro rata basis, and/or to ensure that, immediately after giving effect to such new Term Loans (the “New Class Loans” and, together with the Existing Class Loans, the “Class Loans”), each Lender holding Class Loans will be deemed to hold its Pro Rata Share (as defined below) of each Class Loan on the Applicable Date (but without changing the amount of any such Lender’s Term Loans), and each such Lender shall be deemed to have effectuated such assignments as shall be required to ensure the foregoing. The “Pro Rata Share” of any Lender on the Applicable Date is the ratio of (1) the sum of such Lender’s Existing Class Loans immediately prior to the Applicable Date plus the amount of New Class Loans made by such Lender on the Applicable Date over (2) the aggregate principal amount of all Class Loans on the Applicable Date.
by.Expenses; Indemnity; Damage Waiver
. Expenses. The Borrower shall pay (i) all reasonable and documented out[~~-~~]of[~~-~~]pocket expenses actually incurred by the Agents and their Affiliates, including the reasonable and documented fees, charges and disbursements of counsel for the Administrative Agent, in connection with the syndication and distribution (including, without limitation, via the internet or through a service such as Intralinks) of the credit facilities provided for herein, the preparation and administration of this Agreement and the other Loan Documents or any amendments, modifications or waivers of the provisions hereof or thereof (whether or not the transactions contemplated hereby or thereby shall be consummated); provided, that[~~,~~] for [~~the~~ ]purposes of this clause [~~(i),~~] the Borrower shall only be required to pay the actual reasonable and documented fees, charges and disbursements of one primary external counsel and, if reasonably necessary, one local counsel in each relevant jurisdiction for the Agents and their Affiliates, taken as a whole, (ii) all reasonable out-of-pocket expenses incurred by [~~the~~]any Issuing [~~Banks~~]Bank in connection with the issuance, amendment, renewal or extension of any Letter of Credit or any demand for payment thereunder and (iii) all reasonable and documented out-of-pocket expenses incurred by any Agent, any Issuing Bank or any Lender, including the [~~reasonable~~ ]fees, charges and disbursements of any counsel for [~~any~~]the Administrative Agent, any Issuing Bank or any Lender, in connection with the enforcement or protection of its rights in connection with this Agreement and [~~any~~]the other Loan [~~Document~~]Documents, including its rights under this Section, or in connection with the Loans made or Letters of Credit issued hereunder, including all such out-of-pocket expenses incurred during any workout, restructuring or negotiations in respect of such Loans or Letters of Credit; provided, that[~~,~~] for purposes of this clause (iii), the Borrower shall only be required to pay the fees, disbursements and[ ~~other~~] charges of one primary external counsel for the Agents, all Issuing Banks and all Lenders, taken as a whole, and, if reasonably necessary, a single local counsel for the Agents, all Issuing Banks, and all Lenders, taken as a whole, in each relevant jurisdiction (which may be a single local counsel acting in multiple jurisdictions) or, solely in the case of an actual or perceived conflict of interest among the Agents, the Issuing Banks, and the Lenders where the Persons affected by such conflict inform the Borrower of such conflict, one additional primary external counsel and one additional local counsel in each relevant jurisdiction to each group of similarly situated affected Persons, taken as a whole.

209.Limitation of Liability. To the extent permitted by applicable law (i) the Borrower and any Loan Party shall not assert, and the Borrower and each Loan Party hereby waives, any claim against the Administrative Agent, any Arranger, any Issuing Bank and any Lender, and any Related Party of any of the foregoing Persons (each such Person being called a “Lender-Related Person”) for any Liabilities arising from the use by others of information or other materials (including, without limitation, any personal data) obtained through telecommunications, electronic or other information transmission systems (including the Internet), and (ii) no party hereto shall assert, and each such party hereby waives, any Liabilities against any other party hereto, on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document, or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof; provided that, nothing in this Section 9.03(b) shall relieve the Borrower or any Loan Party of any obligation it may have to indemnify an Indemnitee, as provided in Section 9.03(c), against any special, indirect, consequential or punitive damages asserted against such Indemnitee by a third party.
210.Indemnity. The Borrower shall indemnify [~~the Agents,~~]each Agent, each Issuing Bank and each Lender, and each Related Party of any of the foregoing Persons (each such Person being called an “Indemnitee”) against, and hold each Indemnitee harmless from, any and all [~~reasonably and documented losses, claims, penalties, damages, liabilities~~]Liabilities and related expenses[~~; provided that, the Borrower shall only be required to pay the actual reasonable and documented out-of-pocket~~], including the fees, charges and disbursements of one primary external counsel for all [~~Indemnitees~~]Indemnities (and, if reasonably necessary, [~~a single local counsel for all Indemnitees in each relevant jurisdiction (which may be~~ ]a single local counsel acting in multiple jurisdictions) or, solely in the case of an actual or perceived conflict of interest between any of the Indemnitees where the Indemnitees affected by such conflict inform the Borrower of such conflict, one additional primary external counsel and one additional local counsel in each relevant jurisdiction to each group of similarly situated affected Indemnitees[~~)~~], incurred by or asserted against any Indemnitee arising out of, in connection with, or as a result of (i) the execution or delivery of this Agreement, any other Loan Document, or any agreement or instrument contemplated hereby or thereby, the performance by the parties hereto of their respective obligations hereunder or thereunder or the consummation of the Transactions or any other transactions contemplated hereby, (ii) any Loan or Letter of Credit or the use of the proceeds therefrom (including any refusal by [~~any~~]an Issuing Bank to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit), (iii) any actual or alleged presence or release of Hazardous Materials on or from any property owned or operated by the Borrower or any of its Subsidiaries, or any Environmental Liability related in any way to the Borrower or any of its Subsidiaries, or (iv) any actual or prospective [~~claim, litigation, investigation or proceeding~~]Proceeding relating to any of the foregoing, whether or not such [~~claim, litigation, investigation or proceeding~~]Proceeding is brought by the Borrower or any other Loan Party or its or their respective equity holders, Affiliates, creditors or any other third Person and whether based on contract, tort or any other theory and regardless of whether any Indemnitee is a party thereto; provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such [~~losses, claims, penalties, damages, liabilities~~]Liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from (x) the bad faith, gross negligence or willful misconduct of such Indemnitee[ ~~or the bad faith,~~] ~~gross negligence or willful misconduct~~[ ~~of such Indemnitee’s Controlled Affiliates or any of its or their directors, officers, employees or principals (each a “Related Party”)~~], (y) without limiting clause (z) below, a material breach by such Indemnitee or its Related Parties of its express obligations under this Agreement pursuant to a claim initiated by the Borrower or any other Loan Party, or (z) any dispute among Indemnitees or their Related Parties other than claims against the Administrative Agent[~~,~~] any Lead Arranger or any of the Lenders in its capacity as an agent, arranger, bookrunner[~~,~~] or similar capacity. This Section 9.03([~~b~~]c) shall not apply with respect to Taxes other than any Taxes that represent losses, claims or damages arising from any non-Tax claim. Fees, charges
~~(c)~~    [~~To the extent that the Borrower fails to pay any amount required to be paid by it to any Agent, any Issuing Bank or the Swingline Lender under paragraph (a) or (b) of this Section, each~~] ~~Lender severally agrees to pay~~ [~~to such Agent and, in the case of any Revolving Lender such Issuing Bank or the Swingline Lender, as the case may be, such Lender’s Applicable Percentage (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount (it being understood that the Borrower’s failure to pay any such amount shall not relieve the Borrower of any default in the payment thereof); provided that the unreimbursed expense or indemnified loss, claim, damage, liability~~] ~~or related expense, as the case may be, was incurred by or asserted against such Agent~~[~~, such Issuing Bank or the Swingline Lender in its capacity as such.~~]
211.[~~To the extent permitted by applicable law, the Borrower shall not assert, and hereby waives, any claim against any Indemnitee (i) for any damages~~] ~~arising from the use by others of information or other materials obtained through telecommunications, electronic or other information transmission systems (including the Internet),~~ [~~or (ii)~~] ~~on any theory of liability, for special, indirect, consequential or punitive damages (as opposed to direct or actual damages) arising out of, in connection with, or as a result of, this Agreement, any other Loan Document or any agreement or instrument contemplated hereby or thereby, the Transactions, any Loan or Letter of Credit or the use of the proceeds thereof~~[~~.~~]Lender Reimbursement. Each Lender severally agrees to pay any amount required to be paid by the Borrower under paragraphs (a), (b) or (c) of this Section 9.03 to the applicable Agent, each Issuing Bank and each Swingline Lender, and each Related Party of any of the foregoing Persons (each, an “Agent Related Person”) (to the extent not reimbursed by the Borrower and without limiting the obligation of the Borrower to do so), ratably according to their respective Applicable Percentage in effect on the date on which such payment is sought under this Section (or, if such payment is sought after the date upon which the Commitments shall have terminated and the Loans shall have been paid in full, ratably in accordance with such Applicable Percentage immediately prior to such date), from and against any and all Liabilities and related expenses, including the fees, charges and disbursements of any kind whatsoever that may at any time (whether before or after the payment of the Loans) be imposed on, incurred by or asserted against such Agent Related Person in any way relating to or arising out of the Commitments, this Agreement, any of the other Loan Documents or any documents contemplated by or referred to herein or therein or the transactions contemplated hereby or thereby or any action taken or omitted by such Agent Related Person under or in connection with any of the foregoing; provided that the unreimbursed expense or Liability or related expense, as the case may be, was incurred by or asserted against such Agent Related Person in its capacity as such; provided, further, that no Lender shall be liable for the payment of any portion of such Liabilities, costs, expenses or disbursements that are found by a final and non-appealable decision of a court of competent jurisdiction to have resulted primarily from such Agent Related Party’s gross negligence or willful misconduct. The agreements in this Section shall survive the termination of this Agreement and the payment of the Loans and all other amounts payable hereunder.
212.Payments. All amounts due under this Section 9.03 shall be payable not later than fifteen (15) [~~Business Days~~]days after written demand therefor.
bz.Successors and Assigns
. The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), except that (i) the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of each Lender (and any attempted assignment or transfer by the Borrower without such consent shall be null and void) and (ii) no Lender may assign or otherwise transfer its rights or obligations hereunder except in accordance with this Section. Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby (including any Affiliate of any Issuing Bank that issues any Letter of Credit), Participants (to the extent provided in paragraph (c) of this Section) and, to the extent expressly contemplated hereby, the Related Parties of each of the Administrative Agent, the Issuing Banks and the Lenders) any legal or equitable right, remedy or claim under or by reason of this Agreement.
213.    Subject to the conditions set forth in paragraph (b)(ii) below, any Lender may assign to one or more Persons (other than an Ineligible Institution) all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans at the time owing to it) with the prior written consent of (such consent not to be unreasonably withheld, delayed or conditioned):
e.the Borrower (provided that the Borrower shall be deemed to have consented to any such assignment unless it shall object thereto by written notice to the Administrative Agent within ten (10) Business Days after having received notice thereof); provided, further, that no consent of the Borrower shall be required for an assignment to a Lender, an Affiliate of a Lender, an Approved Fund or, if an Event of Default described in paragraph (a), (b), (h), (i), or (j) of Article VII has occurred and is continuing, any other assignee;
f.the Administrative Agent;
g.the Issuing Banks; provided that no consent of the Issuing Banks shall be required for an assignment of all or any portion of a Term Loan; and

h.the Swingline Lender; provided that no consent of the Swingline Lender shall be required for an assignment of all or any portion of a Term Loan.
lxxvi.Assignments shall be subject to the following additional conditions:
i.except in the case of an assignment to a Lender or an Affiliate of a Lender or an Approved Fund or an assignment of the entire remaining amount of the assigning Lender’s Commitment or Loans of any Class, the amount of the Commitment or Loans of the assigning Lender subject to each such assignment (determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent) shall not be less than $10,000,000 unless each of the Borrower and the Administrative Agent otherwise consent, provided that no such consent of the Borrower shall be required if any Event of Default pursuant to Section 7 subclauses (a), (b), (h), (i) or (j) has occurred and is continuing;
j.each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement, provided that this clause shall not be construed to prohibit the assignment of a proportionate part of all the assigning Lender’s rights and obligations in respect of one Class of Commitments or Loans;
k.the parties to each assignment shall execute and deliver to the Administrative Agent (x) an Assignment and Assumption or (y) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to a Platform as to which the Administrative Agent and the parties to the Assignment and Assumption are participants, together with a processing and recordation fee of $3,500, such fee to be paid by either the assigning Lender or the assignee Lender or shared between such Lenders; and
l.the assignee, if it shall not be a Lender, shall deliver to the Administrative Agent an Administrative Questionnaire in which the assignee designates one or more credit contacts to whom all syndicate-level information (which may contain material non-public information about the Borrower and its Affiliates and their Related Parties or their respective securities) will be made available and who may receive such information in accordance with the assignee’s compliance procedures and applicable laws, including Federal and state securities laws.
For the purposes of this Section 9.04(b), the terms “Approved Fund” and “Ineligible Institution” have the following meanings:
“Approved Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or investing in bank loans and similar extensions of credit in the ordinary course of its business and that is administered or managed by (a) a Lender, (b) an

Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers or manages a Lender.
“Ineligible Institution” means (a) a natural person, (b) a Defaulting Lender or its Lender Parent, (c) the Borrower, any of its Subsidiaries or any of its Affiliates, or (d) a company, investment vehicle or trust for, or owned and operated for the primary benefit of, a natural person or relative(s) thereof.
lxxvii.Subject to acceptance and recording thereof pursuant to paragraph (b)(iv) of this Section, from and after the effective date specified in each Assignment and Assumption the assignee thereunder shall be a party hereto and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 2.15, 2.16, 2.17 and 9.03). Any assignment or transfer by a Lender of rights or obligations under this Agreement that does not comply with this Section 9.04 shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with paragraph (c) of this Section.
lxxviii.The Administrative Agent, acting for this purpose as a non-fiduciary agent of the Borrower, shall maintain at one of its offices a copy of each Assignment and Assumption delivered to it and a register for the recordation of the names and addresses of the Lenders, and the Commitments of, and principal amount (and stated interest) of the Loans and LC Disbursements owing to, each Lender pursuant to the terms hereof from time to time (the “Register”). The entries in the Register shall be conclusive absent manifest error, and the Borrower, the Administrative Agent, the Issuing Banks and the Lenders shall treat each Person whose name is recorded in the Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. The Register shall be available for inspection by the Borrower, any Issuing Bank and any Lender, at any reasonable time and from time to time upon reasonable prior notice.
lxxix.Upon its receipt of (x) a duly completed Assignment and Assumption executed by an assigning Lender and an assignee or (y) to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to a Platform as to which the Administrative Agent and the parties to the Assignment and Assumption are participants, the assignee’s completed Administrative Questionnaire (unless the assignee shall already be a Lender hereunder), the processing and recordation fee referred to in paragraph (b) of this Section and any written consent to such assignment required by paragraph (b) of this Section, the Administrative Agent shall accept such Assignment and Assumption and record the information contained therein in the Register; provided that if either the assigning Lender or the assignee shall have failed to make any payment required to be made by it pursuant to Section 2.05(c), 2.06(d) or (e), 2.07(b), 2.18(e) or 9.03[~~(c)~~], the Administrative Agent shall have no obligation to accept such Assignment and Assumption and record the information therein in the Register unless and until such payment shall have been made in full, together with all accrued interest thereon. No assignment shall be effective for purposes of this Agreement unless it has been recorded in the Register as provided in this paragraph.
214.Any Lender may, without the consent of the Borrower, the Administrative Agent, the Issuing Banks or the Swingline Lender, sell participations to one or more banks or other entities other than an Ineligible Institution (a “Participant”), in all or a portion of such Lender’s rights and obligations under this Agreement (including all or a portion of its Commitments and the Loans owing to it); provided that (A) such Lender’s obligations under this Agreement shall remain unchanged; (B) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations; and (C) the Borrower, the Administrative Agent, the Issuing Banks and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and to approve any amendment, modification or waiver of any provision of this Agreement. The Borrower agrees that each Participant shall be entitled to the benefits of Sections 2.15, 2.16 and 2.17 (subject to the requirements and limitations therein, including the requirements under Section 2.17(f) (it being understood that the documentation required under Section 2.17(f) shall be delivered to the participating Lender)) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to paragraph (b) of this Section; provided that such Participant (A) agrees to be subject to the provisions of Sections 2.18 and 2.19 as if it were an assignee under paragraph (b) of this Section; and (B) shall not be entitled to receive any greater payment under Sections 2.15 or 2.17, with respect to any participation, than its participating Lender would have been entitled to receive, except to the extent such entitlement to receive a greater payment results from a Change in Law that occurs after the Participant acquired the applicable participation. To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 9.08 as though it were a Lender, provided such Participant agrees to be subject to Section 2.18(d) as though it were a Lender. Each Lender that sells a participation shall, acting solely for this purpose as a non-fiduciary agent of the Borrower, maintain a register on which it enters the name and address of each Participant and the principal amounts (and stated interest) of each Participant’s interest in the Loans or other obligations under the Loan Documents (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any Commitments, Loans, Letters of Credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such Commitment, Loan, Letter of Credit or other obligation is in registered form under Section 5f.103-1(c) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of such participation for all purposes of this Agreement notwithstanding any notice to the contrary. For the avoidance of doubt, the Administrative Agent (in its capacity as Administrative Agent) shall have no responsibility for maintaining a Participant Register.
215.Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank, and this Section shall not apply to any such pledge or assignment of a security interest; provided that no such pledge or assignment of a security interest shall release a Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.
ca.Survival
. All covenants, agreements, representations and warranties made by the Loan Parties in the Loan Documents and in the certificates or other instruments delivered in connection with or pursuant to this Agreement or any other Loan Document shall be considered to have been relied upon by the other parties hereto and shall survive the execution and delivery of the Loan Documents and the making of any Loans and issuance of any Letters of Credit, regardless of any investigation made by any such other party or on its behalf and notwithstanding that the Administrative Agent, any Issuing Bank or any Lender may have had notice or knowledge of any Default or incorrect representation or warranty at the time any credit is extended hereunder, and shall continue in full force and effect as long as the principal of or any accrued interest on any Loan or any fee or any other amount payable under this Agreement or any other Loan Document is outstanding and unpaid or any Letter of Credit is outstanding and so long as the Commitments have not expired or terminated. The provisions of Sections 2.15, 2.16, 2.17 and 9.03 and Article VIII shall survive and remain in full force and effect regardless of the consummation of the transactions contemplated hereby, the repayment of the Loans, the expiration or termination of the Letters of Credit and the Commitments or the termination of this Agreement or any other Loan Document or any provision hereof or thereof.
cb.Counterparts; Integration; Effectiveness; Electronic Execution
. This Agreement may be executed in counterparts (and by different parties hereto on different counterparts), each of which shall constitute an original, but all of which when taken together shall constitute a single contract. This Agreement, the other Loan Documents and any separate letter agreements with respect to (i) fees payable to the Administrative Agent and the Lead Arrangers and (ii) any modifications to the Letter of Credit Commitment of any Issuing Bank constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof which, when taken together, bear the signatures of each of the other parties hereto, and thereafter shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns. Delivery of an executed counterpart of a signature page of this Agreement by telecopy, e-mailed .pdf or any other electronic means that reproduces an image of the actual executed signature page shall be effective as delivery of a manually executed counterpart of this Agreement. The words “execution,” “signed,” “signature,” “delivery,” and words of like import in or relating to any document to be signed in connection with this Agreement and the transactions contemplated hereby shall be deemed to include Electronic Signatures, deliveries or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature, physical delivery thereof or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act, provided that nothing herein shall require the Administrative Agent to accept electronic signatures in any form or format without its prior written consent.
cc.Severability
. Any provision of any Loan Document held to be invalid, illegal or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality or unenforceability without affecting the validity, legality and enforceability of the remaining provisions thereof; and the invalidity of a particular provision in a particular jurisdiction shall not invalidate such provision in any other jurisdiction.
cd.Right of Setoff
. If an Event of Default shall have occurred and be continuing, each Secured Party is hereby authorized at any time and from time to time, to the fullest extent permitted by law, to set off and apply any and all deposits (general or special, time or demand, provisional or final and in whatever currency denominated) at any time held and other obligations at any time owing by such Secured Party to or for the credit or the account of the Borrower or any Subsidiary Guarantor against any of and all of the Secured Obligations held by such Secured Party, irrespective of whether or not such Secured Party shall have made any demand under the Loan Documents and although such obligations may be unmatured; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so setoff shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.23 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent, the Issuing Banks, and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. The rights of each Secured Party under this Section are in addition to other rights and remedies (including other rights of setoff) which such Secured Party may have.
ce.Governing Law; Jurisdiction; Consent to Service of Process
. This Agreement shall be construed in accordance with and governed by the law of the State of New York.
216.Each of the parties to this Agreement hereby irrevocably and unconditionally submits, for itself and its property, to the exclusive jurisdiction of the Supreme Court of the State of New York sitting in the Borough of Manhattan, and of the United States District Court for the Southern District of New York sitting in the Borough of Manhattan, and any appellate court from any thereof, in any action or proceeding arising out of or relating to any Loan Document, or for recognition or enforcement of any judgment, and each of the parties hereto hereby irrevocably and unconditionally agrees that all claims in respect of any such action or proceeding may be heard and determined in such New York State or, to the extent permitted by law, in such Federal court. Each of the parties hereto agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment or in any other manner provided by law. Nothing in this Agreement or any other Loan Document shall affect any right that the Administrative Agent, any Issuing Bank or any Lender may otherwise have to bring any action or proceeding relating to this Agreement or any other Loan Document against any Loan Party or its properties in the courts of any jurisdiction.
217.Each of the parties hereto hereby irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection which it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any other Loan Document in any court referred to in paragraph (b) of this Section. Each of the parties hereto hereby irrevocably waives, to the fullest extent permitted by law, the defense of an inconvenient forum to the maintenance of such action or proceeding in any such court.
218.Each party to this Agreement irrevocably consents to service of process in the manner provided for notices in Section 9.01. Nothing in this Agreement or any other Loan Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.
cf.WAIVER OF JURY TRIAL
. EACH PARTY HERETO HEREBY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, ANY OTHER LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH PARTY HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION.
cg.Headings
. Article and Section headings and the Table of Contents used herein are for convenience of reference only, are not part of this Agreement and shall not affect the construction of, or be taken into consideration in interpreting, this Agreement.
ch.Confidentiality
. Each of the Administrative Agent, the Issuing Banks and the Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates’ directors, officers, employees and agents, including accountants, legal counsel and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and who are subject to customary confidentiality obligations of professional practice or who agree to be bound by the terms of this paragraph (or language substantially similar to this paragraph) (with such Credit Party being, to the extent within its control, responsible for such Person’s compliance with this paragraph)), (b) to the extent requested by any

Governmental Authority (including any self-regulatory authority, such as the National Association of Insurance Commissioners), (c) to the extent required by applicable laws or regulations or by any subpoena or similar legal process, (d) to any other party to this Agreement, (e) in connection with the exercise of any remedies under this Agreement or any other Loan Document or any suit, action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder, (f) subject to an agreement containing provisions substantially the same as those of this Section, to (1) any assignee of or Participant in, or any prospective assignee of or Participant in, any of its rights or obligations under this Agreement or (2) any actual or prospective counterparty (or its advisors) to any swap or derivative transaction relating to the Borrower and its obligations, (g) on a confidential basis to (1) any rating agency in connection with rating the Borrower or its Subsidiaries or the credit facility provided for herein or (2) the CUSIP Service Bureau or any similar agency in connection with the issuance and monitoring of CUSIP numbers with respect to the credit facility provided for herein, (h) with the prior written consent of the Borrower or (i) to the extent such Information (1) becomes publicly available other than as a result of a breach of this Section or (2) becomes available to the Administrative Agent, any Issuing Bank or any Lender on a nonconfidential basis from a source other than the Borrower and the Subsidiaries. For the purposes of this Section, “Information” means all information received from the Borrower relating to the Borrower, the Subsidiaries or its or their business, other than any such information that is available to the Administrative Agent, any Issuing Bank or any Lender on a nonconfidential basis prior to disclosure by the Borrower or any Subsidiary and other than information pertaining to this Agreement routinely provided by arrangers to data service providers, including league table providers, that serve the lending industry. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.
EACH LENDER ACKNOWLEDGES THAT INFORMATION AS DEFINED IN THE IMMEDIATELY PRECEDING PARAGRAPH FURNISHED TO IT PURSUANT TO THIS AGREEMENT MAY INCLUDE MATERIAL NON-PUBLIC INFORMATION CONCERNING THE BORROWER AND ITS RELATED PARTIES OR THEIR RESPECTIVE SECURITIES, AND CONFIRMS THAT IT HAS DEVELOPED COMPLIANCE PROCEDURES REGARDING THE USE OF MATERIAL NON-PUBLIC INFORMATION AND THAT IT WILL HANDLE SUCH MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH THOSE PROCEDURES AND APPLICABLE LAW, INCLUDING FEDERAL AND STATE SECURITIES LAWS.
ALL INFORMATION, INCLUDING REQUESTS FOR WAIVERS AND AMENDMENTS, FURNISHED BY THE BORROWER OR THE ADMINISTRATIVE AGENT PURSUANT TO, OR IN THE COURSE OF ADMINISTERING, THIS AGREEMENT WILL BE SYNDICATE-LEVEL INFORMATION, WHICH MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION ABOUT THE BORROWER, THE OTHER LOAN PARTIES AND THEIR RELATED PARTIES OR THEIR RESPECTIVE SECURITIES. ACCORDINGLY, EACH LENDER REPRESENTS TO THE BORROWER AND THE ADMINISTRATIVE AGENT THAT IT HAS

IDENTIFIED IN ITS ADMINISTRATIVE QUESTIONNAIRE A CREDIT CONTACT WHO MAY RECEIVE INFORMATION THAT MAY CONTAIN MATERIAL NON-PUBLIC INFORMATION IN ACCORDANCE WITH ITS COMPLIANCE PROCEDURES AND APPLICABLE LAW.
ci.USA PATRIOT Act
. Each Lender that is subject to the requirements of the Patriot Act hereby notifies each Loan Party that pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies such Loan Party, which information includes the name and address of such Loan Party and other information that will allow such Lender to identify such Loan Party in accordance with the Patriot Act.
cj.Appointment for Perfection
. Each Lender hereby appoints each other Lender as its agent for the purpose of perfecting Liens, for the benefit of the Collateral Agent and the Secured Parties, in assets which, in accordance with Article 9 of the UCC or any other applicable law can be perfected only by possession or control. Should any Lender (other than the Collateral Agent) obtain possession or control of any such Collateral, such Lender shall notify the Collateral Agent thereof, and, promptly upon the Collateral Agent’s request therefor shall deliver such Collateral to the Collateral Agent or otherwise deal with such Collateral in accordance with the Collateral Agent’s instructions.
ck.Releases of Subsidiary Guarantors
.
219.A Subsidiary Guarantor shall automatically be released from its obligations under the Subsidiary Guaranty upon the consummation of any transaction permitted by this Agreement as a result of which such Subsidiary Guarantor ceases to be a Restricted Subsidiary; provided that, if so required by this Agreement, the Required Lenders shall have consented to such transaction and the terms of such consent shall not have provided otherwise. In connection with any termination or release pursuant to this Section, the applicable Agent shall (and is hereby irrevocably authorized by each Lender to) execute and deliver to any Loan Party, at such Loan Party’s expense, all documents that such Loan Party shall reasonably request to evidence such termination or release. Any execution and delivery of documents pursuant to this Section shall be without recourse to or warranty by any Agent.
220.Further, the Administrative Agent shall (and is hereby irrevocably authorized by each Lender to), upon the request of the Borrower, release any Subsidiary Guarantor from its obligations under the Subsidiary Guaranty if such Subsidiary Guarantor is no longer a Material Restricted Domestic Subsidiary; provided that, notwithstanding the foregoing or anything else contained in the Loan Documents, if any Subsidiary Guarantor ceases to be a Material Restricted Domestic Subsidiary, such Subsidiary Guarantor shall automatically cease to be a Subsidiary Guarantor.

221.At such time as the principal and interest on the Loans, all LC Disbursements, the fees, expenses and other amounts payable under the Loan Documents and the other Secured Obligations (other than Banking Services Obligations, Swap Obligations, and Unliquidated Obligations) shall have been paid in full in cash, the Commitments shall have been terminated and no Letters of Credit shall be outstanding, the Subsidiary Guaranty and all obligations (other than those expressly stated to survive such termination) of each Subsidiary Guarantor thereunder shall automatically terminate, all without delivery of any instrument or performance of any act by any Person.
cl.Interest Rate Limitation
. Notwithstanding anything herein to the contrary, if at any time the interest rate applicable to any Loan, together with all fees, charges and other amounts which are treated as interest on such Loan under applicable law (collectively the “Charges”), shall exceed the maximum lawful rate (the “Maximum Rate”) which may be contracted for, charged, taken, received or reserved by the Lender holding such Loan in accordance with applicable law, the rate of interest payable in respect of such Loan hereunder, together with all Charges payable in respect thereof, shall be limited to the Maximum Rate and, to the extent lawful, the interest and Charges that would have been payable in respect of such Loan but were not payable as a result of the operation of this Section shall be cumulated and the interest and Charges payable to such Lender in respect of other Loans or periods shall be increased (but not above the Maximum Rate therefor) until such cumulated amount, together with interest thereon at the NYFRB Rate to the date of repayment, shall have been received by such Lender.
cm.No Advisory or Fiduciary Responsibility
. The Borrower acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that no Credit Party will have any obligations except those obligations expressly set forth herein and in the other Loan Documents and each Credit Party is acting solely in the capacity of an arm’s length contractual counterparty to the Borrower with respect to the Loan Documents and the transaction contemplated therein and not as a financial advisor or a fiduciary to, or an agent of, the Borrower or any other person. The Borrower agrees that it will not assert any claim against any Credit Party based on an alleged breach of fiduciary duty by such Credit Party in connection with this Agreement and the transactions contemplated hereby. Additionally, the Borrower acknowledges and agrees that no Credit Party is advising the Borrower as to any legal, tax, investment, accounting, regulatory or any other matters in any jurisdiction. The Borrower shall consult with its own advisors concerning such matters and shall be responsible for making its own independent investigation and appraisal of the transactions contemplated hereby, and the Credit Parties shall have no responsibility or liability to the Borrower with respect thereto.
The Borrower further acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that each Credit Party, together with its Affiliates, is a full service securities or banking firm engaged in securities trading and brokerage activities as well as providing investment banking and other financial services. In the ordinary course of business, any Credit Party may provide investment banking and other financial services to, and/or acquire, hold or sell, for its own accounts and the accounts of customers, equity, debt and other securities and financial instruments (including bank loans and other obligations) of, the Borrower and other companies with which the Borrower may have commercial or other relationships. With respect to any securities and/or financial instruments so held by any Credit Party or any of its customers, all rights in respect of such securities and financial instruments, including any voting rights, will be exercised by the holder of the rights, in its sole discretion.
In addition, the Borrower acknowledges and agrees, and acknowledges its Subsidiaries’ understanding, that each Credit Party and its affiliates may be providing debt financing, equity capital or other services (including financial advisory services) to other companies in respect of which the Borrower may have conflicting interests regarding the transactions described herein and otherwise. No Credit Party will use confidential information obtained from the Borrower by virtue of the transactions contemplated by the Loan Documents or its other relationships with the Borrower in connection with the performance by such Credit Party of services for other companies, and no Credit Party will furnish any such information to other companies. The Borrower also acknowledges that no Credit Party has any obligation to use in connection with the transactions contemplated by the Loan Documents, or to furnish to the Borrower, confidential information obtained from other companies.
cn.Acknowledgment and Consent to Bail-In of Affected Financial Institutions
. Notwithstanding anything to the contrary in any Loan Document or in any other agreement, arrangement or understanding among any such parties, each party hereto acknowledges that any liability of any Affected Financial Institution arising under any Loan Document may be subject to the Write-Down and Conversion Powers of an applicable Resolution Authority and agrees and consents to, and acknowledges and agrees to be bound by:
222.the application of any Write-Down and Conversion Powers by an applicable Resolution Authority to any such liabilities arising hereunder which may be payable to it by any party hereto that is an Affected Financial Institution; and
(b)    the effects of any Bail-In Action on any such liability, including, if applicable:
lxxx.a reduction in full or in part or cancellation of any such liability;
lxxxi.a conversion of all, or a portion of, such liability into shares or other instruments of ownership in such Affected Financial Institution, its parent entity, or a bridge institution that may be issued to it or otherwise conferred on it, and that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or
lxxxii.the variation of the terms of such liability in connection with the exercise of the Write-Down and Conversion Powers of any applicable Resolution Authority.
co.Certain ERISA Matters

. (a) Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and each Lead Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:
(i) such Lender is not using “plan assets” (within the meaning of the Plan Asset Regulations) of one or more Benefit Plans in connection with the Loans, the Letters of Credit or the Commitments,

(ii) the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, and the conditions for exemptive relief thereunder are and will continue to be satisfied in connection therewith,

(iii) (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

(iv) such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

(b) In addition, unless sub-clause (i) in the immediately preceding clause (a) is true with respect to a Lender or such Lender has not provided another representation, warranty and covenant as provided in sub-clause (iv) in the immediately preceding clause (a), such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent, and each Lead Arranger and their respective Affiliates, and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that:

(i) none of the Administrative Agent, or any Lead Arranger or any of their respective Affiliates is a fiduciary with respect to the assets of such Lender (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related to hereto or thereto),

(ii) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is independent (within the meaning of 29 CFR § 2510.3-21, as amended from time to time) and is a bank, an insurance carrier, an investment adviser, a broker-dealer or other person that holds, or has under management or control, total assets of at least $50 million, in each case as described in 29 CFR § 2510.3-21(c)(1)(i)(A)-(E),

(iii) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is capable of evaluating investment risks independently, both in general and with regard to particular transactions and investment strategies (including in respect of the obligations),

(iv) the Person making the investment decision on behalf of such Lender with respect to the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement is a fiduciary under ERISA or the Code, or both, with respect to the Loans, the Letters of Credit, the Commitments and this Agreement and is responsible for exercising independent judgment in evaluating the transactions hereunder, and

(v) no fee or other compensation is being paid directly to the Administrative Agent, or any Lead Arranger or any their respective Affiliates for investment advice (as opposed to other services) in connection with the Loans, the Letters of Credit, the Commitments or this Agreement.

(c) The Administrative Agent, and each Lead Arranger hereby informs the Lenders that each such Person is not undertaking to provide impartial investment advice, or to give advice in a fiduciary capacity, in connection with the transactions contemplated hereby, and that such Person has a financial interest in the transactions contemplated hereby in that such Person or an Affiliate thereof (i) may receive interest or other payments with respect to the Loans, the Letters of Credit, the Commitments and this Agreement, (ii) may recognize a gain if it extended the Loans, the Letters of Credit or the Commitments for an amount less than the amount being paid for an interest in the Loans, the Letters of Credit or the Commitments by such Lender or (iii) may receive fees or other payments in connection with the transactions contemplated hereby, the Loan Documents or otherwise, including structuring fees, commitment fees, arrangement fees, facility fees, upfront fees, underwriting fees, ticking fees, agency fees, administrative agent or collateral agent fees, utilization fees, minimum usage fees, letter of credit fees, fronting fees, deal-away or alternate transaction fees, amendment fees, processing fees, term out premiums, banker’s acceptance fees, breakage or other early termination fees or fees similar to the foregoing.

cp.Acknowledgement Regarding Any Supported QFCs

To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Obligations or any other agreement or instrument that is a QFC (such support “QFC Credit Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):
In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

For purposes hereof, the following terms have the following meanings:
“BHC Act Affiliate” of a party means an “affiliate” (as such term is defined under, and interpreted in accordance with, 12 U.S.C. 1841(k)) of such party.
“Covered Entity” means:
(i)a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b);
(ii)a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or
(iii)a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b).

“Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable.
“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).
ARTICLE X.

Borrower Guarantee
In order to induce the Lenders to extend credit to the Borrower hereunder and for other good and valuable consideration (the receipt and sufficiency of which are hereby acknowledged), the Borrower hereby absolutely and irrevocably and unconditionally guarantees, as a primary obligor and not merely as a surety, the payment when and as due of the Specified Ancillary Obligations of the Restricted Subsidiaries. The Borrower further agrees that the due and punctual payment of such Specified Ancillary Obligations may be extended or renewed, in whole or in part, without notice to or further assent from it, and that it will remain bound upon its guarantee hereunder notwithstanding any such extension or renewal of any such Specified Ancillary Obligation.
The Borrower waives presentment to, demand of payment from and protest to any Restricted Subsidiary of any of the Specified Ancillary Obligations, and also waives notice of acceptance of its obligations and notice of protest for nonpayment. The obligations of the Borrower hereunder shall not be affected by (a) the failure of any applicable Lender (or any of its Affiliates) to assert any claim or demand or to enforce any right or remedy against any Restricted Subsidiary under the provisions of any Banking Services Agreement, any Swap Agreement or otherwise; (b) any extension or renewal of any of the Specified Ancillary Obligations; (c) any rescission, waiver, amendment or modification of, or release from, any of the terms or provisions of this Agreement, any other Loan Document, any Banking Services Agreement, any Swap Agreement or other agreement; (d) any default, failure or delay, willful or otherwise, in the performance of any of the Specified Ancillary Obligations; (e) the failure of any applicable Lender (or any of its Affiliates) to take any steps to perfect and maintain any security interest in, or to preserve any rights to, any security or collateral for the Specified Ancillary Obligations, if any; (f) any change in the corporate, partnership or other existence, structure or ownership of any Restricted Subsidiary or any other guarantor of any of the Specified Ancillary Obligations; (g) the enforceability or validity of the Specified Ancillary Obligations or any part thereof or the genuineness, enforceability or validity of any agreement relating thereto or with respect to any collateral securing the Specified Ancillary Obligations or any part thereof, or any other invalidity or unenforceability relating to or against any Restricted Subsidiary or any other guarantor of any of the Specified Ancillary Obligations, for any reason related to this Agreement, any other Loan Document, any Banking Services Agreement, any Swap Agreement, or any provision of applicable law, decree, order or regulation of any jurisdiction purporting to prohibit the payment by such Restricted Subsidiary or any other guarantor of the Specified Ancillary Obligations, of any of the Specified Ancillary Obligations or otherwise affecting any term of any of the Specified Ancillary Obligations; or (h) any other act, omission or delay to do any other act which may or might in any manner or to any extent vary the risk of the Borrower or otherwise operate as a discharge of a guarantor as a matter of law or equity or which would impair or eliminate any right of the Borrower to subrogation.
The Borrower further agrees that its agreement hereunder constitutes a guarantee of payment when due (whether or not any bankruptcy or similar proceeding shall have stayed the accrual or collection of any of the Specified Ancillary Obligations or operated as a discharge thereof) and not merely of collection, and waives any right to require that any resort be had by any applicable Lender (or any of its Affiliates) to any balance of any deposit account or credit on the books of the Administrative Agent, any Issuing Bank or any Lender in favor of any Restricted Subsidiary or any other Person.
The obligations of the Borrower hereunder shall not be subject to any reduction, limitation, impairment or termination for any reason, and shall not be subject to any defense or set-off, counterclaim, recoupment or termination whatsoever, by reason of the invalidity, illegality or unenforceability of any of the Specified Ancillary Obligations, any impossibility in the performance of any of the Specified Ancillary Obligations or otherwise.
The Borrower further agrees that its obligations hereunder shall constitute a continuing and irrevocable guarantee of all Specified Ancillary Obligations now or hereafter existing and shall continue to be effective or be reinstated, as the case may be, if at any time payment, or any part thereof, of any Specified Ancillary Obligation (including a payment effected through exercise of a right of setoff) is rescinded, or is or must otherwise be restored or returned by any applicable Lender (or any of its Affiliates) upon the insolvency, bankruptcy or reorganization of any Restricted Subsidiary or otherwise (including pursuant to any settlement entered into by a holder of Specified Ancillary Obligations in its discretion).
In furtherance of the foregoing and not in limitation of any other right which any applicable Lender (or any of its Affiliates) may have at law or in equity against the Borrower by virtue hereof, upon the failure of any Restricted Subsidiary to pay any Specified Ancillary Obligation when and as the same shall become due, whether at maturity, by acceleration, after notice of prepayment or otherwise, the Borrower hereby promises to and will, upon receipt of written demand by any applicable Lender (or any of its Affiliates), forthwith pay, or cause to be paid, to such applicable Lender (or any of its Affiliates) in cash an amount equal to the unpaid principal amount of such Specified Ancillary Obligations then due, together with accrued and unpaid interest thereon. The Borrower further agrees that if payment in respect of any Specified Ancillary Obligation shall be due in a currency other than Dollars and/or at a place of payment other than New York or Chicago and if, by reason of any Change in Law, disruption of currency or foreign exchange markets, war or civil disturbance or other event, payment of such Specified Ancillary Obligation in such currency or at such place of payment shall be impossible or, in the reasonable judgment of any applicable Lender (or any of its Affiliates), disadvantageous to such applicable Lender (or any of its Affiliates) in any material respect, then, at the election of such applicable Lender, the Borrower shall make payment of such Specified Ancillary Obligation in Dollars and/or in New York or Chicago and, as a separate and independent obligation, shall indemnify such applicable Lender (and any of its Affiliates) against any losses or reasonable out-of-pocket expenses that it shall sustain as a result of such alternative payment.
Upon payment by the Borrower of any sums as provided above, all rights of the Borrower against any Restricted Subsidiary arising as a result thereof by way of right of subrogation or otherwise shall in all respects be subordinated and junior in right of payment to the prior indefeasible payment in full in cash of all the Specified Ancillary Obligations owed by such Restricted Subsidiary to the applicable Lender (or its applicable Affiliates).
Nothing shall discharge or satisfy the liability of the Borrower hereunder except the full performance and payment in cash of the Secured Obligations (other than Unliquidated Obligations).
The Borrower hereby absolutely, unconditionally and irrevocably undertakes to provide such funds or other support as may be needed from time to time by each Subsidiary Guarantor to honor all of its obligations under the Subsidiary Guaranty in respect of Specified Swap Obligations (provided, however, that the Borrower shall only be liable under this paragraph for the maximum amount of such liability that can be hereby incurred without rendering its obligations under this paragraph or otherwise under this Article X voidable under applicable law relating to fraudulent conveyance or fraudulent transfer, and not for any greater amount). The Borrower intends that this paragraph constitute, and this paragraph shall be deemed to constitute, a “keepwell, support, or other agreement” for the benefit of each Subsidiary Guarantor for all purposes of Section 1a(18)(A)(v)(II) of the Commodity Exchange Act.
[Signature Pages Follow]

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed and delivered by their respective authorized officers as of the day and year first above written.
[~~MYRIAD GENETICS, INC.,~~
~~as the Borrower~~

~~By~~
    ~~Name:~~
    ~~Title:~~]

[~~JPMORGAN CHASE BANK, N.A., individually as a Lender, as the Swingline Lender, as an Issuing Bank and as Administrative Agent~~

~~By~~
    ~~Name:~~
    ~~Title:~~]

[~~JPMORGAN CHASE BANK, N.A., as Collateral Agent~~

~~By~~
    ~~Name:~~
    ~~Title:~~]
[~~WELLS FARGO BANK, NATIONAL ASSOCIATION, as Syndication Agent and individually as a Lender~~

~~By~~
    ~~Name:~~
    ~~Title:~~]
[SIGNATURES ON FILE WITH ADMINISTRATIVE AGENT]

[
~~By~~
    ~~Name:~~
    ~~Title:~~]